UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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EASTMAN CHEMICAL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 19, 2021

Dear Fellow Stockholder:

Due to the ongoing public health impact of COVID-19 and to support the health and well-being of our stockholders, employees, and their families, our 2021 Annual Meeting of Stockholders will be held virtually on May 6, 2021 at 11:30 a.m. (EDT) via live webcast, though stockholders may log-in beginning at 11:15 a.m. (EDT). We encourage you to access the Annual Meeting prior to the start time. The business to be considered and voted upon at the meeting is explained in this proxy statement. A copy of Eastman’s 2020 Annual Report to Stockholders is also included with these materials.

Your vote is important for this year’s annual meeting, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy by Internet or telephone in advance of the meeting will not prevent you from voting electronically during the meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the meeting online. Whether you choose to vote by proxy card or by telephone or the Internet, I urge you to vote as soon as possible.

Thank you for your support of our Company.

Sincerely, Mark J. Costa Board of Directors Chair and Chief Executive Officer

Notice of Annual Meeting and Proxy Statement

Links or references to the Eastman website included in this Proxy Statement are provided solely for convenience. Content on referenced websites is not and shall not be deemed to be part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission.

    2021 Proxy Statement

Eastman Chemical Company

200 South Wilcox Drive

Kingsport, Tennessee 37662

(423)  229-2000

Notice of Annual Meeting of Stockholders

To Our Stockholders:

The 2021 Annual Meeting of Stockholders of Eastman Chemical Company (“Eastman” or the “Company”) will be held virtually on May 6, 2021 at 11:30 a.m. (EDT) via live webcast at https://register.proxypush.com/emn. The purposes of the meeting are:

1.	Elect Directors. To elect eleven directors to serve until the 2022 Annual Meeting of Stockholders and their successors are duly elected and qualified;

2.	Advisory Approval of Executive Compensation. To approve, on an advisory basis, the compensation of certain of the Company’s executive officers;

3.	Approve the 2021 Omnibus Stock Compensation Plan. To approve the 2021 Omnibus Stock Compensation Plan;

4.

Ratify Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2021;

5.

Advisory Vote on Stockholder Proposal. To vote on a proposal submitted by a stockholder, if properly presented at the meeting, requesting that the Board take steps necessary to permit stockholders to act by written consent; and

6.	Transact Any Other Business. To transact such other business as may properly come before the meeting.

By order of the Board of Directors

Clark L. Jordan

Corporate Secretary

March 19, 2021

Meeting information

DATE:	Thursday, May 6, 2021

TIME:	11:30 a.m. (EDT)

LOCATION:	Virtually at https://register.proxypush.com/emn

How to Vote by Proxy

Only stockholders of record at the close of business on March 15, 2021 are entitled to notice of, and to vote at, the meeting. It is important that your shares be represented and voted at the meeting. Please vote by proxy in one of these ways:

By Phone Use the toll-free telephone number shown on your proxy card, electronic form of proxy, or voting instruction form (if you received the proxy materials by mail from a broker or bank).

By Internet By Internet at the web address shown on your proxy card, electronic form of proxy, or voting instruction form.

By Mail

Mark, sign, date, and promptly return or submit your proxy card, electronic form of proxy, or voting instruction form (in the postage-paid envelope provided if you are returning a paper proxy card).

Signing and returning the proxy card or submitting your proxy electronically by Internet or telephone does not affect your right to vote electronically during the meeting if you attend the meeting virtually.

Proxy Statement for Annual Meeting of Stockholders of

Eastman Chemical Company to be Held on May 6, 2021

Information about Eastman, the Meeting, and Voting

Eastman Overview

Eastman is a global specialty materials company that produces a broad range of products found in items people use every day. With a robust portfolio of specialty businesses, Eastman works with customers in attractive end-markets such as transportation, building and construction, and consumables to deliver innovative products and solutions with commitment to safety and sustainability. As a globally inclusive and diverse company, Eastman employs approximately 14,500 people worldwide and serves customers in more than 100 countries. The Company had 2020 revenues of approximately $8.5 billion and is headquartered in Kingsport, Tennessee, USA.

Eastman uses an innovation-driven growth model which consists of leveraging world class scalable technology platforms, delivering differentiated application development capabilities, and relentlessly engaging the market. The Company’s world class technology platforms form the foundation of sustainable growth by differentiated products through significant scale advantages in research and development and advantaged global market access. Differentiated application development converts market complexity into opportunities for growth and accelerates innovation by enabling a deeper understanding of the value of Eastman’s products and how they perform within customers’ and end-user products. Key areas of application development include molecular recycling technologies, thermoplastic conversion, functional films, coatings formulations, rubber additive formulations, adhesives formulations, nonwovens and textiles, and animal nutrition. The Company engages the market by working directly with customers and downstream users, targeting attractive niche markets, and leveraging disruptive macro trends. Management believes that these elements of the Company’s innovation-driven growth model, combined with disciplined portfolio management and balanced capital deployment, is transforming Eastman to a global materials innovation company that enhances the quality of life in a material way. To facilitate this transformation, the Company is changing its business and operations to improve cost structure, increase investment in growth, and strengthen execution capabilities, including specific initiatives to transform operations, work processes and systems, and business structure alignment, scale, and integration.

Proxy Statement and Annual Meeting

This proxy statement is dated March 19, 2021 and is first being mailed and delivered electronically to Eastman stockholders, and made available on the Internet at the Company’s website (www.eastman.com) and at www.ReadMaterial.com/EMN, on or about March 25, 2021. Our Board of Directors (the “Board”) is furnishing you this proxy statement in connection with its solicitation of proxies to be voted at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on May 6, 2021 and at any adjournments or postponements of the meeting. A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote your stock by proxy. At the meeting, stockholders will be asked to consider and vote on the items of business listed and described in this proxy statement.

We are sensitive to the ongoing public health and travel concerns due to the COVID-19 coronavirus that our stockholders may have and the protocols that federal, state, and local governments have imposed. In light of these concerns, we have decided to hold our Annual Meeting virtually on the Internet via live webcast. Stockholders will be able to attend and participate online. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and submit questions in advance of and during the meeting in accordance with the rules of conduct for the meeting. The rules of the meeting and other information about participation and voting will be available in the Annual Meeting section of our website. As always, we encourage you to submit a proxy to vote your shares prior to the Annual Meeting so that your shares will be represented and voted at the meeting whether or not you attend virtually.

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Information about Eastman, the Meeting, and Voting

To attend the Annual Meeting virtually, stockholders must register in advance, using their control number and other information to identify such stockholder, at https://register.proxypush.com/emn prior to April 30, 2021 at 5:00 p.m. (EDT). Upon completing registration, stockholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, vote online, access the list of Eastman’s stockholders of record, and submit questions.

The Annual Meeting will begin promptly at 11:30 a.m. (EDT) on May 6, 2021, though stockholders may log-in beginning at 11:15 a.m. (EDT). We encourage you to access the Annual Meeting prior to the start time.

The Annual Meeting virtual platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend or vote at the Annual Meeting. Attendees should allow plenty of time to log-in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Additional information regarding the rules of conduct and other materials for the Annual Meeting, including the list of our stockholders of record, will be available, via link, during the Annual Meeting. In addition, we will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the stockholders of record list during this time, please send your request, and proof of Eastman stock ownership, by email to corpsecy@eastman.com.

If you encounter technical and logistical issues, including any difficulties accessing the virtual Annual Meeting during the log-in or meeting time, please call the support team at the numbers listed on the e-mailed instructions.

Voting By Proxy

A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card, or a form of proxy.

By completing and returning your proxy (either by returning the paper proxy card, by submitting your proxy electronically by Internet, or by telephone), you appoint William T. McLain, Jr., the Company’s Chief Financial Officer, and Clark L. Jordan, the Company’s Corporate Secretary, to represent you at the meeting and direct them to vote your shares at the meeting. Shares of common stock represented by proxy will be voted by the proxy holders at the meeting in accordance with your instructions as indicated in the proxy. If you properly execute and return your proxy (in paper form, electronically by the Internet, or by telephone) but do not indicate any voting instructions, your shares will be voted in accordance with the recommendations of the Board as to the matters identified in this proxy statement and in the best judgment of the proxy holders as to any other matters.

If your shares are registered in your name, you are a stockholder of record. Stockholders of record may vote by proxy in one of three ways:

•	by telephone: call (888) 693-8683 and follow the instructions on your proxy card or electronic form of proxy;

•	by Internet: visit the website www.cesvote.com and follow the instructions on your proxy card or electronic form of proxy; or

•	by mail (if you received a paper proxy card): mark, sign, date, and mail your proxy card in the enclosed postage-paid envelope.

If you received the “Important Notice Regarding the Availability of Proxy Materials”, follow the instructions on that notice to access an electronic form of proxy. Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in “street name” through a broker, bank, or other holder of record, you will receive instructions from that registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting may be offered to stockholders who own their shares through certain brokers or banks.

2    2021 Proxy Statement

Information about Eastman, the Meeting, and Voting

If stockholders submit a proxy to vote their shares prior to the Annual Meeting of Stockholders, their shares will be voted at the Annual Meeting according to their instructions and they do not need to vote their shares at the Annual Meeting. Whether or not you plan to attend virtually the Annual Meeting, we urge you to vote in advance of the Annual Meeting by proxy in one of the ways described above.

How to Revoke Your Proxy

If you give a proxy, you may revoke it at any time before its exercise at the meeting by:

•	giving written notice of revocation to the Corporate Secretary of the Company;

•	executing and delivering a later-dated, signed proxy card or submitting a later-dated proxy by Internet or by telephone before the meeting; or

•	voting in person virtually at the meeting.

All written notices of revocation or other communications with respect to revocation of proxies should be sent to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Corporate Secretary, so that they are received before the meeting.

Record Date; Stockholders Entitled to Vote; Voting Rights

The record date for the 2021 Annual Meeting is March 15, 2021. Stockholders of record of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. The record date is established by the Board as required by Delaware law. If your shares are held in “street name” through a broker, bank, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person virtually at the meeting.

On the record date, there were 136,516,171 shares of common stock issued and outstanding. Holders of common stock are entitled to one vote on each of the eleven director-nominees and one vote on each other matter voted upon at the meeting for each share of common stock they hold of record on the record date.

Quorum; Abstentions and Broker Non-Votes

The presence, in person virtually or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum to conduct business. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Brokers which have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors, the advisory approval of executive compensation, the 2021 Omnibus Stock Compensation Plan or the advisory vote on the stockholder proposal, but may, although they are not required to, vote their clients’ shares on the ratification of the appointment of the independent registered public accounting firm.

Votes Required for Approval of Matters to be Considered

Each director nominee who receives a majority of votes cast (number of shares voted “for” exceeds the number of shares voted “against”) will be elected as a director. With respect to the election of directors, stockholders may (1) vote “for” all eleven of the nominees, (2) vote “against” all eleven of the nominees, (3) vote “against” any individual nominee or nominees but vote “for” the other nominee(s), or (4) “abstain” from voting on one or more nominees. Shares not present, in person or by proxy, at the meeting and abstentions will have no effect on the outcome of the election of directors.

    2021 Proxy Statement    3

Information about Eastman, the Meeting, and Voting

Similarly, broker non-votes will not be considered to be votes cast and therefore will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the votes cast is required for the advisory approval of executive compensation, the ratification of the appointment of the independent registered public accounting firm, and the advisory vote on the stockholder proposal. With respect to each of these items, stockholders may (1) vote “for,” (2) vote “against,” or (3) “abstain” from voting. Abstentions and broker non-votes will not be considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters. The affirmative vote of a majority of the votes cast is required for the approval of the 2021 Omnibus Stock Compensation Plan. Under New York Stock Exchange Rules, abstentions are treated as votes cast but broker non-votes are not. As a result, abstentions will be treated as votes against approval of the 2021 Omnibus Stock Compensation Plan and broker non-votes will have no effect on the vote.

Proxy Solicitation Costs

We will bear the cost of soliciting proxies and the cost of the meeting. In addition to the solicitation of stockholders by mail and electronic means, proxies may be solicited by telephone, facsimile, personal contact, and similar means by our directors, officers, or employees, none of whom will be specially compensated for these activities. We have also contacted brokerage houses, banks, nominees, custodians, and fiduciaries which can be identified as record holders of common stock. Such holders, after inquiry by us, have provided certain information concerning beneficial owners not objecting to the disclosure of such information and the quantities of proxy materials and annual reports needed to supply such materials to beneficial owners, and we will reimburse such record holders for the expense of providing such beneficial ownership information and of mailing or otherwise delivering proxy materials and annual reports to beneficial owners. We have retained Georgeson LLC to assist with the solicitation of proxies and vote projections for a fee of $18,500 plus reimbursement of out-of-pocket expenses.

Matters to be Acted Upon at the Meeting Not Included in Proxy Statement

We do not expect any business to be acted upon at the meeting other than as described in this proxy statement. If, however, other matters are properly brought before the meeting, the persons appointed as proxies will have the discretion to vote or act on those matters for you according to their best judgment.

Stockholder Proposals for the 2022 Annual Meeting of Stockholders

In accordance with the rules of the SEC, if you wish to submit a proposal for presentation at Eastman’s 2022 Annual Meeting of Stockholders, it must be received by the Company at its principal executive offices no later than November 25, 2021 in order to be included in the Company’s proxy materials for its 2022 Annual Meeting of Stockholders under SEC Rule 14a-8. Any such proposal should be sent to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Corporate Secretary.

In addition, our Bylaws require that other proposals to be submitted by a stockholder for a vote of the Company’s stockholders at an annual meeting of stockholders must be preceded by adequate and timely notice to the Corporate Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws about the stockholder and the proposal. The Bylaws are available through the “Investors — Corporate Governance” section of the Company’s website, and also will be provided to any stockholder upon written request to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations. To be timely, the notice must be delivered to the Corporate Secretary of the Company no earlier than 150 days and not later than 120 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the 2021 Annual Meeting of Stockholders is first sent to stockholders on March 25, 2021, then such advance notice must be delivered no earlier than October 26, 2021 and not later than November 25, 2021.

4    2021 Proxy Statement

Information about Eastman, the Meeting, and Voting

Nominations by Stockholders for Election to the Board of Directors and Stockholder Nomination Proxy Access

Our Bylaws provide that nominations by stockholders of persons for election to the Board may be made by giving adequate and timely notice to the Corporate Secretary of the Company. The Nominating and Corporate Governance Committee of the Board will consider persons properly and timely nominated by stockholders and recommend to the full Board whether any such nominees should be included with the Board’s nominees for election by stockholders. In addition, our proxy access Bylaw provision allows qualifying stockholders to include their director nominees in the Company’s proxy materials by giving adequate and timely notice to the Corporate Secretary. See “Nominating and Corporate Governance Committee — Director Nominations” later in this proxy statement. To be adequate, the nomination notice or the notice of proxy access nomination, as applicable, must set forth certain information specified in our Bylaws about each stockholder submitting a nomination and each person being nominated. The Bylaws are available through the “Investors — Corporate Governance” section of the Company’s website, and also will be provided to any stockholder upon written request to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations. To be timely, the nomination notice and the notice of proxy access nomination each must be delivered to the Corporate Secretary of the Company no earlier than 150 days and not later than 120 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the 2021 Annual Meeting of Stockholders is first sent to stockholders on March 25, 2021, then such notice must be delivered no earlier than October 26, 2021 and not later than November 25, 2021.

Annual Report to Stockholders, Annual Report on Form 10-K, and Corporate Governance Materials

Our Annual Report to Stockholders for 2020, including our consolidated financial statements for the year ended December 31, 2020, is being mailed and delivered electronically to stockholders, and made available on the Internet at the Company’s website (www.eastman.com) and at www.ReadMaterial.com/EMN, concurrently with this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC is also available on the Internet on the Company’s website and on the SEC’s website (www.sec.gov).

We also make available free of charge, through the “Investors — Corporate Governance” section of the Eastman website, the Company’s Corporate Governance Guidelines, the Charters of each of the Committees of the Board, and Codes of Business Conduct and Ethics for our directors, officers, and employees. Such materials are also available in print upon written request of any stockholder to Eastman Chemical Company, P.O. Box  431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations.

Communications to the Board of Directors

We believe that communication and engagement with the Company’s stockholders and other interested parties is an essential component of the Company’s corporate governance practices. We have adopted a Board Stockholder Communication and Engagement Policy to facilitate communication between stockholders and other interested parties and the Board. Stockholders and other interested parties may send communications to the Board, any individual director, or the independent directors as a group in writing by mail or email to: Board of Directors, Eastman Chemical Company, c/o Corporate Secretary, P.O. Box 1976, Kingsport, Tennessee 37662-1976, email: corpsecy@eastman.com and leaddirector@eastman.com. Stockholders should indicate in the “ATTN:” line of the envelope or the subject line of the email, as applicable, whether the communication is directed to the Board, an individual director, or the independent directors as a group.

The Board Stockholder Communication and Engagement Policy is available in the “Investors — Corporate Governance” section of the Eastman website (www.eastman.com).

    2021 Proxy Statement    5

Stock Ownership of Directors and Executive Officers

Common Stock

Unless otherwise noted, the table below sets forth certain information regarding the beneficial ownership of Eastman common stock as of December 31, 2020 by each director (which includes each director nominee) and by each executive officer named in the Summary Compensation Table (under “Executive Compensation — Compensation Tables” below, referred to as the “named executive officers”) and by the directors, the named executive officers, and the other executive officers as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)
Mark J. Costa	1,205,818	(3)
Curtis E. Espeland	348,813	(4)
Brad A. Lich	265,022	(5)
Lucian Boldea	137,264	(6)
William T. McLain, Jr.	103,521	(7)
Kellye L. Walker	0	(8)
Humberto P. Alfonso	9,071	(9)
Vanessa L. Allen Sutherland	101	(10)
Brett D. Begemann	8,020
Edward L. Doheny II	133	(9)
Julie F. Holder	10,022	(9)
Renée J. Hornbaker	20,406	(9)
Kim A. Mink	1,390
James J. O’Brien	2,177
David W. Raisbeck	38,361	(9)
Charles K. Stevens III	1,795	(9)
Directors, named executive officers, and other executive officers as a group (20 persons)	2,662,987	(11)
(1)

Information relating to beneficial ownership is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days (on or before March 1, 2021). Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all of their respective shares of common stock in the table.

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Stock Ownership of Directors and Executive Officers

(2)

The total number of shares of common stock beneficially owned by the directors, the named executive officers, and the other executive officers as a group is 1.93% of the shares of common stock outstanding as of December 31, 2020. The number of shares beneficially owned by each director and executive officer is less than one percent of the shares of common stock outstanding as of December 31, 2020. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by each individual and the group.

(3)	Includes 904,486 shares that may be acquired upon exercise of options.

(4)	Mr. Espeland retired on August 4, 2020, and his beneficial ownership is as of the date of his retirement. Includes 224,551 shares that may be acquired upon exercise of options.

(5)	Includes 206,601 shares that may be acquired upon exercise of options.

(6)	Includes 125,080 shares that may be acquired upon exercise of options.

(7)

Mr. McLain succeeded Mr. Espeland as Chief Financial Officer on February 28, 2020, and Mr. Espeland continued to serve as an executive officer until his retirement. Includes 38,961 shares that may be acquired upon exercise of options. Also includes 50,798 shares owned by the Eastman Foundation (the “Foundation”), of which shares Mr. McLain may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the Foundation but in which he had no pecuniary interest.

(8)

Ms. Walker became Chief Legal Officer on April 13, 2020. Excludes 56,103 restricted stock units which vest and payout in unrestricted shares of Common Stock in one-third increments on April 13, 2021, April 13, 2022, and April 13, 2023, respectively, subject to continued employment.

(9)

Includes 1,654 restricted shares held by Messrs Alfonso, Raisbeck and Stevens and Mses. Holder and Hornbaker that generally vest in May 2021, but as to which the director has voting power and 133 restricted shares held by Mr. Doheny and 141 restricted shares held by Mr. Stevens that vested in February 2021.

(10)	As of January 28, 2021, the date Ms. Allen Sutherland’s election as a director. Consists of restricted shares that generally vest in January 2022, but as to which she has voting power.

(11)

Includes a total of 1,807,405 shares that may be acquired upon exercise of options and 8,645 restricted shares as to which directors had voting power but no investment power. Also includes 50,798 shares owned by the Eastman Foundation, of which shares three executive officers each may have been deemed a beneficial owner by virtue of shared voting and investment power as a director of the Foundation but as to which they have no pecuniary interest.

Director and Executive Stock Ownership Expectations; No Hedging or Pledging of Company Stock

Eastman has stock ownership expectations for its directors and executive officers. These persons are expected to acquire and maintain a stake in the Company valued at $575,000 for non-employee directors (five times annual retainer fee), five times annual base pay for the Chief Executive Officer, and two and one-half times annual base pay for the other executive officers. Directors and executive officers are expected to attain these levels of stock ownership within five years of first becoming a director or an executive officer. Hypothetical units of the Eastman common stock fund that are credited to an executive’s account under the Eastman Executive Deferred Compensation Plan (the “EDCP”) and to a director’s account under the Directors’ Deferred Compensation Plan (the “DDCP”) are counted with shares of common stock actually owned for purposes of determining stock ownership under the director and executive ownership expectations. See “Director Compensation” note (4) and “Executive Compensation — Compensation Tables — 2020 Nonqualified Deferred Compensation” later in this proxy statement.

Company directors and executive officers, and all employees, are prohibited by Eastman policies from use of derivative financial instruments to hedge or mitigate their exposure to changes in the market price of Eastman common stock. In

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Stock Ownership of Directors and Executive Officers

addition, directors and executive officers are prohibited from pledging Eastman common stock as security or collateral for loans or in margin brokerage accounts.

The table below shows the number of shares of common stock and EDCP and DDCP common stock units owned under the ownership expectations as of December 31, 2020 (other than as noted below) by each director and each named executive officer. All directors and executive officers have met or are on schedule to meet their ownership expectations.

Name	Number of Shares of Common Stock and Common Stock Units Owned
Mark J. Costa	301,332
Curtis E. Espeland	124,262	(1)
Brad A. Lich	60,844
Lucian Boldea	12,184
William T. McLain, Jr.	13,762
Kellye L. Walker	0	(2)
Humberto P. Alfonso	38,412
Vanessa L. Allen Sutherland	101	(3)
Brett D. Begemann	37,898
Edward L. Doheny II	4,021
Julie F. Holder	18,800
Renée J. Hornbaker	55,689
Kim A. Mink	5,305
James J. O’Brien	11,677
David W. Raisbeck	81,324
Charles K. Stevens III	2,740
(1)	As of August 4, 2020 retirement.

(2)

Excludes 56,103 restricted stock units that vest and payout in unrestricted shares of Common Stock in one-third increments on April 13, 2021, April 13, 2022, and April 13, 2023, respectively, subject to continued employment.

(3)	As of date of election as a director.

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Principal Stockholders

The following table sets forth information about persons we know to be the beneficial owners of more than five percent of Eastman common stock as of December 31, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	14,774,094	(2)	10.82%
JP Morgan Chase & Co. 383 Madison Avenue New York, New York 10179	12,885,529	(3)	9.43%
Capital World Investors 333 South Hope Street Los Angeles, California 90071	10,167,734	(4)	7.44%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	9,219,771	(5)	6.75%
(1)	Based upon the number of shares of common stock outstanding and entitled to be voted at the meeting as of March 15, 2021, the record date for the Annual Meeting.

(2)

As of December 31, 2020, based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc., an investment adviser. According to the Schedule 13G, The Vanguard Group has sole investment power with respect to 14,173,570 of such shares, shared investment power with respect to 600,524 of such shares, and shared voting power with respect to 219,429 of such shares.

(3)

As of December 31, 2020, based on a Schedule 13G filed with the SEC by JP Morgan Chase & Co. as parent holding company of certain broker-dealer and investment manager entities, including certain non-U.S. institutions. According to the Schedule 13G, JP Morgan Chase and such affiliated entities together have sole investment power with respect to 12,818,999 of such shares, shared investment power with respect to 41,047 of such shares, sole voting power with respect to 11,882,669 of such shares, and shared voting power with respect to 32,039 of such shares.

(4)

As of December 31, 2020, based on a Schedule 13G filed with the SEC by Capital World Investors, an investment adviser that, with affiliated investment entities, is a division of Capital Research and Management Company. According to the Schedule 13G, Capital World Investors has sole investment and voting power with respect to all of such shares.

(5)

As of December 31, 2020, based on a Schedule 13G filed with the SEC by BlackRock, Inc. as parent holding company of certain broker-dealer and investment adviser entities, including certain non-U.S. institutions. According to the Schedule 13G, BlackRock and such affiliated entities together have sole investment power with respect to all of such shares and sole voting power with respect to 8,004,569 of such shares.

    2021 Proxy Statement    9

Proposals to be Voted on at the Annual Meeting

Item 1 — Election of Directors

Stockholders are being asked to vote on the election of eleven directors to serve until the 2022 Annual Meeting of Stockholders and their successors are duly elected and qualified. The terms of office of all eleven current directors will expire at the 2021 Annual Meeting, and each of those directors has been nominated for reelection for a one-year term. If any nominee is unable or unwilling to serve (which we do not anticipate), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board or, as an alternative, the Board could reduce the number of directors to be elected at the Annual Meeting.

Directors Added Since the 2020 Annual Meeting.    As previously reported, in January 2021 the Board elected Vanessa L. Allen Sutherland as a director.

Majority Vote Standard for Election of Directors.    The Company’s Bylaws provide that directors are elected by a majority of votes cast by stockholders. If a nominee who is serving as a director is not reelected by a majority of votes cast at a meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under the director election provision of our Bylaws, any incumbent director who is a holdover director whose successor has not been elected by stockholders would be required to offer to resign from the Board. The Nominating and Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation would not participate in the Board’s decision. Under Delaware law, if a nominee who was not already serving as a director is not elected by a majority of votes cast by stockholders at an annual meeting, such nominee would not become a director.

Following is certain information about the background, skills, and expertise of each director nominated for election relevant to their service as a director. The skills matrix that the Nominating and Corporate Governance Committee uses in its review of director qualifications is under “The Board of Directors and Corporate Governance — Board Composition and Culture” following the individual director biographical information below.

The nominees have been recommended to the Board by the Nominating and Corporate Governance Committee of the Board. The Board recommends that you vote “FOR” the election of each of the eleven nominees identified below.

10    2021 Proxy Statement

Item 1 — Election of Directors — Nominees for Director

Nominees for Director

(For One-Year Terms Expiring at the 2022 Annual Meeting)

Humberto P. Alfonso Age: 63 (Director since January 2011) Committees: • Audit (Chair) • Environmental, Safety and Sustainability • Finance

Retired Chief Executive Officer, Global, of Yowie Group Ltd.

Background: Mr. Alfonso served as Chief Executive Officer, Global, of Yowie Group Ltd. from June 2016, and as a director from March 2017, until January 2018. Yowie is a global brand licensing company specializing in the development of Yowie character children’s consumer products. Mr. Alfonso was President, International, of The Hershey Company, the largest producer of quality chocolate in North America and a global leader in chocolate and sugar confectionery, from April 2013 until his retirement in June 2015. He was Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Hershey from November 2011 to April 2013, and Senior Vice President and Chief Financial Officer from July 2007 to November 2011. He joined Hershey in July 2006, initially serving as Vice President, Finance and Planning, U.S. Commercial Group from July 2006 to October 2006, and then serving as Vice President, Finance and Planning, North American Commercial Group from October 2006 to July 2007. Before joining Hershey, Mr. Alfonso held a variety of finance positions at Cadbury Schweppes, a producer of soft drinks and premium beverages, serving as Executive Vice President Finance and Chief Financial Officer of Cadbury Schweppes Americas Beverages from March 2005 to July 2006 and Vice President Finance, Global Supply Chain from May 2003 to March 2005. Prior to that, Mr. Alfonso held a number of senior financial positions at Pfizer, Inc.

Skills and Expertise: In addition to serving on the Board, Mr. Alfonso is Chair of the Audit Committee and a member of the Finance Committee and the Environmental, Safety and Sustainability Committee. Mr. Alfonso possesses a strong financial management and accounting background. His experience includes various senior financial positions held during his career, including his service as an executive vice president and chief financial officer, which provide a solid platform for his service on the Audit Committee, especially concerning financial and audit-related matters and, as Chair of the Audit Committee, to lead the Audit Committee’s oversight of the Company’s financial reporting process and its internal and disclosure controls and of the work of the independent registered public accounting firm. In addition, Mr. Alfonso’s substantial senior level management experience, including his previous position as a chief executive officer, brings significant operational insight to the Board.

    2021 Proxy Statement    11

Item 1 — Election of Directors — Nominees for Director

Vanessa L. Allen Sutherland Age: 49 (Director since January 2021) Committees: • Audit • Environmental, Safety and Sustainability • Finance

Executive Vice President and Chief Legal Officer of Norfolk Southern Corporation

Background: Ms. Allen Sutherland has been the Executive Vice President and Chief Legal Officer of Norfolk Southern Corporation, a major transporter of industrial products operating in twenty-two states and the District of Columbia, since March 2020. Ms. Allen Sutherland joined Norfolk Southern in June 2018 and served in various positions including Vice President Law from June 2018 to April 2019, Senior Vice President Law and Chief Legal Officer from April 2019 to August 2019, and Senior Vice President Government Relations and Chief Legal Officer from August 2019 to March 2020. Prior to joining Norfolk Southern, Ms. Allen Sutherland was appointed by President Obama as Chair and Chief Executive Officer of the U.S. Chemical Safety and Hazard Investigation Board. Prior to that, she served as a presidentially appointed Chief Counsel to the U.S. Department of Transportation’s Pipeline and Hazardous Materials Safety Administration. Before her public service, Ms. Allen Sutherland gained extensive industry experience, having served as senior counsel for Altria Client Services, Inc. and for Phillip Morris International Inc. Earlier in her career, she served as vice president and deputy general counsel, Digex, Inc., a subsidiary of MCI Telecommunications Corporation. Ms. Allen Sutherland is also a member of the Board of Directors of Southern Company Gas, a subsidiary of Southern Company.

Skills and Expertise: Ms. Allen Sutherland brings to the Board a deep understanding of environmental and regulatory compliance, public policy, and crisis management providing a valuable skill set to Eastman. Her experience in the transportation, technology, and manufacturing sectors, along with her extensive experience in regulated and regulatory roles provides valuable knowledge to the Board. In addition to her Board service, Ms. Allen Sutherland also serves on the Audit Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee.

12    2021 Proxy Statement

Item 1 — Election of Directors — Nominees for Director

Brett D. Begemann

Age: 60

(Director since February 2011)

Committees:

•   Compensation and Management Development
(Chair)

•   Environmental, Safety and Sustainability

•   Finance

•   Nominating and Corporate Governance

Chief Operating Officer of Crop Science Division of Bayer AG

Background: Mr. Begemann became the Chief Operating Officer for the Crop Science Division of Bayer AG, a German global life sciences company with core competencies in the areas of health care and agriculture, upon the completion of Bayer’s acquisition of Monsanto Company, a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality, in June 2018. Previously, Mr. Begemann served as President and Chief Operating Officer of Monsanto, with responsibility for worldwide sales and operations, corporate affairs, and global business organization since October 2013. He joined Monsanto in 1983, initially serving in the company’s sales and marketing organization and later in various senior management and executive positions with increasing responsibility, including Executive Vice President, Global Commercial from October 2007 to October 2009, Executive Vice President and Chief Commercial Officer until August 2012, and President and Chief Commercial Officer from August 2012 to October 2013.

Skills and Expertise: In addition to serving on the Board, Mr. Begemann serves as Chair of the Compensation and Management Development Committee and as a member of the Finance Committee, the Environmental, Safety and Sustainability Committee, and the Nominating and Corporate Governance Committee. His substantial and varied experience as an executive of an international public company, including working closely with the Board of Directors of Monsanto and the Supervisory Board and the Board of Management of Bayer, brings to the Board a significant depth of knowledge and experience in global biotechnology and chemicals business operations and international and emerging markets growth strategies, and public company management development and compensation. His wide-ranging experience and knowledge contributes to the Board and its Committees significant insight into a number of functional areas critical to Eastman, including as Chair of the Compensation and Management Development Committee.

    2021 Proxy Statement    13

Item 1 — Election of Directors — Nominees for Director

Mark J. Costa Age: 55 (Director since May 2013)

Chief Executive Officer and Board of Directors Chair of Eastman Chemical Company

Background: Mr. Costa has been Chief Executive Officer since January 2014 and Board of Directors Chair since July 2014. Since joining Eastman in 2006, he has held a number of executive positions and has been instrumental in developing the strategies, strengthening the capabilities, and building a growth and outcome-oriented culture that have led to the Company’s innovative growth. In 2006, Mr. Costa joined Eastman’s executive team as Chief Marketing Officer and leader of corporate strategy and business development. He was named Executive Vice President and assumed profit and loss responsibilities for the Specialty Plastics and Performance Polymers businesses in addition to his prior responsibilities in 2008. The following year, his role was expanded to lead the specialty products businesses. During this time, he also served as Chief Marketing Officer and had executive responsibility for global integrated supply chain and Eastman’s global innovation and sustainability initiatives. In 2013, Mr. Costa was appointed President of Eastman and served in that position until he became Chief Executive Officer. Before joining Eastman, Mr. Costa was a senior partner with Monitor Group, a global management consulting firm. He played a crucial role in developing Monitor’s techniques in corporate transformations and portfolio management and designing client business and marketing capability building programs.

Skills and Expertise: Since he joined the Company, Mr. Costa has led a variety of business, marketing, functional, and strategic areas and initiatives, currently serving as Chief Executive Officer, and has senior management, corporate transformation and portfolio management, and business and marketing capability experience and expertise from both his years with the Company and previously as a consultant. As a result, he is appropriately and uniquely able to advise the Board on the opportunities and challenges of managing the Company and its strategy for value creating growth, as well as its day-to-day operations and risks. We believe the perspective of the Chief Executive Officer of the Company is critical for the Board in order for it effectively to oversee the affairs of the Company and its strategy for growth. Through serving in a number of executive positions at Eastman and being instrumental in developing Eastman’s growth strategies for its businesses, Mr. Costa’s unique knowledge of the opportunities and challenges associated with our business and familiarity with the Company, as well as of the chemical industry and various market participants, also make him uniquely qualified to lead and advise the Board as Chair. See “The Board of Directors and Corporate Governance — Board Leadership Structure”.

14    2021 Proxy Statement

Item 1 — Election of Directors — Nominees for Director

Edward L. Doheny II Age: 58 (Director since February 2020) Committees: • Audit • Environmental, Safety and Sustainability • Finance

President and Chief Executive Officer of Sealed Air Corporation

Background: Mr. Doheny became the President and Chief Executive Officer of Sealed Air Corporation, a global leader in essential packaging solutions, in January 2018. Mr. Doheny joined Sealed Air as the Chief Operating Officer and CEO Designate and a member of the Board of Directors in September 2017. Previously, Mr. Doheny served as President and Chief Executive Officer and a director of Joy Global Inc., a manufacturer and servicer of industrial mining equipment, from December 2013 until its sale to Komatsu in 2017 and as Executive Vice President and as President and Chief Operating Officer of Joy Global’s Underground Mining Machinery business from 2006 to 2013. Prior to joining Joy Global, Mr. Doheny had a 21-year career with Ingersoll-Rand plc where he held a series of executive and senior management positions of increasing responsibility, including for engineering and marketing. Mr. Doheny was also a member of the Board of Directors of John Bean Technologies Corporation during the last five years.

Skills and Expertise: In addition to his Board service, Mr. Doheny also serves as a member of the Audit Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee. Mr. Doheny’s extensive corporate management experience and expertise in manufacturing through his high-level positions at several global industrial and manufacturing companies allow him to offer a valuable perspective on the Company’s strategy for sustainable long-term growth focused on technology, innovation, and operational excellence.

Julie F. Holder

Age: 68

(Director since

November 2011)

Committees:

•   Compensation and Management Development

•   Environmental, Safety and Sustainability (Chair)

•   Finance

•   Nominating and Corporate Governance

Retired Senior Vice President of The Dow Chemical Company

Background: Ms. Holder has been the Chief Executive Officer of JFH Insights LLC, a consulting firm primarily dedicated to leadership coaching for high potential women executives, since founding the company in 2009. She developed and teaches executive education courses for the Eli Broad College of Management at Michigan State University designed to help women be more successful in their careers and help senior leadership build a more inclusive corporate culture. Previously, Ms. Holder served as Senior Vice President, Chief Marketing, Sales and Reputation Officer, U.S. Area Executive Oversight of The Dow Chemical Company, a diversified, worldwide manufacturer and supplier of products used primarily as raw materials in the manufacture of customer products and services, from 2007 until her retirement in 2009, and before that was Vice President, Human Resources, Public Affairs and Diversity and Inclusion of Dow from 2006. Prior to that, Ms. Holder served in various positions with increasing seniority at Dow from 1975 to 2006. Ms. Holder is also a member of the Board of Directors of W.R. Grace & Co., a leading global supplier of catalysts and engineered materials.

Skills and Expertise: In addition to serving on the Board, Ms. Holder is Chair of the Environmental, Safety and Sustainability Committee and is a member of the Compensation and Management Development Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. Ms. Holder brings to the Board substantial corporate management experience as well as expertise in international sales and marketing and the chemicals industry through her various senior management positions at Dow. Ms. Holder’s long history at Dow provides her substantial chemical industry experience across a broad range of functional areas and allows her to offer management and operational insight to the Board with an in-depth understanding of the opportunities and challenges associated with our business, including as Chair of the Environmental, Safety and Sustainability Committee. In addition, Ms. Holder’s experience in human resources management adds to the Compensation and Management Development Committee’s oversight of and decisions concerning management development and compensation and her professional background of overseeing increasingly large and diverse business units results in her having the financial sophistication and understanding of a company similar to Eastman, which is of great benefit to the Board and the Finance Committee.

    2021 Proxy Statement    15

Item 1 — Election of Directors — Nominees for Director

Renée J. Hornbaker

Age: 68

(Director since

September 2003)

Committees:

•   Compensation and Management Development

•   Environmental, Safety and Sustainability

•   Finance (Chair)

•   Nominating and Corporate Governance

Retired Executive Vice President and Chief Financial Officer of Stream Energy

Background: Ms. Hornbaker has been Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training for boards, since founding the company in 2018. She served as Executive Vice President and Chief Financial Officer of Stream Energy, a retail energy, wireless, and protective services provider, from 2011 to December 2017, and was a member of the Board of Directors and Board Chair and Compensation Committee Chair from December 2017 until the sale of Stream Energy in July 2019. Ms. Hornbaker served as Chief Financial Officer of Shared Technologies, Inc., a provider of converged voice and data networking solutions, from 2006 to May 2011, and was Consultant to the Chief Executive Officer of CompuCom Systems, Inc., an information technology services provider, from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation, a global provider of industrial flow management products and services, from 1997 until 2004, and served as Vice President of Business Development and Chief Information Officer from 1997 to 1998. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996, including five years at Phelps Dodge Corporation where she had financial responsibilities for its international businesses including Columbian Chemicals Corporation. Ms. Hornbaker is also a member of the Board of Directors of Berry Corporation.

Skills and Expertise: Ms. Hornbaker’s expertise in a variety of financial and accounting matters, experience in business development, strategy and technology, and service with large global businesses makes her a valuable member of the Board, and enhances the value of her service as Chair of the Finance Committee and as a member of the Compensation and Management Development, Nominating and Corporate Governance, and Environmental, Safety and Sustainability Committees. Ms. Hornbaker’s significant experience in several senior financial positions at various companies, including her previous service as a chief financial officer and as a senior manager at an accounting firm, provides a solid platform for her to advise and consult with the Board on financial and audit-related matters.

16    2021 Proxy Statement

Item 1 — Election of Directors — Nominees for Director

Kim Ann Mink Age: 61 (Director since July 2018) Committees: • Audit • Environmental, Safety and Sustainability • Finance

Retired President and Chief Executive Officer of Innophos Holdings, Inc.

Background: Dr. Mink was President and Chief Executive Officer of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional functional ingredients, with applications in food, health, nutrition and industrial specialties markets, from December 2015, a director of Innophos from January 2016, and Chairman of the Board from February 2017, until completion of One Rock Capital Partners’s acquisition of Innophos in February 2020. Dr. Mink previously served as Business President of Elastomers, Electrical and Telecommunications at The Dow Chemical Company from September 2012 to December 2015. Dr. Mink joined Dow in April 2009 as Global General Manager, Performance Materials and President and Chief Executive Officer of ANGUS Chemical Co. (then a subsidiary of Dow). Prior to joining Dow, she had previously served for more than 20 years at the Rohm and Haas Company (which was acquired by Dow) where she held roles of increasing responsibility, including corporate vice president and general manager for the Ion Exchange Resins business. Dr. Mink is also a member of the Boards of Directors of Avient Corporation and of Air Liquide.

Skills and Expertise: Dr. Mink provides valuable guidance to the Board with her extensive background and past experience as an executive in the specialty chemical industry and as a chief executive officer overseeing business and developing growth initiatives. Dr. Mink brings specialty materials experience and technical expertise to the Board. Dr. Mink’s proven leadership and deep understanding of key end markets enhance the Board’s innovation-driven growth strategy. Dr. Mink is a member of the Audit, Finance, and Environmental, Safety and Sustainability Committees.

James J. O’Brien

Age: 66

(Director since February 2016)

Committees:

•   Compensation and Management Development

•   Environmental, Safety and Sustainability

•   Finance

•   Nominating and Corporate Governance (Chair)

Retired Chairman of the Board and Chief Executive Officer of Ashland, Inc.

Background: Mr. O’Brien served as Chairman of the Board and Chief Executive Officer of Ashland Inc., a leading global specialty chemical company, from 2002 until his retirement in December 2014, and previously served as President and Chief Operating Officer and Senior Vice President and Group Operating Officer from 2001 to 2002. He joined Ashland (then known as Ashland Chemical Company) in 1976, and after serving in various positions, became President of the Valvoline business in 1995. Mr. O’Brien is also a member of the Boards of Directors of Albemarle Corporation and Humana Inc., and was during the last five years a member of the Board of Directors of WESCO International, Inc.

Skills and Expertise: In addition to serving as a member of the Board, Mr. O’Brien serves as Chair of the Nominating and Corporate Governance Committee and on the Compensation and Management Development Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee. Mr. O’Brien brings to the Board extensive knowledge of the chemical industry and substantial experience as an executive of an international public company that allow him to offer management insight and understanding of industry challenges to the Board. Under his leadership, Ashland was transformed to a global specialty chemical company. His significant experience serving on other public company boards and management experience and knowledge in the areas of finance, accounting, international business operations, risk oversight, and corporate governance provide a solid platform for his service on the Board and as Chair of the Nominating and Corporate Governance Committee and on the Compensation and Management Development Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee.

    2021 Proxy Statement    17

Item 1 — Election of Directors — Nominees for Director

David W. Raisbeck

Age: 71

(Director since December 2000)

Lead Director

Committees:

•   Compensation and Management Development

•   Environmental, Safety and Sustainability

•   Finance

•   Nominating and Corporate Governance

Retired Vice Chairman of Cargill, Incorporated

Background: Mr. Raisbeck was Vice Chairman of Cargill, Incorporated, an agricultural trading and processing company, from 1999 until his retirement in 2008, and was a director of Cargill until September 2009. He joined Cargill in 1971 and held a variety of merchandising and management positions focused primarily in the commodity and financial trading businesses. Mr. Raisbeck was appointed President of Cargill’s Financial Markets Division in 1988 and President of Cargill’s Trading Sector in 1993, was elected a director of Cargill in 1994 and Executive Vice President in 1995. Mr. Raisbeck was a director of CarVal, a distressed asset management company owned by Cargill, and of Black River Asset Management, a hedge fund owned by Cargill, until 2009.

Skills and Expertise: Mr. Raisbeck’s depth of experience in the areas of trading and risks related to commodities and raw materials, which are significant components of our operations and the manufacturing of our products, is valuable to our Board and its Finance Committee, and in his responsibilities as Lead Director. Given his professional experience managing trading businesses and other risk-based, finance-related transactions, Mr. Raisbeck has unique capabilities and insight with respect to the managing of risk exposure and execution of financing transactions. His substantial experience serving on the boards of directors of other companies and his varied corporate management experience allows us to leverage his experiences with respect to, among other things, appropriate oversight and related actions utilized in the board environment, including corporate governance matters as Lead Director and as a member of the Nominating and Corporate Governance Committee, the Compensation and Management Development Committee, the Environmental, Safety and Sustainability Committee, and the Finance Committee.

Charles K. Stevens III Age: 61 (Director since February 2020) Committees: • Audit • Environmental, Safety and Sustainability • Finance

Retired Executive Vice President and Chief Financial Officer of General Motors Company

Background: Mr. Stevens was Executive Vice President and Chief Financial Officer of General Motors Company, a corporation that designs, manufactures, markets and distributes vehicles and vehicle parts, and sells financial services, from 2014 until 2018, and retired from General Motors in early 2019. He joined the Buick-Oldsmobile-Cadillac Group in 1978 and served in various positions of increasing responsibility in the financial and operating organizations, including Chief Financial Officer, General Manager ASEAN Operations and Vice President Finance, Thailand from 2002 to 2005, Vice President Finance, Chief Financial Officer, Canada from 2006 to 2007, Executive Director, Finance, Chief Financial Officer, Mexico from 2008 to 2009, Chief Financial Officer, North America and Interim Chief Financial Officer and General Manager, South America from 2010 to 2013. Mr. Stevens is also a member of the Boards of Directors of Flex Ltd., Masco Corporation, and Tenneco Inc.

Skills and Expertise: In addition to his Board service, Mr. Stevens also serves on the Audit Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee. Mr. Stevens brings to the Board and its Audit and Finance Committees significant leadership experience in financial and accounting operations of a large, global publicly held manufacturing and marketing company. His extensive background and expertise provide to our management and Board a valuable understanding of finance, financial operations, international financial matters, public company accounting, mergers and acquisitions, and consumer goods. His past responsibilities also include being a vital contributor to developing and executing business strategies to drive profitable growth, which benefit our Board as it oversees our strategy. Mr. Stevens also serves on the boards of three other public companies which allows him to leverage his experience for the further benefit of the Company.

18    2021 Proxy Statement

Item 1 — Election of Directors — The Board of Directors and Corporate Governance

The Board of Directors and Corporate Governance

The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The primary role of the Board is to maximize stockholder value over the long-term. Eastman’s business is conducted by its employees, managers, and officers, under the direction of the Chief Executive Officer and with the oversight of the Board. The Nominating and Corporate Governance Committee of the Board periodically reviews and assesses the Company’s Corporate Governance Guidelines and governance practices.

The Board held eight meetings during 2020. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which he or she served. The Board meets immediately before each annual meeting of stockholders, and the directors in attendance at such Board meeting attend the annual meeting of stockholders. During 2020, all Board and Committees meetings after February were held virtually by video conference. All directors then serving on the Board attended the 2020 virtual Annual Meeting of Stockholders.

Board Composition and Culture

Under the Corporate Governance Guidelines, the desired attributes of individual directors are:

•	integrity and demonstrated high ethical standards;

•	experience with business administration processes and principles;

•	the ability to express opinions, raise difficult questions, and make informed, independent judgments;

•	knowledge, experience, and skills in at least one specialty area, for example:

•	accounting or finance,

•	corporate management,

•	marketing,

•	manufacturing,

•	technology,

•	information systems,

•	the chemical industry,

•	international business, or

•	legal or governmental affairs;

•

the ability to devote sufficient time to prepare for and attend Board meetings (it is assumed that service on up to one other public company board of directors for any director who is the chief executive officer of a public company and up to three other public company boards of directors if a director is not the chief executive officer of a public company will not impair a director’s service on the Company’s Board; the Nominating and Corporate Governance Committee will review any such instances and consider recommending any exceptions to the Board of Directors);

•	willingness and ability to work with other members of the Board in an open and constructive manner;

•	the ability to communicate clearly and persuasively; and

•	diversity with respect to other characteristics, which may include, at any time, gender, ethnic background, geographic origin, or personal, educational, and professional experience.

    2021 Proxy Statement    19

Item 1 — Election of Directors — The Board of Directors and Corporate Governance

The Nominating and Corporate Governance Committee and the Board use the following matrix in its review of each non-employee director’s skills and qualifications:

	Alfonso	Allen Sutherland	Begemann	Doheny	Holder	Hornbaker	Mink	O’Brien	Raisbeck	Stevens
Accounting or finance experience	CFO					CFO				CFO
Corporate management experience	CFO	CLO	COO	CEO	SVP	CFO	CEO	CEO	Vice Chair	CFO
Marketing experience
Manufacturing experience
Technology experience
Information systems experience
Chemical industry experience
International business experience
Legal, governmental or environmental expertise
Gender or ethnic diversity

The Board recognizes that its success hinges on its ability to meet a broad spectrum of challenges that the Company will encounter over the long-term. Variable challenges demand not only a diverse set of perspectives, backgrounds, and skills, but strong communication and collaboration among the whole Board. To this end, the Board’s composition and culture is critical. Current non-employee directors’ average tenure is 7.8 years, with six of ten of such directors having a tenure less than ten years. The non-employee directors together possess a diverse inventory of relevant skills and experience, but all of the non-employee directors have experience in corporate management and strategy as well as most having international business experience. Five of the ten non-employee directors are either gender or ethnically diverse. The Company believes the Board is equipped by its composition and culture to effectively oversee key risks and challenges the Company faces.

Board Leadership Structure

The Chair of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company may face from time to time, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs at any time. As a result, the Company believes that the decision as to who should serve as Chair and as Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and

20    2021 Proxy Statement

Item 1 — Election of Directors — The Board of Directors and Corporate Governance

circumstances. Our Corporate Governance Guidelines provide the Board the flexibility to determine whether or not the separation or combination of the Chair and Chief Executive Officer offices is in the best interests of the Company.

Chief Executive Officer and director Mark J. Costa has since 2014 served as Chair, the Board having determined that this is the most efficient manner to facilitate effective communication between management and the Board and provide strong and consistent leadership as well as a unified voice for the Company. In addition, the Board believes that combining the roles of Chair and Chief Executive Officer helps ensure that the Chief Executive Officer understands and can effectively and efficiently manage the implementation of the recommendations and decisions of the Board.

In order to give a significant voice to our non-management directors and to reinforce effective, independent leadership on the Board, when the same person holds the Chief Executive Officer and Chair positions or if the Chair is not otherwise independent, the Company’s Bylaws and Corporate Governance Guidelines provide that the Company has a Lead Director. The Lead Director’s responsibilities, which are described in more detail in the Company’s Corporate Governance Guidelines, include:

•

calling, setting agendas for, and presiding over executive sessions of the non-management directors at each regularly scheduled meeting of the Board, or at such other times as the non-management directors may determine;

•	calling special meetings of the full Board or the non-employee, independent directors;

•	presiding over Board meetings in the absence of the Chair;

•

collaborating and consulting with the Chair and Chief Executive Officer and other senior management concerning and approving or directing the approval of agendas, schedules, and materials for Board meetings;

•	acting as a liaison between the independent directors and the Chair; and

•	being available with the Chair for consultation and direct communication with stockholders.

David W. Raisbeck has served as Lead Director since May 2020.

In addition to the Lead Director providing independent leadership of the Board, certain key Company functions have completely independent Board oversight. As described below under “Board Committees”, the Finance Committee and the Environmental, Safety and Sustainability Committee each consists of all the non-employee, independent directors and is chaired by an independent director. Under this hybrid leadership structure with two Board “committees of the whole”, the Company’s financial and financing functions and health, safety, environmental, security, and sustainability functions are overseen by all of the independent directors under independent director leadership. See “Board Committees — Finance Committee” and “— Environmental, Safety and Sustainability Committee” below.

We believe that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies, procedures, and practices described below, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from the Board.

Corporate Strategy and Business Performance Oversight

With the leadership of the Chair and Chief Executive Officer, the Board actively oversees development, implementation, and results of executive management’s corporate growth and business strategy, including the current innovation-driven growth model. See “Information about Eastman, the Meeting, and Voting — Eastman Overview”. Corporate strategy and business and financial results, expectations, prospects, and opportunities are reviewed and discussed with the CEO and senior management throughout the year at each Board meeting and at meetings of the Audit, Compensation and Management Development, Finance, and Environmental, Safety and Sustainability Committees, including in separate private (or “executive”) sessions with the CEO and other individual executive and senior managers. As described below under “Board Committees — Compensation and Management Development Committee” and “Executive Compensation — Compensation Discussion and Analysis”, the Compensation and Management Development Committee oversees

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compensation of senior management and determines the compensation of executive officers, with a significant portion based on the measures of performance that the Committee and the Board have determined are most relevant to management’s corporate business strategy. Throughout the year the Compensation Committee monitors and evaluates corporate, business, and individual executive performance in its oversight and determination of annual management performance-based incentive compensation.

Human Capital Management Oversight

The Board believes that effective attraction, development, and retention of our employees (or “human capital”), including workforce and management development, diversity and inclusion initiatives, succession management, corporate culture and leadership quality, morale, and compensation and benefits, are vital to the success of Eastman’s innovation-driven growth strategy. (See “Business — Human Capital” in the Company’s 2020 Annual Report on Form 10-K filed with the SEC.) The Board oversees workforce and senior management development primarily through its Compensation and Management Development Committee. In its oversight of senior management evaluation, development, and compensation and its evaluation of executive officer performance and determination of executive compensation, the Compensation Committee regularly reviews with management and the Board employee composition, talent, and diversity and senior management development and succession plans, and the Board regularly reviews management and employee diversity and inclusion programs and initiatives. In addition, the CEO regularly reviews and discusses privately with the Board executive succession plans, and the Lead Director and the Chair of the Compensation Committee at least annually privately review CEO succession plans with the independent directors. The Board also regularly evaluates Eastman culture, and monitors the culture of the Company and leadership quality, morale, and development with scheduled one-on-one meetings with key senior managers, senior manager presentations at Board and Committees meetings, and luncheons, dinners, and other social gatherings before and after Board and Committees meetings (all of which were held virtually by video conference during 2020 after February).

Risk Oversight

The Board maintains oversight responsibility for the management of the Company’s risks, and oversees an enterprise-wide approach to risk management, designed to provide a holistic view of organizational objectives, including strategic objectives, to improve long-term organizational performance, to prioritize and manage identified risks, and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The full Board reviews with management its process for managing enterprise risk. Additionally, the Audit Committee is charged with overseeing our risk assessment and management process each year, including ensuring that management has instituted processes to identify major risks and has developed plans to manage such risks and reviewing with management the identified most significant risks and management’s plans for addressing and mitigating the potential effects of such risks. During the Company’s risk management review process, risk is assessed throughout our entire business, and is reported to a management corporate risk committee comprised of members of our various business units and control functions. Risks that are identified as “high-level” risks are reported to the Audit Committee and thereafter assigned, as appropriate, to various of the Board’s Committees, or to the Board as a whole, for further review, analysis, and development of appropriate plans for management and mitigation.

While the Board maintains the ultimate oversight responsibility for risk management and responsibility for risk management oversight of certain specific areas, each of the various Committees of the Board have been assigned responsibility for risk management oversight of specific identified areas. In particular, and in addition to its responsibility to conduct an annual assessment of the risk management process and report its findings to the Board, the Audit Committee maintains responsibility for overseeing risks related to the Company’s financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures, and cyber security and security of Company information.

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The Finance Committee has oversight responsibility related to the Company’s financial position and financing activities, including such areas as capital structure, raw material and energy costs, availability, and price volatility and hedging, large capital projects, pension obligations and funding, and acquisitions, divestitures, and joint ventures. The Environmental, Safety and Sustainability Committee assists the Board in fulfilling its oversight responsibility with respect to health, safety, environmental, security, sustainability, and public policy and political activities issues that affect the Company and works closely with the Company’s legal and regulatory management with respect to such matters. In addition, in setting compensation, the Compensation and Management Development Committee endeavors to develop a program of incentives that encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term business strategy and also reviews the leadership development of our employees. Finally, the Nominating and Corporate Governance Committee conducts an annual assessment of nominees to our Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committees structure, leadership, and membership, including those related to, affecting, or concerning the Board’s and its Committees’ risk oversight.

Investor Engagement

The Board believes that communication and engagement with the Company’s stockholders and other interested parties is an important component of the Company’s corporate governance practices. To create opportunities for directors and management to listen to the views of the Company’s stockholders and to provide explanation of the Company’s publicly available material information, from time to time directors and certain senior members of management have met with certain stockholders of the Company. In 2018, 2019, and 2020, the Lead Director and management met with institutional investor stockholders through meetings and telephone calls to discuss the Company’s environmental, social, and governance programs and practices. In 2020, the Company communicated with investors representing 40% of outstanding shares, and the Lead Director and executive management met virtually and by telephone with investors representing approximately 20% of outstanding shares and with proxy advisory firms concerning the Company’s strategy and business, employee inclusion and diversity initiatives, pay-for-performance compensation programs, and sustainability business initiatives. These discussions were reported to the Board, and have resulted in additional and enhanced description of certain sustainability, governance, compensation and inclusion and diversity items and initiatives in subsequent public disclosures and communications.

Director Independence

The Board and its Nominating and Corporate Governance Committee have reviewed the standards of independence for directors established by applicable laws and regulations, including the listing standards of the New York Stock Exchange, and by the Company’s Corporate Governance Guidelines and have reviewed and evaluated the relationships of directors with the Company and its management. Based upon this review and evaluation, the Board has determined that none of the non-employee members of the Board (that is, all directors but Mr. Costa) has or had a relationship with the Company or its management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board is an independent director.

In making these determinations, the Nominating and Corporate Governance Committee and the Board reviewed and evaluated all direct and indirect transactions and relationships between the Company and the non-employee directors and their affiliates and immediate family members. Under the New York Stock Exchange listing standards and Eastman’s Corporate Governance Guidelines, an “independent” director is one who has “no direct or indirect material relationship with the Company or its management” and who:

•	has not been employed by the Company or any of its subsidiaries or affiliates, and who has no immediate family member who has been an executive officer of the Company, within the previous three years;

•

has not received, and whose immediate family member has not received, in any 12-month period within the previous three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and

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Item 1 — Election of Directors — The Board of Directors and Corporate Governance

pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•

as to the Company’s internal or external auditor, is not, and whose immediate family member is not, a partner; is not employed by; has not been, and whose immediate family member has not been, within the last three years, and is not currently, a partner or employee and personally worked on the Company’s audit;

•

is not and has not in the past three years been employed, and whose immediate family member is not and has not in the past three years been employed, as an executive officer of another company where any of the Company’s present executives at the same time serve or served on that company’s compensation committee;

•

is not an employee of, and whose immediate family member is not an executive officer of, another company that has made payments to, or received payments from, the Company for property or services in an amount that exceeds, in any of the last three years, the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	has no personal services contract with the Company, any subsidiary or affiliate of the Company or any executive officer;

•

does not have any other business relationship with the Company or any of its subsidiaries or affiliates (other than service as a director) that the Company would be required to disclose in proxy statements or in annual reports on Form 10-K filed with the SEC;

•

is not an executive officer of another company that is indebted to the Company or to which the Company is indebted and the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company that he or she serves as an executive officer;

•

is not an officer, director, or trustee of a charitable organization to which discretionary charitable contributions to the organization by the Company or an affiliate are more than 1% of that organization’s total annual charitable receipts or $100,000, whichever is less; and

•

is not a director, executive officer, partner, or greater than 10% equity holder of an entity that provides advisory, consulting, or professional services to the Company, any of its affiliates, or any executive officer.

Transactions with Directors, Executive Officers, and Related Persons

As described above, at least annually the Board reviews and evaluates all current and recent past transactions involving the Company in which non-employee directors and their affiliates (including immediate family members and other firms, corporations, or entities with which the director has a relationship) have or had a direct or indirect interest. The Board also reviews any such transactions and relationships in which executive officers of the Company or members of their immediate families have or had an interest. Written Company policies require approval by the Board (in the case of the Chief Executive Officer) or senior management (in the case of all other employees) of each Company transaction in which an employee has a direct or indirect financial or other personal interest, and restrict reporting relationships between immediate family member employees.

In the most recent review, the Board considered purchases and sales of products and services in the ordinary course of business to and from companies of which non-employee directors are officers and a payment by a third party to a partnership of which a non-employee director is a partner for professional services to the third party for which the Company paid fees to the third party. Each such transaction was below the thresholds of the categorical standards listed above and determined by the Board not to be a material transaction or relationship.

The Board also reviewed employment by the Company of two immediate family members of executive officers. The immediately family members’ compensation was below the relevant dollar threshold of applicable SEC rules for disclosure in this Proxy Statement, and the terms of such employment, including compensation and benefits, were in all respects according to standard Company employment policies and practices. Each executive’s immediate family member worked in

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an organization that was not in the executive’s line of management or the executive had no direct reporting relationship with his immediate family member, and in each case the executive made no, and will not make any, hiring, compensation, promotion, or evaluation decisions regarding his immediately family member.

Board Committees

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Management Development Committee, a Finance Committee, and an Environmental, Safety and Sustainability Committee. All committee members are non-employee, independent directors. The written charter of each committee of the Board is available in the “Investors — Corporate Governance” section of the Company’s website (www.eastman.com).

Audit Committee.    The members of the Audit Committee are Messrs. Alfonso (Chair), Doheny, and Stevens, Ms. Allen Sutherland, and Dr. Mink. The Audit Committee held eight meetings during 2020. The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities relating to:

•	the integrity of the financial statements of the Company and the Company’s system of internal controls over financial reporting and disclosure controls and procedures;

•	the Company’s management of and compliance with legal and regulatory requirements;

•	the independence and performance of the Company’s internal auditors;

•	the qualifications, independence, and performance of the Company’s independent registered public accounting firm;

•

the retention and termination of the Company’s independent registered public accounting firm, including the approval of fees and other terms of their engagement and the approval of non-audit relationships with the independent registered public accounting firm; and

•	risk assessment and risk management.

The Board of Directors has determined that each member of the Audit Committee is “independent” and that each of Messrs. Alfonso and Stevens is an “audit committee financial expert” under applicable provisions of the New York Stock Exchange’s listing standards and the Securities Exchange Act of 1934.

Audit Committee Report

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal control over financial reporting and related disclosure controls and procedures, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting. All audit and non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the accounting firm’s independence. At the beginning of the year, the Audit Committee reviewed and approved all known audit and non-audit services and fees to be provided by and paid to PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee were approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority.

The Audit Committee evaluates the performance of the independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other independent registered public accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered public accounting firm, and knowledge of the Company’s global operations and industry. Based on this evaluation, the Audit Committee decided to retain

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PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the year ending December 31, 2021. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the independent registered public accounting firm at the 2021 Annual Meeting (see “Item 4 — Ratification of Appointment of Independent Registered Public Accounting Firm”).

Of the Audit Committee’s eight meetings during 2020, five were regular meetings that included separate private (or “executive”) sessions of the Committee with the Company’s independent registered public accounting firm and with Company management, including the director of internal audit, the chief legal officer, the chief financial officer, the chief accounting officer, the corporate controller, the director of corporate compliance, the chief information officer, and other financial and legal management employees, and among the Committee members themselves. These executive sessions included discussion of specific financial management, legal, accounting, auditing, internal and disclosure controls, corporate compliance, and risk management matters. As part of its oversight of the Company’s risk management process, the Committee reviewed and discussed management’s risk assessment and risk management program, including individual areas of risk and the overall risk management process. See “Risk Oversight” earlier in this proxy statement. The Audit Committee also met with the chief legal officer and the director of corporate compliance to discuss the effectiveness of the Company’s compliance program and received regular corporate compliance program status reports and updates.

Four of the Audit Committee’s meetings included review of the Company’s planned public disclosures of quarterly financial results. These meetings included review with management and the independent registered public accounting firm of the financial statements and management’s discussion and analysis of financial condition and results of operations disclosures in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filings prior to filing with the SEC and of matters relating to the Company’s internal control over financial reporting and disclosure controls and procedures for such filings.

Numerous other informal meetings and communications among the Chair, various Committee members, PricewaterhouseCoopers LLP, the director of internal audit, the chief information officer, and other members of the Company’s management also occurred. The agenda for each of the Audit Committee’s meetings is established by the Audit Committee Chair and the director of internal audit.

Throughout the year, the Committee reviewed with the Company’s financial management, PricewaterhouseCoopers LLP, and the director of internal audit the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting, and the quality of the Company’s financial reporting.

Management has reviewed and discussed the audited financial statements and related disclosures in the Company’s Annual Report on Form 10-K with the Audit Committee. This review and discussion included the quality of accounting principles, the reasonableness of the significant accounting judgments and estimates, the clarity of disclosures in and concerning the financial statements, and the internal controls and disclosure controls and procedures that support management’s accounting and disclosure judgments and the certifications of the Chief Executive Officer and the Chief Financial Officer that the financial statements of the Company fairly present, in all material respects, the financial condition, results of operations, and cash flows of the Company.

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked them to address, and discussed their responses to, questions relevant to the Audit Committee’s oversight. These discussions included significant accounting judgments or estimates made by management in preparing the financial statements, fair presentation to investors in the financial statements of the Company’s financial position and performance in accordance with generally accepted accounting principles and SEC disclosure requirements, and implementation of internal controls and internal audit procedures that are appropriate for the Company.

The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Committee has received from

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PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing PricewaterhouseCoopers LLP internal quality control procedures.

In reliance on these reviews and discussions and the reports of PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC. Ms. Allen Sutherland was elected to the Board and appointed to the Audit Committee in January 2021, and did not participate in review of or recommendations concerning the 2020 financial statements.

Audit Committee

Humberto P. Alfonso (Chair)

Edward L. Doheny II

Renée J. Hornbaker*

Kim A. Mink

Charles K. Stevens III

* Ms. Hornbaker was a member of the Audit Committee until February 12, 2021.

Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee are Messrs. O’Brien (Chair), Begemann, and Raisbeck and Mmes. Holder and Hornbaker. The Nominating and Corporate Governance Committee held six meetings during 2020. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become Board members;

•	recommend to the Board candidates to fill Board vacancies and newly-created director positions;

•	recommend to the Board whether incumbent directors should be nominated for reelection to the Board upon the expiration of their terms;

•	review, develop, and recommend corporate governance principles and practices, and regularly review and evaluate corporate governance trends and developments;

•	review and make recommendations to the Board regarding director compensation (see “Director Compensation”);

•	oversee the Board’s self-evaluation and peer-to-peer evaluations; and

•	recommend committee structures, membership, and chairs and, if the Chairman is not an independent director, the independent director to serve as Lead Director.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” under applicable provisions of the New York Stock Exchange’s listing standards.

Director Nominations.    The Nominating and Corporate Governance Committee is responsible for reviewing and recommending to the Board potential directors who possess the skills, knowledge, and understanding necessary to be valued members of the Board in order to assist it in successfully performing its role in corporate oversight and governance. The Nominating and Corporate Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board as a whole in an effort to ensure that the Board is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. In general, and in giving due consideration to the composition of the Board, the desired attributes of individual directors, including those of any nominees of stockholders, are as described under “Board Composition and Culture.”

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Item 1 — Election of Directors — Board Committees

The Nominating and Corporate Governance Committee will consider persons nominated by stockholders and recommend to the full Board whether such nominee should be included with the Board’s nominees for election by stockholders. Our Bylaws contain provisions that address the process (including the required information and deadlines) by which a stockholder or group of stockholders may nominate an individual for consideration by the Nominating and Corporate Governance Committee to stand for election at an annual meeting of stockholders. In addition, the proxy access provision in our Bylaws provides that, under certain circumstances, a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least the previous three years may nominate and include director nominees constituting up to 20% of the number of directors then serving on the Board in the Company’s proxy materials, provided that such stockholder(s) and nominee(s) satisfy the disclosure and other requirements set forth in our Bylaws. In order to use this proxy access Bylaw provision, stockholders are required to hold shares until the date of the applicable annual meeting. For additional information on how stockholders may submit nominees for election to the Board, see “Information about Eastman, the Meeting, and Voting  — Nominations by Stockholders for Election to the Board of Directors and Stockholder Nomination Proxy Access.”

The Board and the Nominating and Corporate Governance Committee have from time to time utilized the services of director search firms to assist in the identification of qualified potential director nominees, including its identification of Ms. Allen Sutherland as a qualified director nominee.

Compensation and Management Development Committee.    The members of the Compensation and Management Development Committee (the “Compensation Committee”) are Messrs. Begemann (Chair), O’ Brien and Raisbeck and Mmes. Holder and Hornbaker. The Compensation Committee held six meetings during 2020. The purpose of the Compensation Committee is to:

•

oversee establishment and administration of the Company’s policies, programs, and procedures for evaluating, developing, and compensating the Company’s senior management, including oversight of management succession and risk assessment of compensation programs and practices;

•	oversee attraction, development, and retention of employees (or “human capital”), including diversity and inclusion programs and Company culture and leadership quality, morale, and development;

•	oversee the Company’s management development and compensation and benefits philosophy and strategy; and

•

determine the compensation of the Company’s executive officers, review management’s executive compensation disclosures, approve adoption of cash and equity-based incentive management compensation plans, and oversee management’s administration of the Company’s benefits plans.

The Compensation Committee has exclusive authority to grant stock-based incentive awards under the Omnibus Stock Compensation Plan and has delegated to the Chair and Chief Executive Officer authority to make certain limited stock-based compensation awards to employees other than executive officers. The Compensation Committee receives input from Company management on compensation and benefits matters, and considers such input in establishing and overseeing management’s compensation programs and in determining executive compensation. For additional description of the Committee’s oversight of workforce and senior management development and its processes and procedures for consideration and determination of executive compensation, including the role of management in recommending compensation, see “Human Capital Management Oversight ” and “Executive Compensation — Compensation Discussion and Analysis” later in this proxy statement.

The Board of Directors has determined that each member of the Compensation Committee is “independent” under applicable provisions of the New York Stock Exchange’s listing standards.

Compensation Consultant.    The Compensation Committee has directly engaged Aon Consulting as its external compensation consultant. Aon Consulting reports to, and receives its direction from, the Compensation Committee, and a representative of Aon Consulting attends each meeting of the Compensation Committee as its advisor. Aon Consulting

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provides the Compensation Committee with third-party survey information used in setting short- and long-term compensation levels, perspective on emerging compensation issues and trends, and expertise in incentive compensation structure, terms, and design. See “Executive Compensation — Compensation Discussion and Analysis.” Aon Consulting also provides such services to the Nominating and Corporate Governance Committee for its recommendations to the Board regarding non-employee director compensation. See “Director Compensation.” Any other services provided by Aon Consulting and its affiliates to Eastman are approved by the Compensation Committee. Company management also uses the services of several other outside firms for compensation analysis, third-party surveys, and management pay research and analysis. None of these other firms provide any consulting services to the Compensation Committee or to the Nominating and Corporate Governance Committee.

In reviewing Aon Consulting’s performance in 2020 and considering its continued engagement for 2021, the Compensation Committee evaluated Aon Consulting’s independence from Company management and any conflicts of interest in accordance with applicable New York Stock Exchange listing requirements. The Compensation Committee considered Aon Consulting’s provision of other services to the Company, the fees paid by the Company to Aon Consulting as a percentage of the firm’s total revenue, Aon Consulting’s policies and procedures to prevent conflicts of interest, and the confirmation by Aon Consulting that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that Aon Consulting is independent of the Committee and of Company management and has no conflicts of interest in its performance of services to the Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” which appears later in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC and in this proxy statement. Ms. Hornbaker was appointed to the Compensation Committee in February 2021, and did not participate in the Committee’s oversight, determination, and approval of executive compensation during 2020.

Compensation and Management Development Committee

Brett D. Begemann (Chair)

Julie F. Holder

James J. O’Brien

David W. Raisbeck

Finance Committee.    All of the directors except Mr. Costa are members, and Ms. Hornbaker is the Chair, of the Finance Committee. The Finance Committee held four meetings during 2020. The purpose of the Finance Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s financial position and financing activities, including consideration of the Company’s financing plans, cost of capital, significant corporate transactions (including acquisitions, divestitures, and joint ventures), capital expenditures, financial status of the Company’s defined benefit pension plans, payment of dividends, issuance and repurchase of stock, and use of financial instruments, commodity purchasing, insurance, and other hedging arrangements and strategies to manage exposure to financial and market risks.

Environmental, Safety and Sustainability Committee.    All of the directors except Mr. Costa are members, and Ms. Holder is the Chair, of the Environmental, Safety and Sustainability Committee. The Environmental, Safety and Sustainability Committee held two meetings during 2020. The purpose of the Environmental, Safety and Sustainability Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s policies and practices concerning health, safety, environmental, security, sustainability, and public policy and political activities matters. The Company’s sustainability program, and its relationship to our strategy for innovative growth, is described in our annual Sustainability Report on the Eastman website.

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Item 1 — Election of Directors — Director Compensation

Director Compensation

Director compensation is determined by the Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee and the Committee’s compensation consultant. (See “Compensation and Management Development Committee — Compensation Consultant”). The Board uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as directors. In setting the compensation of non-employee directors, the Nominating and Corporate Governance Committee and the Board consider the significant amount of time that the Board and its Committees are expected to expend, the skills, knowledge, and understanding needed for service on the Board, and the types and amounts of director pay of similar public companies (including the compensation peer comparison companies listed under “Executive Compensation — Compensation Discussion and Analysis — Review of 2020 Executive Compensation ”). The Nominating and Corporate Governance Committee and the Board annually review non-employee director compensation, and the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has from time to time changed the amounts and forms of director pay to make the value of total non-employee director compensation closer to that of peer director compensation benchmarking companies (most recently increases in the annual director retainer and the annual restricted stock award in 2019). The Nominating and Corporate Governance Committee in 2020 concluded that non-employee director total pay was in line with external market comparisons, and accordingly the Board made no changes to non-employee director compensation for 2021.

The following table provides information concerning compensation paid to the Company’s non-employee directors for 2020. Directors who are also employees of the Company (Mr. Costa) receive no additional compensation for their service on the Board.

Director Compensation for Year Ended December 31, 2020

Name*	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Humberto P. Alfonso	$145,500	$100,017	$0	$0	$0	$60,000	$305,517
Brett D. Begemann	135,000	100,017	0	0	0	60,000	295,017
Michael P. Connors(6)	57,500	0	0	0	0	30,000	87,500
Edward L. Doheny II(6)	101,731	110,083	0	0	0	53,077	264,891
Robert M. Hernandez(6)	82,000	0	0	0	0	30,000	112,000
Julie F. Holder	134,500	100,017	0	0	0	60,000	294,517
Renée J. Hornbaker	140,500	100,017	0	0	0	60,000	300,517
Lewis M. Kling(6)	57,500	0	0	0	0	30,000	87,500
Kim A. Mink	115,000	100,017	0	0	0	60,000	275,017
James J. O’Brien	124,738	100,017	0	0	0	60,000	284,755
David W. Raisbeck	152,967	100,017	0	0	0	60,000	312,984
Charles K. Stevens III(6)	105,417	110,066	0	0	0	55,000	270,483

*	Vanessa L. Allen Sutherland became a director in January 2021 and received no compensation for services as a director for 2020.

1)

Compensation in this column consists of director retainer fees and, where applicable, Lead Director or Committee Chair retainer fees. This column also includes compensation paid on an “event” basis for significant time spent outside Board or Committee meetings for director training, interviewing director candidates, meeting with Company

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management, meeting with external auditors, meeting with investors and management, or other meetings or activities as directed by the Board or one of its Committees. Cash fees for 2020 were paid according to the following schedule:

Director Retainer	$115,000
Lead Director Retainer	40,000
Chair Retainer — Audit Committee	23,000
Chair Retainer — Compensation and Management Development Committee	20,000
Chair Retainer — Nominating and Corporate Governance Committee	15,000
Chair Retainer — Finance Committee	15,000
Chair Retainer — Environmental, Safety and Sustainability Committee	15,000
“Event” Fee (Per Event)	1,500

Cash retainers and event fees are paid in two semi-annual payments. Event fees were paid in 2020 to Mr. Alfonso ($7,500), Mr. Hernandez ($4,500), Ms. Holder ($4,500), Ms. Hornbaker ($10,500), and Mr. Raisbeck ($4,500).

2)

Grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Stock Compensation), of (i) annual awards of restricted shares of common stock to each non-employee director having a fair market value equal to $100,000 (with the number of restricted shares awarded rounded up in the case of fractional shares) made on the date of his or her election as a director at the 2020 Annual Meeting of Stockholders under the Director Stock Compensation Subplan of the 2017 Omnibus Stock Compensation Plan (the “DSCS”) and (ii) one-time award of restricted shares to each of Messrs. Doheny and Stevens upon election as a director under the DSCS having a fair value equal to $10,000 (with the number of restricted shares awarded rounded up in the case of fractional shares). Messrs. Begemann, Doheny, and O’Brien and Dr. Mink each elected to receive the annual restricted stock award as deferred phantom stock units as described in note (4) below. See note 17 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2020, mailed and delivered electronically with this proxy statement, for a description of the assumptions made in the valuation of stock awards under FASB ASC Topic 718.

The restricted shares are not transferable (except by will or the laws of descent and distribution or as described below) and are subject to forfeiture until the earliest of (i) the 2021 Annual Meeting of Stockholders in the case of the annual awards and the one-year anniversary of the one-time awards (provided the grantee is still a director), (ii) death, disability, or resignation due to attaining retirement age or another approved reason during the restricted period, or (iii) departure from the Board at the end of the term of service to which elected (in the case of the annual awards) or failure to be re-elected as a director during the one-year term after the grant (in the case of the one-time awards). During the restricted period, the director has all of the rights of a stockholder with respect to the restricted shares (other than the right to transfer the shares), including voting and dividend rights. The DSCS contains provisions regarding the treatment of restricted shares in the event of a “change in control” (as defined in the DSCS, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event, all outstanding restricted shares would immediately vest and become transferable, and would be valued and cashed out on the basis of the change in control price as soon as practicable, but in no event more than 90 days after the change in control. The Nominating and Corporate Governance Committee has the discretion, even if a change in control event will occur, to determine that immediate vesting of restricted shares under the DSCS should not occur for that event and that the restricted shares will not become fully vested when that event occurs.

Mr. Doheny held 133 restricted shares, Mr. Stevens held 1,795 restricted shares, and Messrs. Alfonso, and Raisbeck and Mses. Holder and Hornbaker each held 1,654 restricted shares at December 31, 2020. Messrs. Begemann, Doheny, and O’Brien and Dr. Mink each held 1,654 unvested phantom stock units received in lieu of the annual restricted stock award.

3)	No stock options were granted in 2020, and non-employee directors held no options at December 31, 2020.

    2021 Proxy Statement    31

Item 1 — Election of Directors — Director Compensation

4)

The Directors’ Deferred Compensation Plan (the “DDCP”) is an unfunded, nonqualified, deferred compensation plan under which each non-employee director may elect to defer compensation received as a director until he or she ceases to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred is (i) all or a portion of cash compensation for service as a director, including retainer and “event” fees and (ii) the annual restricted stock award for service as a director. If a director elects to defer the annual restricted stock award, the value of the award is first converted to an unvested deferred cash equivalent amount in the Eastman phantom stock account of the DDCP which is subject to forfeiture until it vests if the director is still serving as a director immediately prior to the election of directors at the next annual meeting of stockholders, after which it remains deferred until the end of service as a director. In addition, as described in note (5) below, each non-employee director receives a non-elective annual deferral of $60,000 that is initially deferred into the director’s Eastman phantom stock account of the DDCP. Directors may elect to credit deferred compensation accounts in the DDCP to individual hypothetical investment alternatives, including Eastman phantom stock. Upon completion of service as a director, the value of the director’s DDCP account is paid, in cash, in a single lump sum or in up to ten annual installments as elected in advance by the director. For 2020, no nonqualified deferred compensation earnings are reported because there were no preferential or above-market earnings on amounts in individual hypothetical investment accounts (defined as appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on the underlying common stock or interest on amounts deferred at a rate exceeding 120% of the federal long-term rate).

Eastman does not have a director pension plan.

5)

Amount of annual retainer not included in “Fees Earned or Paid in Cash” column that was automatically deferred into the director’s Eastman phantom stock investment account of the DDCP. The value of non-employee director perquisites and personal benefits that have an incremental cost to the Company (personal liability insurance and Company-provided insurance for non-employee director travel) are not reported for 2020 since the total amount per individual was less than $10,000.

6)

Messrs. Doheny and Stevens each became a director in February 2020, and certain of their compensation was prorated for time of service. Messrs. Connors, Hernandez, and Kling served as directors until the 2020 Annual Meeting of Stockholders on May 7, 2020.

32    2021 Proxy Statement

Item 2 — Advisory Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say-on-pay” vote. In the Company’s advisory say-on-pay vote at the 2020 Annual Meeting, 78% of votes cast were “for” approval of the executive compensation as disclosed in the 2020 Annual Meeting proxy statement. The Compensation Committee considered the outcome of this vote in its establishment and oversight of the compensation of the executive officers during 2020, as further discussed in “Executive Compensation — Compensation Discussion and Analysis”, and management continued to consider input of investors in its description of the terms of executive compensation and of the Compensation Committee’s executive compensation decisions in “Executive Compensation” as described in “The Board of Directors and Corporate Governance — Investor Engagement” and “Executive Compensation — Compensation Discussion and Analysis — Evaluation of Stockholder Say-on-Pay-Vote Results and Investor Engagement”.

The Company’s strategy for value-creating business and financial growth from sustainable innovation, market engagement, and differentiated technologies and applications development (see “Information about Eastman, the Meeting, and Voting — Eastman Overview”) leverages the capabilities of its employees to innovate and execute its growth strategy while remaining committed to maintaining a strong financial position with appropriate financial flexibility and liquidity. Our compensation philosophy supports this strategy by stressing the importance of pay for corporate and individual performance in meeting strategic and business goals for growth, innovative value creation and financial strength and flexibility, while remaining able to meet changing employee, business, and market conditions. Our executive compensation program is designed to attract and retain a talented and creative team of executives who will provide disciplined leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this by motivating executives with an appropriate mix of compensation elements. Please read the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation philosophy and programs, including information about the compensation of our named executive officers for 2020 as detailed in the tables and narrative.

The say-on-pay vote gives stockholders the opportunity to indicate their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers disclosed and the philosophy, objectives, and practices described in this proxy statement.

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders, and the Compensation Committee will consider the outcome of the vote in its establishment and oversight of the compensation of the executive officers.

Stockholders are being asked to approve the compensation of the named executive officers as disclosed in the “Executive Compensation” section of this proxy statement, including the Compensation Discussion and Analysis, compensation tables, and narrative. The Board recommends that you vote ”FOR” the advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

    2021 Proxy Statement    33

Executive Compensation

Compensation Discussion and Analysis

This “Compensation Discussion and Analysis” provides context for the executive compensation information detailed in the tables and narrative in the following sections of this proxy statement. The Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) establishes and oversees the administration of the policies, programs, and procedures for evaluating, developing, and compensating our senior management, and determines the components, structure, forms, terms, and amounts of the compensation of our executive officers. What follows is a summary of compensation philosophy and objectives for executive officers, the relationship of corporate performance to executive compensation, and the bases for the Compensation Committee’s executive officer compensation decisions.

Executive Summary

Executive Pay Elements and Philosophy.    For 2020, the compensation of the executive officers named in the “Summary Compensation Table” below (the “named executive officers”) consisted of three principal elements:

•	base salary;

•	annual incentive pay opportunities; and

•	long-term stock-based incentive awards in the form of stock options, performance shares, and restricted stock units.

Base salary helps us to attract and retain executive talent and is the fixed element of our pay program. The Company uses annual incentive pay opportunities to tie executive compensation to the attainment of key corporate and individual objectives. Long-term stock-based incentive pay aligns executive compensation with the long-term interests of the Company’s stockholders, focuses on achievement of strategic long-term financial objectives, and attracts and retains an outstanding executive team.

The Compensation Committee believes that this mix of executive pay components strikes an appropriate balance between the short- and long-term focus of the executives and the types of performance incented and risks encouraged, and aligns the interests of executive officers with those of other stockholders.

Our compensation program incorporates the following practices and features:

What We Do
✓

Oversight and decisions by a Compensation Committee comprised solely of independent directors with significant executive compensation and management experience who understand drivers of long-term corporate performance.

✓	Use an independent compensation consultant to the Compensation Committee with no conflicts of interest.
✓	Annual assessment by the Compensation Committee of potential risks associated with the compensation program.
✓

Benchmark executive pay and overall program design based on data from the Committee’s independent compensation consultant, and use competitive peer company data in making decisions about all components of pay.

✓	Significant portion of pay based on corporate and individual performance.
✓	Robust stock ownership expectations.
✓	Executive pay recoupment (or “clawback”) policy.
✓	“Double trigger” change-in-control vesting of outstanding stock-based pay awards.
✓	Regular dialogue with investors and proxy advisory firms about executive pay program and practices.

What We Don’t Do
×	Target a specific percentile of competitive peer company pay to set executive pay.
×	Reprice or change performance targets for stock options or other long-term stock-based incentive awards after those awards are granted.
×	Include value of equity awards in pension benefit calculations.
×	Allow pledging or hedging of Company stock by our executive officers.
×	“Gross-up” taxes for any imputed income on limited executive perquisites.
×	“Gross-up” tax payments, or accelerate equity vesting without termination following change-in-control, under limited change-in-control severance arrangements.

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Executive Compensation — Compensation Discussion and Analysis

2020 Performance Highlights*

Resilience in the face of unprecedented challenges:    2020 performance demonstrates the resilience of Eastman’s people, its innovation-driven strategy, and its portfolio of products in the face of the COVID-19 pandemic.

•

Management demonstrated dedication and leadership both in managing the Company in the face of the pandemic and in continuing to drive strategic initiatives. Significant accomplishments included protecting employees during the pandemic, serving customers without any major production issues, continuing to innovate despite disruption of lockdowns, managing costs, and generating cash flow.

2020 financial highlights include:

•

With our publicly announced pivot to focusing on cash flow as our financial priority in light of uncertainty presented by COVID-19, we met our cash generation and liquidity objectives while reducing debt:

•

We successfully executed our emphasis on cash flow, exceeding our goal of delivering over $1 billion in free cash flow (cash provided by operating activities less net capital expenditures) for the fourth consecutive year.

•	This performance delivered 128% conversion of free cash flow to adjusted net income, which was well above most other peer chemical companies.

•

The quick actions we took to adjust operations and prioritize cash negatively impacted earnings, including approximately $100 million of costs from reduction of inventory levels beyond weakened demand.

•

Reduced net debt (total borrowing less cash and cash equivalents) by $524 million in 2020, including repaying $650 million borrowings made in early 2020 to shore up liquidity to weather COVID-19 uncertainties.

•	We achieved record fourth quarter adjusted earnings per share and resilient full year earnings:

•

Fourth quarter 2020 adjusted earnings before interest and taxes (“adjusted EBIT”) increased 18% compared to 2019 due to increased volume and improved product mix, increased capacity utilization, and aggressive cost management, positioning Eastman for strong growth in 2021.

•

2020 adjusted EBIT decreased 12% compared to 2019 due to reduced capacity utilization, lower sales volume, less favorable product mix and lower revenue due to the impact of COVID-19, partially offset by cost reduction actions. This result was only 13% below our pre-COVID-19 publicly disclosed adjusted earnings projections.

•	Our cost reduction actions partially offset higher costs due to COVID-19:

•

Temporary and structural cost actions reduced costs by approximately $150 million for the year, partially offsetting higher costs resulting from lower capacity utilization and inventory reduction as part of prioritization of cash generation as a result of COVID-19.

*

For a discussion of our use of non-GAAP financial measures and reconciliations of adjusted earnings per share and EBIT, free cash flow, and net debt to the most directly comparable GAAP measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the Company’s 2020 Annual Report on Form 10-K filed with the SEC.

    2021 Proxy Statement    35

Executive Compensation — Compensation Discussion and Analysis

•	We delivered strong returns to investors and performed well relative to peer companies:

•	Returned $418 million to stockholders through a combination of an increased dividend (the eleventh consecutive year we have raised our dividend) and share repurchases.

•

Total Shareholder Return (“TSR”): 2020 TSR (change in stock price plus dividends assuming reinvestment of dividends, calculated the same as TSR performance in determining three-year performance share payouts as described under “Elements of our Executive Compensation — Stock-Based Incentive Pay — Long-Term Performance Shares”), reflecting the transitioning nature of our portfolio, was:

•	1-year: 36%

•	2-year: 49%

•	3-year: 21%.

•

Relative TSR: 2020 TSR compared to the broad group of materials companies with which the Compensation Committee compares performance in determining three-year performance share payouts improved significantly, moving us in line with more specialty companies due to our innovation-driven growth strategy.

*

Cumulative total return during 2020 on common stock of Eastman and the other companies of the S&P 1500 “Materials Sector” that are classified as chemical companies. Cumulative total return represents the change in stock price and the amount of dividends, assuming reinvestment of dividends, calculated the same as TSR performance in determining three-year performance share payouts as described under “Elements of our Executive Compensation — Stock-Based Incentive Pay — Long-Term Performance Shares”. The graph assumes investment of the same amount in each company on December 31, 2019 and shows percentage increase or decrease from January 1 to December 31, 2020.

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Executive Compensation — Compensation Discussion and Analysis

Strategy:    The Company continues its transformation to a global specialty materials company that enhances the quality of life in a material way with a higher proportion of differentiated specialty products.

•	Eastman employees executed our strategy in 2020, even as performance was affected by the COVID-19 pandemic, as evidenced by our resilient financial results and strong value creation for stockholders.

•	In the face of a very challenging environment, we demonstrated resilience in earnings and free cash flow, reflected in our share price and TSR.

•

At the heart of our success is the application of our innovation-driven growth model, which is enabling us to perform better than our recovering end markets, especially for certain product lines including performance films, specialty plastics, and architectural coatings.

•

To facilitate the transformation to a global specialty materials company, management accelerated changes to Eastman business and operations to improve cost structure, increase investment in growth, and strengthen capabilities, including specific initiatives in 2020 and currently to transform operations, work processes and systems, and business structure alignment, scale, and integration.

•	We also accelerated progress on our sustainability initiatives, including announcement of Eastman’s:

•	Commitment to reduce Scope 1 & 2 greenhouse gas emissions by one-third by 2030 and to achieve carbon neutrality by 2050.

•	Developments in mechanical and molecular recycling technology circular economy initiatives, including capital investment for a new plastics molecular recycling facility.

•

Continued emphasis on attraction, development, and retention of our employees, with a particular emphasis on inclusion and diversity, to continue building a high performing culture where everyone is inspired to do their best work.

Actions Related to COVID-19:

•

The Company implemented changes to its operations and business practices to follow U.S. Centers for Disease Control COVID-19 Guidelines and minimize physical interaction, including using technology to allow employees to work from home when possible and altering production procedures and schedules.

•

Eastman’s “zero-incident mindset” takes a holistic approach to people and processes by fostering the right behaviors, values, and culture to ensure that employees are operating responsibly, accountably and safely. For 2020, in addition to annual process and personal safety performance expectations, this included safety and wellness protocols for protection against the COVID-19 coronavirus for employees returning to the workplace.

2020 Compensation Actions – Continued Emphasis on Pay-for-Performance

Salary:    Delayed salary increases for 2020 for all non-operations employees, including executives, until the end of the year.

Annual Incentive Pay:    Following review of Company and individual performance, the Committee approved a cash payout pool for annual incentive awards of 100% of target. Using the pre-COVID-19 financial forecast for Company performance, free cash flow exceeded target and earnings were just below target (87%). In determining to pay at 100% of target, the Compensation Committee considered many factors, including:

•	effectiveness of actions taken to protect employee health and safety during COVID-19 and continue manufacturing and business operations to supply customers with essential products;

•	management’s performance, including execution of the strategic plan and revised objectives and tactics, in the face of COVID-19;

    2021 Proxy Statement    37

Executive Compensation — Compensation Discussion and Analysis

•

financial results in light of challenges faced, especially focus on free cash flow and cost management and the strong recovery of earnings in the second half of the year that has positioned us well for 2021;

•	stock price performance, both absolute and in relation to the S&P Materials Sector chemical companies;

•	despite COVID-19-related restrictions on how employees could work, great progress on employee capability development and inclusion and diversity initiatives;

•

while focusing on how to manage through the pandemic crisis, management accelerated and increased the scope of the ongoing operational and business transformation programs, setting up the Company for growth as it moves into 2021;

•	superior financial performance relative to peers during COVID-19; and

•

that the cash pay-out under the annual incentive plan is to all leaders, from executives to front line managers (approximately 900 management level employees), and that the other approximately 13,600 employees participate in a similar incentive plan, all of whose efforts were critical to the Company’s success in 2020.

Long-term Incentive Pay:    Executive officers received stock option grants and three-year long-term performance share and restricted stock unit awards to directly link future compensation to stockholder and capital returns and as retention incentive.

•

The Committee revised the previously awarded three-year long-term performance shares to change the return on capital measurement of earnings from continuing operations for 2020 and future performance period years from GAAP to non-GAAP. The Committee determined that this change aligns the target performance set by the Committee at the beginning of three-year performance periods with the long-term forecast measure used by management in strategic planning and decision making, consistent with and intended to motivate and reward accomplishment of ongoing changes to the Company’s business and products in execution of the strategy for long-term growth. This change was unrelated to the temporary impact of COVID-19 on business conditions. This modification did not result in any incremental changes to the grant date accounting valuations of the outstanding performance shares that were reported in the Summary Compensation Table.

Investor Outreach:    In 2020, we engaged extensively with stockholders to better understand their viewpoints, gather input on our business strategy and execution and obtain feedback regarding other matters of investor interest, including our executive compensation program. The Company communicated with investors representing approximately 40% of outstanding shares, and the Lead Director of the Board and executive management met virtually and by telephone with investors representing approximately 20% of outstanding shares and with proxy advisory firms, concerning executive compensation design, practices, and disclosures, possible adjustments to 2020 performance-based pay because of the impact of and uncertainty due to the COVID-19 coronavirus, and employee inclusion and diversity initiatives. The investors with which we met and communicated about our executive pay program indicated no concerns with current executive compensation program and practices.

Differences in Reported Pay and Actual Pay.    The “Total” amount that is reported in the Summary Compensation Table for each named executive officer is a combination of actual amounts paid or earned for the year (base salary, annual incentive pay awards, Company contributions to defined contribution plans, and perquisites and personal benefits) and estimated values of appreciation, payouts, and payments in future years using accounting and actuarial financial models (grant date fair values of performance share and restricted stock unit awards and option grants made in the year and change in value during the year of defined benefit pension plan retirement benefits) to estimate possible future payments, each as required by SEC compensation disclosure rules. The total of the actual amounts paid or earned for 2020 and of the current values of possible future payout of performance shares awarded in 2020 (based on actual performance through 2020 and year-end value of the Company’s common stock) and of options granted in 2020 (based on the difference in the per share option exercise price and the year-end price of the Company’s common stock) and the 2020 change in pension value is substantially greater than the amounts reported.

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Executive Compensation — Compensation Discussion and Analysis

Management Compensation Philosophy, Objectives, and Program

Our Business.    See “Information about Eastman, the Meeting, and Voting — Eastman Overview” for a summary of Eastman’s business and innovation-driven strategy for growth. In 2020, the Company’s products and operations were managed and reported in four operating segments: Additives & Functional Products (“AFP”), Advanced Materials (“AM”), Fibers, and Chemical Intermediates (“CI”). This reporting structure reflects the Company’s organizational structure and management supporting the Company’s continuing strategy to increase emphasis on specialty businesses and products. In addition to these segments, the Company manages certain costs and initiatives at the corporate level, including various research and development initiatives.

Our Pay-for-Performance Compensation Philosophy.    The Company’s strategy for business and financial growth from innovation, market development, and differentiated technologies and applications development leverages the capabilities of its employees to innovate and execute its growth strategy while remaining committed to maintaining strong financial flexibility and liquidity. See “Item 1 — Election of Directors — The Board of Directors and Corporate Governance — Human Capital Management Oversight”. Our pay-for-performance compensation philosophy supports this strategy by stressing the importance of pay for corporate and individual performance in meeting strategic and business goals for growth, innovative sustainable value creation and financial strength and flexibility, while remaining able to meet changing employee, business, and market conditions. Our executive compensation program is designed to attract and retain a talented and creative team of executives who will provide disciplined leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this by motivating executives with an appropriate mix of compensation elements. Eastman leverages all major components of compensation to provide total target executive compensation levels that compete well in the marketplace, benchmarking ourselves against peer pay comparison companies. The Committee has developed a strong linkage of executive pay to each executive’s performance commitments using rigorous goal setting.

Eastman recognizes employee contributions to business and financial performance through competitive total pay. For all employees, including executives, incentives and rewards are dependent on contributions to business objectives and successes. This includes, in addition to quantified corporate financial and business performance, our commitments to recruiting and maintaining a diverse workplace, promoting a strong culture of safety and sustainability, and taking actions to adjust to the dynamics of a competitive market that may not have immediate financial impact but focus on the long-term for our stockholders, employees, and other stakeholders.

As described below, our management compensation program has been designed so that a significant portion of compensation is based on the measures of performance that we believe are most relevant to our corporate business strategy and significant to investors, including cumulative TSR and return on capital for multi-year periods, annual adjusted earnings before interest and taxes, cash from operations and free cash flow, and multi-year stock price appreciation. Performance expectations and goals for each of these measures are designed to be challenging so that payouts at target or above target levels will only occur if financial and other performance is outstanding and at or above target (as evidenced by the target payout pool and payouts for 2020 annual cash incentive compensation compared to below target payout for 2019 and above target 2018-2020 performance share payouts described below under “Annual Incentive Pay — Unit Performance Plan” and “Stock-Based Incentive Pay — Long-Term Performance Shares”).

Our Compensation Objectives.    Within the management compensation program, our primary objectives are to:

•	Provide the appropriate amount of annual pay that allows us to compete for talent.

•	Attract and retain highly-qualified executives by providing incentive opportunities for the attainment of the Company’s strategic business objectives and to achieve superior performance.

•

Provide appropriate short-term and long-term incentives to reward the attainment of short-term and long-term corporate and individual objectives consistent with corporate growth strategy and objectives.

•	Ensure performance targets are appropriately challenging and properly aligned with business strategy and stockholder interests.

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Executive Compensation — Compensation Discussion and Analysis

•	Maintain balance in the types of corporate and individual performance incented and the levels and types of risks managers are encouraged to evaluate and take.

Primary Components of our Management Compensation Program and How Each Component Complements our Philosophy and Objectives.    Our management compensation program has three primary components — annual base salary, annual cash incentive pay opportunity, and long-term stock-based incentive pay opportunity. The Compensation Committee, with input from management and the Committee’s independent compensation consultant, designs, administers, and assesses the effectiveness of all executive compensation elements considering the market and our overall compensation philosophy and objectives. The Committee’s assessment includes review of the value of each element of pay and of total pay on a recognized and a realizable basis. The table below describes each principal element of executive pay, how the Committee determines the amount or size of such compensation, and the primary compensation objectives applicable to each type of pay.

Component	Form	Vesting or Performance Period	How Pay is Determined	Why We Pay Each Component
Annual Base Salary	Cash	Ongoing

Comparable pay for similar jobs at comparator companies

Scope of responsibilities

Work experience

Time in position

Comparable pay of other Eastman executives and for other Eastman jobs

Individual performance

Recognize job responsibilities and contributions Attract and retain executive talent
Annual Incentive Pay Opportunity	Cash	1 year	Target awards are set as a percent of salary based on competitive data for similar jobs Payouts based on business and individual performance compared to pre-set expectations and targets	Motivate attainment of short-term business objectives and individual performance commitments consistent with long-term strategic plans
Long-Term Incentive Pay Opportunity	Equity-Stock Options, Performance Shares, and Restricted Stock Units	3 years (performance shares and restricted stock units performance period and options vesting period) and 10 years (options exercise period)

Target awards are a targeted dollar value based on competitive data; individual awards based on business and individual performance, contribution, and long-term potential

Payouts and appreciation based on long-term capital returns and stock price appreciation

Motivate attainment of long-term corporate performance resulting in stock price appreciation Encourage ownership mindset by aligning interests with stockholders Attract and retain executive talent

Each year, the Compensation Committee, with the assistance of its independent compensation consultant, compares the relative mix of compensation components with those of peer benchmarking companies. The Compensation Committee does not have a fixed method for determining how the total mix of an executive officer’s total compensation should be allocated among these compensation components. Instead, the Compensation Committee uses a flexible approach to compensation to help us better achieve our business objectives from year to year and to attract and retain executive talent. As described below, the Company believes that a significant portion of our executives’ compensation should be “at risk” to

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Executive Compensation — Compensation Discussion and Analysis

business and individual performance, and that the at-risk amount should increase with the executive’s level of responsibility. At-risk compensation is only earned if the threshold level of targeted business and individual performance is met. We believe it is also important to encourage a balance between the short-term and long-term focus of executives, and in the types of performance incented and risks encouraged, as well as to align their interests with those of stockholders, by providing a meaningful portion of their compensation in the form of stock-based pay.

Other Compensation and Benefits.    The Company’s executive officers also participate in benefits plans generally available to all other employees, including nonqualified supplemental retirement plans for U.S. employees with pay above Internal Revenue Code limits, and in a deferred compensation plan for management-level employees. These benefits are intended to keep us competitive in attracting and retaining executive and other management-level employees. See “Pension Benefits ” and “2020 Nonqualified Deferred Compensation” in the “Compensation Tables” section below. We have also entered into limited change in control severance agreements with certain of our executive officers and provide a modest program of executive perquisites and personal benefits which serve the specific purposes described in this Compensation Discussion and Analysis and under “Compensation Tables — Summary Compensation Table” and “Termination and Change-in-Control Arrangements” below.

Mix of Total Target Compensation.    The following charts illustrate the percentage of target total compensation for our CEO and our other named executive officers on average, respectively, represented by each element of compensation for 2020. For 2020, 88% of total target CEO compensation and 80% of total target compensation of the other named executive officers was dependent on corporate and individual performance and relative total stockholder return.

*	Target cash payment for 2020 target corporate and individual performance.
**	Grant date fair value of stock options granted in 2020, computed in accordance with FASB ASC Topic 718 (Stock Compensation). See Note 1 to the Summary Compensation Table below.
***

Grant date accounting valuation of shares of Eastman common stock underlying performance shares awarded for the 2020-2022 performance period and of restricted stock units awarded in 2020 computed in accordance with FASB ASC Topic 718 (Stock Compensation). See Note 1 to the Summary Compensation Table below.

****	For a description of other compensation, see Note 5 to the Summary Compensation Table below.

Risk Analysis of Executive Compensation.    The balance of short-term and long-term compensation as tools to drive individual behaviors and risk management is carefully considered in the design and administration of the Company’s overall employee compensation programs. While a significant portion of our executive compensation is performance-based, we do not believe that our philosophy or objectives encourage excessive risk-taking. The Compensation Committee has focused our management compensation program on aligning compensation with the long-term interests of Eastman and its stockholders, and has designed the elements of our executive compensation program to discourage management decisions that could pose inappropriate long-term risks to the Company and its stockholders.

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Executive Compensation — Compensation Discussion and Analysis

•

The compensation of our executive officers is not overly-weighted toward short-term incentives. For instance, our CEO’s and the average other named executive officers’ target annual cash incentive pay opportunities for 2020 was 15% and 18%, respectively, of their total target compensation. Annual cash incentive pay awards are capped at 200% of an executive’s target award opportunity to protect against disproportionately large short-term incentives, and the Compensation Committee has broad discretion in determining the amount of the variable cash payout to each executive based upon individual performance and other factors, including whether an executive has caused Eastman to take excessive risk.

•

Our stock ownership expectations are for the CEO to hold Eastman stock and stock-equivalents having a value of at least five times base annual pay and for the other executive officers to hold Eastman stock and stock-equivalents having a value of at least two-and-one-half times their respective base annual pay. We also prohibit our executive officers from entering into arrangements designed to hedge their exposure to changes in the market price of Eastman stock or from pledging Eastman stock as security or collateral for loans or in margin brokerage accounts. See “Stock Ownership of Directors and Executive Officers — Director and Executive Stock Ownership Expectations; No Hedging or Pledging of Company Stock”. These policies ensure that each executive will have a significant amount of personal wealth tied to the long-term performance of Eastman stock and that their interests will remain aligned with those of our stockholders.

•

The largest portion of total target executive pay is long-term, stock-based incentive compensation that vests, if earned, over a period of years. The stock payout opportunity combined with a multi-year vesting period encourages our executives to focus on maximizing Eastman’s long-term performance. These awards are made annually, so executives will continue to have unvested awards that will provide value only if our business continues to be appropriately managed and performing over the long term.

•

A significant portion of executives’ long-term incentive compensation opportunities consist of performance share awards. Performance share award payouts are tied to how Eastman performs on certain metrics identified by the Compensation Committee as appropriately driving long-term stockholder value over a three-year period. This approach focuses management on sustaining the Company’s long-term performance. These awards also have overlapping performance periods, thereby discouraging excessive risk-taking in the near-term because such behavior could jeopardize the potential long-term payouts under other awards. To further ensure that there is not incentive for excessive risk-taking, the payout of these awards has been capped at 250% of target for each of the three-year performance periods.

•

The variety of corporate and individual performance evaluated by the Compensation Committee to determine various forms of long-term and short-term incentive pay (including earnings before interest and taxes, earnings per share, cash flow, free cash flow, return on capital, employee safety, and total stockholder return relative to peer companies) is designed to minimize the risk that executives will focus excessive attention on a single area of performance or performance measure.

•

Company policies and the plan under which our long-term stock-based incentive compensation awards are made require repayment of certain variable and incentive compensation amounts in the event of an accounting restatement due to material noncompliance by the Company with financial reporting requirements. See “Compensation Recoupment ‘Clawback’ Policy” below.

We believe that this combination of factors and features encourages our executives to manage our businesses and execute our strategy for growth in a prudent manner.

In 2020, Aon Consulting, the Compensation Committee’s independent external compensation consultant, conducted a risk assessment of our compensation policies, programs, and practices, including executive compensation and broad-based compensation programs for all employees. Based on the results of Aon Consulting’s assessment, the Compensation Committee concluded that the Company’s compensation programs and practices are well aligned with corporate strategy, contain appropriate risk balancing and mitigation features, and are not structured in a way that should incent risk taking that is reasonably likely to have a material adverse effect on the Company.

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Executive Compensation — Compensation Discussion and Analysis

Review of 2020 Executive Compensation

The Compensation Committee reviewed overall compensation of the Chief Executive Officer and the other executive officers and determined each component of executive compensation for 2020 as described below. As part of this review, the Compensation Committee:

•

reviewed the design, terms, and value of each type of compensation and benefit for each executive officer, including annual incentive pay opportunities and long-term stock-based compensation awards, perquisites and personal benefits, deferred accounts, and retirement plans and determined that the amounts, individually and in the aggregate, were appropriate and in line with external market and internal comparisons;

•	considered the estimated value of outstanding unvested, unexercised, and unrealized stock-based awards in its review of the types and values of each executive officer’s compensation; and

•	determined the design, terms, amount, and forms of compensation considering:

•	Company and individual performance;

•	compensation relative to that for similar positions in other companies;

•	the mix of short- and long-term compensation, and total compensation, relative to other Eastman executive officers and employees;

•

whether the features of each form of compensation are appropriately balanced in terms of the types of corporate and individual performance being incented, the levels and types of risk they encourage managers to evaluate and take, and whether the compensation encourages managers to take unnecessary risks;

•	background information and recommendations from the Company’s management compensation organization and from the external compensation consultant engaged by the Compensation Committee; and

•	the recommendations of the Chief Executive Officer regarding pay for the other executive officers.

For 2020, the Compensation Committee compared total annual cash compensation opportunity (base salary and target incentive pay opportunity) design, terms, and levels and the design, terms, value, and mix of long-term stock-based incentive pay opportunity levels for the Company’s executive officers with previous year compensation of those of the following companies, taking into account differences in the relative size and businesses of these companies. Companies were selected with assistance from Aon Consulting based upon similarity of their industry, number of employees, revenues, number and type of commercialized products, and market capitalization with Eastman.

Air Products and Chemicals, Inc.
Ashland Global Holdings Inc.
Ball Corporation
Celanese Corporation
Danaher Corporation
Dover Corporation
DuPont de Nemours
Eaton Corporation Plc
Ecolab Inc.

FMC Corporation
The Goodyear Tire and Rubber Company
Ingersoll-Rand Plc
Mosaic Company
Parker-Hannifin Corporation
PPG Industries Inc.
Sealed Air Corporation
Rockwell Automation, Inc.
The Sherwin-Williams Company

In 2019 the Committee reviewed its compensation benchmarking peer group with Aon Consulting, and made no changes for 2020 other than removing companies that had combined with or been acquired by other companies (Monsanto Company and Praxair Inc.) and replacing a company (DowDuPont Inc.) with one of the two companies into which it was separated (DuPont de Nemours).

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Executive Compensation — Compensation Discussion and Analysis

Evaluation of Stockholder Say-on-Pay Vote Results and Investor Engagement

As described in “Item 2 — Advisory Approval of Executive Compensation”, at the 2021 Annual Meeting stockholders will again have the opportunity to indicate their views on the compensation of our named executive officers by an advisory “say-on-pay” vote.

At the Company’s 2020 Annual Meeting, 78% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. While the Compensation Committee considered this vote result as general approval of the Company’s approach to executive compensation, the Company communicated with investors representing approximately 40% of outstanding shares, and the Lead Director of the Board and executive management met virtually and by telephone with investors representing approximately 20% of outstanding shares and with proxy advisory firms concerning the “say-on-pay” vote at the 2020 Annual Meeting of Stockholders, executive compensation design, practices, and disclosures, possible adjustments to 2020 performance-based pay because of the impact of and uncertainty due to the COVID-19 pandemic since the Committee’s February 2020 establishment of performance measures and targets, and employee inclusion and diversity initiatives. The investors with which we met and communicated about our executive pay program indicated no concerns with current executive compensation program and practices. Accordingly, the Compensation Committee did not make any significant changes in the structure of the Company’s executive compensation program for 2020 as a result of the say-on-pay vote and subsequent investor and proxy advisory firm communications.

The Compensation Committee will continue to consider the results of future say-on-pay proposals and other investor input, and other appropriate executive compensation and corporate governance developments, when making compensation decisions for our named executive officers.

Elements of our Executive Compensation

Annual Cash Compensation — Base Salary and Incentive Pay

How Base Salary and Annual Incentive Pay Levels Are Determined.    For executive officers, targeted total cash compensation is intended to be competitive with comparable pay for similar jobs when target levels of corporate, business and functional organization, and individual performance are achieved. The targeted levels of cash compensation take into account information provided by Aon Consulting and from publicly available information. For 2020, a significant portion of each executive officer’s total pay was variable, as shown under “Mix of Total Target Compensation”. Depending upon Company, business and functional unit, and individual performance, executive officers could receive more or less than their target amount.

As requested by the Compensation Committee, Aon Consulting provided benchmarking analyses of the total cash compensation for executives with similar positions at the comparator companies listed above. Aon Consulting also advised the Compensation Committee of general market cash compensation practices and trends. In determining each executive officer’s targeted total cash compensation, the Compensation Committee considered this benchmarking data and applied its judgment in considering the competitive market for executive talent, comparative pay levels of other executive officers, relative cash compensation of other jobs in the Company, and differences between the Company’s executive positions and those of the comparator companies, but did not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. For 2020, the Compensation Committee set the targeted cash pay for executives taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibilities, critical needs and skill sets, leadership potential, and succession planning.

Base Salary.    In late 2019 and early 2020, after reviewing market competitive pay levels and the targeted total cash compensation of the executive officers, the Compensation Committee determined that base salary increases were appropriate for certain continuing executive officers, increasing executive officer base salaries 0% to 7%, and determined the base pay of the two new executive officers (Mr. McLain and Ms. Walker). In addition to external comparisons, the

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Executive Compensation — Compensation Discussion and Analysis

Committee considered the cash compensation levels of each executive officer relative to that of each other executive officer. The base salary amounts reported in the “Salary” column of the Summary Compensation Table were determined by the Committee based on the Committee’s target total cash compensation decisions for 2020, but the executive base salary increases for 2020 were delayed until year end as part of cost reduction actions in response to changed business conditions resulting from COVID-19.

Annual Incentive Pay — Unit Performance Plan.    For 2020, the variable portion of cash compensation paid to approximately 900 management level employees, including the executive officers, was determined under the Unit Performance Plan (the “UPP”). Under the UPP, the Compensation Committee sets a cash payout pool target amount at the beginning of each year, with the total available payout ranging from 0% to 200% of target amount depending on the Company’s financial performance. Although the calculated payout pool amount is based on actual corporate financial performance against the pre-set target measures, the Committee may adjust the total payout pool amount to reflect overall corporate performance, business and financial conditions, and other corporate objectives. The total UPP award pool is determined after the end of the performance year as the aggregate of the UPP payouts for each participant if the individual’s organizational and individual performance were at target levels, multiplied by a “performance factor” determined by calculated actual corporate performance compared to the pre-set performance goals, subject to adjustment for overall corporate performance and business and financial conditions.

HOW THE UPP WORKS

At the start of the year — Compensation Committee establishes corporate performance measures and targets and individual executive performance goals	Throughout the year — Compensation Committee tracks corporate and individual performance, considers adjustments to GAAP corporate performance measures	After year end — Compensation Committee determines corporate performance and any adjustments to calculated payout pool amount, Committee and management evaluate individual performance, and payout pool funded and individual awards distributed

2020 UPP named executive officer target opportunities.    Consistent with our compensation objectives, as employees assume greater responsibilities more of their pay is linked to corporate and individual performance. Variable UPP cash pay targets (expressed as a percentage of base salary) are established at the beginning of the performance year based on job responsibilities, relative targets for other Company positions, and comparator company practices. For the named executive officers, the target annual UPP incentive opportunities for 2020 were as follows:

Name	Title	Target UPP Opportunity as % of Base Salary
Mark J. Costa	Chief Executive Officer	150%
Curtis E. Espeland*	Former Executive Vice President and Chief Financial Officer	90%
Brad A. Lich	Executive Vice President and Chief Commercial Officer	100%
Lucian Boldea	Executive Vice President, Additives & Functional Products and Chemical Intermediates	100%
William T. McLain, Jr.*	Senior Vice President and Chief Financial Officer	100%
Kellye L. Walker*	Executive Vice President and Chief Legal Officer	85%
*	Mr. Espeland retired on August 4, 2020, Mr. McLain became Chief Financial Officer on February 28, 2020, and Ms. Walker joined the Company on April 13, 2020.

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Executive Compensation — Compensation Discussion and Analysis

Initial 2020 UPP Company performance measure and targets.    As in past years, the 2020 UPP corporate performance measures that were established by the Committee in early 2020 were 75% adjusted EBIT, the Company’s primary measure of operating performance, and 25% free cash flow (“FCF”).

•

Adjusted EBIT under the 2020 UPP is GAAP earnings before interest and taxes as adjusted by the Compensation Committee for certain cost, charge, and income items that were not included in the Company’s targeted financial performance under management’s annual business plan as approved by the Board in early 2020 (the “annual business plan”) and that were excluded from EBIT in the non-GAAP financial measures disclosed by the Company in its public disclosures of financial results as non-core or unusual items in its Quarterly Report on Form 10-Q and Annual Report on Form 10-K SEC filings. The selection of adjusted EBIT as a measure of 2020 corporate performance was intended to focus management level employees on both top-line revenue and bottom-line earnings and to allow measurement of UPP performance throughout the year based upon reported Company quarterly financial results.

•

FCF under the 2020 UPP is GAAP cash provided by operating activities less net capital expenditures (typically GAAP cash used in additions to properties and equipment). FCF reflects the cash generated in the current year that enables the Company to invest in innovation in the core businesses and inorganic growth through acquisitions, and allows measurement of performance throughout the year based upon reported Company quarterly financial results.

In establishing the 2020 UPP adjusted EBIT and FCF performance targets in early 2020, the Committee considered the then-targeted 2020 financial and strategic performance under the annual business plan. The UPP payout pools were set for above-target payout if the Company exceeded target annual business plan adjusted EBIT and FCF and below-target payout if performance did not meet target annual business plan adjusted EBIT and FCF.

Consideration of COVID-19 Impact.    The UPP permits the Committee to adjust the calculated cash payout pool based on its evaluation of overall business and financial conditions and corporate performance. The target 2020 adjusted EBIT and free cash flow based on the annual business plan as approved by the Board of Directors in February 2020 (on which the Committee’s 2020 UPP corporate performance targets were based) did not include the possible impact of the then-recent coronavirus outbreak, and was made subject to further review and revision to take into account any changes in business and financial conditions resulting from the pandemic. As previously reported, because of increasing uncertainty of the negative impact of the COVID-19 coronavirus pandemic, in its first quarter 2020 financial results disclosures the Company withdrew its previous publicly disclosed 2020 earnings and cash flow forecasts and underlying assumptions and expectations (which were based on the annual business plan) and indicated that management’s focus had shifted to cash flow, liquidity, and cost management.

In light of these actions, in its determination of the 2020 UPP cash payout pool amount in early 2021, the Committee, in addition to evaluating adjusted EBIT and free cash flow against the pre-set initial targets which had been based on the initial annual business plan for 2020, considered adjusting the calculated total payout pool to reflect corporate and senior management performance in execution and achievement of the Company’s subsequently changed corporate objectives, operating strategy and tactics in response to market volatility and changed business and market conditions resulting from COVID-19. These additional and revised areas of performance included:

•	free cash flow and other liquidity measures, including conversion of free cash flow to adjusted net income, compared to revised targets and objectives;

•	performance against revised and more aggressive short-term cost reduction targets;

•	employee safety and well-being;

•	free cash flow, conversion of free cash flow to adjusted net income, adjusted earnings, revenue, and total shareholder return relative to peer companies with similar COVID-19 challenges; and

•	acceleration of operational and business transformation programs.

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Executive Compensation — Compensation Discussion and Analysis

2020 UPP Company performance and payout pool.    As detailed below, the combination of below target threshold adjusted EBIT and target FCF and the Committee’s evaluation of performance in execution and achievement of the revised corporate objectives, operating strategy and tactics in response to COVID-19 resulted in a target (100%) payout pool for executive officers and other managers for 2020. The 2020 UPP threshold, target, and maximum adjusted EBIT and FCF targets and corresponding payout multiples, actual adjusted EBIT and FCF, and the Committee’s consideration of COVID-19-related matters, and resulting payout multiples for the portion of the UPP award pool applicable to executive officers and other managers, are described and shown below.

Adjusted EBIT for 2020 was $1.216 billion and FCF for 2020 was $1.072 billion ($1.455 billion cash provided by operating activities less $383 million cash used in additions to properties and equipment), resulting in a calculated UPP “performance factor” of 90% of pre-COVID-19 target. The calculation of adjusted EBIT under the UPP for 2020 excluded from GAAP EBIT as non-core items mark-to-market pension and other post-retirement benefit plans net loss and asset impairments and restructuring charges and related accelerated depreciation costs. These adjustments increased the calculated EBIT under the UPP by $475 million.

Based on its review and evaluation of adjusted EBIT and free cash flow against the pre-COVID-19 2020 targets and of corporate and senior management performance in execution and achievement of the Company’s subsequently changed corporate objectives, operating strategy and tactics in response to market volatility and changed business and market conditions resulting from COVID-19, the Committee set the total UPP award pool for individual payments for all management-level employees at 100% of target ($36,602,951) as shown below. In addition to its consideration of Company performance and the factors described above, the Committee noted that management showed exceptional skill, dedication, and leadership both in managing the Company in the face of the pandemic and in continuing to drive our strategic initiatives. This strong management performance was not limited to executive officers; the efforts of the 900 managers throughout Eastman who participate in the UPP were critical to the Company’s success in 2020. The Committee took all of these factors into account in determining that the total cash pool for payouts based on individual performance should be at 100% of target.

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Executive Compensation — Compensation Discussion and Analysis

The chart below shows the percentages of target UPP payouts to executives for each of 2018, 2019, and 2020.

Percentage of UPP Target Executive Payouts 2018-2020

2020 UPP named executive officer payouts.    The Compensation Committee determined the portions of the overall UPP award pool to be allocated to the CEO and to the other executive officers as a group (both 100% of target). The Chief Executive Officer, in consultation with the other executive officers, determined the allocation of the overall UPP award pool to the various organizations within the Company for payouts to other management-level employees. The allocation was based on their assessment of the performance of each organization relative to objectives established at the beginning of the performance year as revised for subsequently changed corporate objectives, operating strategy, and tactics in response to market volatility and changed business and market conditions resulting from COVID-19.

Once each organization’s portion of the overall award pool was determined, management within each organization (the Chief Executive Officer and the Compensation Committee in the case of the executive officers other than the Chief Executive Officer and, in the case of the Chief Executive Officer, the Compensation Committee) allocated the organization’s portion of the Company award pool for individual payouts, based upon individual performance against the financial, organizational, and strategic performance objectives and expectations established at the beginning of the performance year as revised for subsequently changed corporate objectives, operating strategy, and tactics in response to market volatility and changed business and market conditions resulting from COVID-19.

The Compensation Committee determined the CEO’s payout based upon the Compensation Committee’s assessment of his individual performance as described below. The portion of the overall UPP award pool allocated to the other executive officers which was paid to the named executive officers was based upon the CEO’s and the Committee’s assessment of each executive’s individual performance as described below.

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Executive Compensation — Compensation Discussion and Analysis

Each of the executive officers had individual performance commitments specific to each executive’s area of responsibility, with no specific weighting among the commitments. Performance of the CEO (as assessed by the Compensation Committee) and of the other named executive officers (as assessed by the CEO and the Compensation Committee) by key result area was as follows:

Named Executive Officer	Commitments	Performance
Mark J. Costa	Overall financial and business performance (including post-COVID-19 free cash flow and liquidity, cost reduction and management, and net debt, and full year earnings and returns to stockholders)	Met

Growth and innovation (including market development, new business and product commercialization and sales, sustainable innovation strategic initiatives, and portfolio management, each impacted by COVID-19)

Met Partially

Organizational capabilities enhancement (including ongoing business and operations transformation programs, management development and succession, talent attraction, development and retention, and employee inclusion and diversity initiatives)

Exceeded

Employee safety and wellness and operational continuity (exceeded for employee health and safety and continued manufacturing and business operations during COVID-19 and met partially for employee process safety and injury incidents)

Met
Curtis E. Espeland and William T. McLain, Jr.

Cash flow, liquidity, and earnings (including post-COVID-19 free cash flow, net debt, short-term borrowings and debt repayment, inventory and accounts payable and receivable management and financing arrangements, capital and cash allocation and uses, and cost reduction and management)

Met
	Growth and innovation (including portfolio management and development of strategic inorganic growth alternatives, each impacted by COVID-19)	Met Partially

Organizational capabilities enhancement (including enhanced digital capabilities and information technology capabilities, operations, and security, and ongoing business and operations transformation programs and related cost reduction actions)

Exceeded
Brad A. Lich	AM and Fibers segments business results (including revenue, adjusted EBIT, sales variable cost margin, and cash flow)	Exceeded
	Growth and innovation (including AM and Fibers segment new technology and product development and commercialization, sustainable innovation strategic initiatives, and portfolio management)	Met

Organizational capabilities enhancement (including co-leadership of corporate operations transformation program, ongoing AM and Fibers segment business and operations transformation programs and related cost reduction actions, management development and succession, talent attraction, development and retention, and employee inclusion and diversity initiatives)

Exceeded

Employee safety and wellness and operational continuity (exceeded for employee health and safety and continued manufacturing and business operations during COVID-19 and co-leadership of corporate COVID-19 manufacturing and business operations continuity and met partially for employee process safety and injury incidents)

Met

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Executive Compensation — Compensation Discussion and Analysis

Named Executive Officer	Commitments	Performance
Lucian Boldea

AFP and CI segments business results (including revenue, adjusted EBIT, sales variable cost margin, and cash flow and strategic actions and evaluation of strategic alternatives for certain AFP businesses and product lines)

Met

Growth and innovation (including AFP and CI segments new technology and product development and commercialization, sustainable innovation strategic initiatives, and portfolio management, each impacted by COVID-19)

Met partially

Organizational capabilities enhancement (including co-leadership of corporate operations transformation program, ongoing AFP and CI segments business and operations transformation programs and related cost reduction actions, management development and succession, talent attraction, development and retention, and employee inclusion and diversity initiatives)

Exceeded

Employee safety and wellness and operational continuity (exceeded for employee health and safety and continued manufacturing and business operations during COVID-19, leadership of corporate COVID-19 containment, and co-leadership of COVID-19 manufacturing and business operations continuity and met for employee process safety and injury incidents)

Exceeded
Kellye L. Walker

Legal, intellectual property, product safety and regulatory, health, safety and environmental, corporate and trade compliance, government relations, and sustainability leadership and support of growth and innovation projects (including mechanical and molecular recycling technology circular economy initiatives)

Met

Management of commercial dispute resolution and litigation, U.S. and foreign patent and trademark applications, issuance and registration, and renewals, and intellectual property licensing (including for and of new products and technologies) and protection

Met

Organizational capabilities enhancement (including leadership roles in corporate operations transformation program and ongoing organizational business operations transformation program, management development and succession, talent attraction, development and retention, and employee inclusion and diversity initiatives)

Met

Employee safety and wellness and operational continuity (exceeded for employee health and safety and continued business operations during COVID-19 and co-leadership of corporate COVID-19 containment and met partially for employee process safety and injury incidents)

Met

The Compensation Committee determined that, based upon actual corporate performance as described above, each named executive’s individual performance and leadership that contributed to this performance was satisfactory and met or exceeded expectations for purposes of determining his or her allocated individual portion of the respective award pools. The Compensation Committee also evaluated each executive’s individual performance against his or her individual commitments as described above, and concluded that each named executive’s individual performance was overall at or above target levels for purposes of determining their individual portions of the respective award pools.

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Executive Compensation — Compensation Discussion and Analysis

Based upon the amount of the UPP award pool allocated to the CEO and to the other executive officers, respectively, and the assessments of the CEO’s and other executives’ individual performance against established goals and expectations as described above, the Compensation Committee determined the amounts of the individual payouts from the allocated portions of the UPP award pools based upon the Committee’s judgment of overall Company performance and performance of applicable business or functional units, each individual executive’s overall contribution and leadership, and external business conditions and circumstances, including for the named executive officers as follows:

Named Executive Officer	UPP Payout		Target UPP Payout		UPP Payout as % of Target
Mark J. Costa	$1,950,000		$1,950,000		100%
Curtis E. Espeland	360,000	*	360,000	*	100%
Brad A. Lich	900,000		750,000		120%
Lucian Boldea	720,500		655,000		110%
William T. McLain, Jr.	638,250		638,250		100%
Kellye L. Walker	382,500	*	382,500	*	100%
*	Prorated for partial year of service.

The 2020 UPP payouts to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Stock-Based Incentive Pay

Equity-Based Compensation Program.    Equity-based compensation is designed to facilitate stock ownership in order to link senior managers’ pay to the Company’s long-term performance to further align those managers’ interests with the interests of other stockholders. Important elements of the executive equity-based compensation program are:

Stock Options

Granted under the Company’s Omnibus Stock Compensation Plan (the “Omnibus Plan”), stock options create a direct link between compensation of key Company managers and long-term performance of the Company through appreciation of stock price.

Performance Shares	Awarded under the Omnibus Plan to provide an incentive for key managers to earn stock awards by meeting specified multi-year business or individual performance goals.

Other Stock-Based Incentive Pay

Under the Omnibus Plan, the Compensation Committee may also award additional stock-based compensation (with or without restrictions), including restricted stock units, performance units, stock appreciation rights, and additional stock options with performance-based or other conditions to vesting.

Stock Ownership Expectations

Established for executive officers to encourage long-term stock ownership and the holding of shares awarded under the Omnibus Plan or acquired upon exercise of options. Over a five-year period, executive officers are expected to accumulate stock with a value of two and one-half times their annual base salary (five times base salary for the Chief Executive Officer) in Company stock and stock equivalents. See “Stock Ownership of Directors and Executive Officers — Director and Executive Stock Ownership Expectations.” All executive officers have met or are on schedule to meet their ownership expectations.

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Executive Compensation — Compensation Discussion and Analysis

How Stock-Based Incentive Pay Levels Are Determined.    The Compensation Committee establishes the annual value and mix of total stock-based incentive pay opportunities by considering recommendations from Aon Consulting based on long-term compensation survey data for the comparator companies listed under “Review of 2020 Executive Compensation ”. As requested by the Compensation Committee, Aon Consulting provides benchmarking analysis of total target compensation and long-term stock-based compensation information, and also advises the Compensation Committee of general market stock-based incentive compensation practices and trends. The Compensation Committee also regularly reviews with Aon Consulting the potential realizable value of each named executive officer’s outstanding unvested, unexercised, and unrealized stock-based awards compared to similar pay of executives at the comparator companies in determining stock-based incentive pay opportunity levels.

For 2020, stock options and performance shares were awarded at a target opportunity level intended to align total stock-based compensation with the mid-range of comparable stock-based compensation of the comparator companies. The grant date values of these awards that are reported in the “Summary Compensation Table” and “2020 Grants of Plan-Based Awards ” table are accounting valuations that are calculated as of the effective grant date. Actual payouts for performance shares are determined by actual performance at the end of the three-year performance period.

Stock Options.    For each executive officer awarded stock-based compensation in February 2020, the Compensation Committee provided approximately 25% of the value in the form of stock options. The Compensation Committee grants time-based vesting stock options with an exercise price equal to the market price of the underlying stock on the grant date, and on the date of its authorization of grants it sets a grant date that is on or after the date of approval of the grant. In determining the size and terms of option awards, the Compensation Committee used the services of Aon Consulting to derive values of options using a variation of the Black-Scholes option-pricing model. In addition, Aon Consulting advises the Compensation Committee on the design of retention and any performance incentive features of option grants. Computation of the value of option awards is comparable to values determined under FASB ASC Topic 718 and reported in the “2020 Grants of Plan-Based Awards ” table below.

Long-Term Performance Shares.    The other 75% of executive stock-based compensation awarded in February 2020 was in the form of performance shares. Shares of Company common stock are paid under performance shares based on the Company’s multi-year performance based on two measures:

•	a return on capital target established at the beginning of the three-year performance period; and

•

the Company’s total return to stockholders (change in stock price plus dividends declared during the performance period, assuming reinvestment of dividends) relative to a peer group of industrial companies as measured over a three-year period.

If earned, awards are paid after the end of the performance period in unrestricted shares of Eastman common stock.

•	The return on capital target is established considering corporate and strategic business plans and expectations for the performance period.

•

Performance relative to the total return to stockholders target is determined by the Company’s quintile placement relative to the peer group of industrial companies at the end of the three-year performance period.

•

Consistent with recent and ongoing changes to the Company’s business, products, and strategy for growth, the Committee has designed performance shares awarded since 2015 with greater weight on relative total stockholder return and less relative reward for higher levels of return on capital than for prior periods and removed and added certain companies to the peer group of industrial companies to reflect the strategic emphasis on specialty businesses and products. The comparison companies for currently outstanding awards are the group of companies within the S&P 1500 “Materials Sector” that are classified by Standard & Poor’s as chemical companies, excluding The Chemours Company and Rayonier Advanced Materials and including Celanese Corporation, Westlake Chemical Corporation, and Huntsman Corporation. The S&P “Materials Sector” index is an index of industrial companies selected from the S&P “Super Composite 1500” Index.

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Executive Compensation — Compensation Discussion and Analysis

•

In 2020, the Compensation Committee revised the previously awarded performance shares to change the measurement of the earnings from continuing operations component of return on capital for 2020 and future performance period years from GAAP to non-GAAP. The Committee will use the same non-GAAP adjustment principles as for its current adjustments of GAAP earnings for measurement of UPP performance to exclude items that are not included in the Company’s targeted financial performance measures under management’s annual business plans and that are excluded from the non-GAAP earnings disclosed by the Company. The Committee determined that this change aligns the target performance set by the Committee at the beginning of three-year performance periods with the long-term forecast measure used by management in strategic planning and decision making by eliminating the accounting impact on measured performance of long-term strategic business decisions and other non-core and unusual items (including gains and charges resulting from strategic decisions and actions and annual mark-to-market pension adjustment gains and losses). This change in the design of long-term performance shares is consistent with and intended to motivate and reward accomplishment of ongoing changes to the Company’s business and products in execution of the strategy for long-term growth, and was unrelated to the temporary impact on business conditions of COVID-19. This modification did not result in any incremental changes to the grant date accounting valuations of the outstanding performance shares that were reported in the Summary Compensation Table.

2020-2022 Performance Share Awards

The targeted number of 2020-2022 performance shares awarded to our named executive officers is provided below under “Stock-Based Incentive Awards in 2020.” The actual payout for each performance share award will be determined following the end of the three-year performance period based on the following matrix used to establish an award multiplier for the performance share target awards:

2020-2022 Performance Shares
	Weighted Return on Capital
Eastman TSR Relative to Comparison Companies	≥ 6.51 to 7.50%	7.51 to 8.50%	8.51 to 9.50%	9.51 to 10.50%	10.51 to 11.50%	> 11.51%
0-19% (5th quintile)	0.00	0.00	0.00	0.20	0.30	0.40
20-39% (4th quintile)	0.00	0.20	0.40	0.60	0.80	0.90
40-49% (3rd quintile)	0.40	0.60	0.80	1.00	1.20	1.40
50-59% (3rd quintile)	0.60	0.80	1.00	1.30	1.50	1.70
60-79% (2nd quintile)	1.00	1.20	1.40	1.70	1.90	2.10
80-99% (1st quintile)	1.00	1.80	2.00	2.30	2.40	2.50

Return on capital performance is determined based on the arithmetic average for each of the years during the performance period of our average return on capital.

•

“Return on capital” is our earnings from continuing operations, adjusted to exclude the same non-core or unusual items as are excluded from earnings in the Company’s non-GAAP financial measures, divided by the average capital employed, each as defined in the form of the 2020-2022 performance share award filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for third quarter 2020. The resulting ratio is multiplied by 100 in order to convert it to a percentage.

•

TSR performance is determined based on our TSR during the performance period relative to the TSRs of the companies in the comparison group during the performance period. Performance share TSR means total stockholder return as reflected by the sum of (i) change in stock price (measured as the difference between (a) the average of the closing prices of a company’s common stock in the period beginning on the tenth trading day preceding the beginning of the performance period and ending on the tenth trading day of the performance period and (b) the average of such closing prices for such stock in the period beginning on the tenth trading day preceding the end of the performance period and ending on the tenth trading day following the end of the performance period) plus (ii) dividends declared, assuming reinvestment of dividends, and expressed as a percentage return on a stockholder’s hypothetical investment.

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Executive Compensation — Compensation Discussion and Analysis

Although the actual payout of the performance share awards in 2020 will not be determinable until after the end of the performance period in 2022, a grant date fair value of such awards (which is an accounting valuation that is calculated as of the award date) is reported in the 2020 “Stock Awards” column of the Summary Compensation Table and the range of possible share payouts is reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the “2020 Grants of Plan-Based Awards” table. These awards have challenging long-term targets for returns on capital and to investors. Actual possible payouts are aligned with our pay-for-performance philosophy. The accounting methodology for the valuation of performance shares in the compensation tables uses predictive financial models of company performance, and results in a valuation that may be substantially different than the actual payouts. See “Overview — Differences in Reported Pay and Actual Pay.” The performance share values in the pay tables reflect the robust performance expectations underlying the targeted performance. Over the last three performance cycles the actual performance share payouts have been:

Performance Share Award Cycle	2016-2018	2017-2019	2018-2020	Average Payout
Year of Payout	2019	2020	2021
Payout Percentage of Target	80%	140%	130%	117%

2018-2020 Performance Share Payouts

In early 2021, the Compensation Committee reviewed performance results and approved a payout of shares to the executive officers under performance shares previously awarded for the 2018-2020 performance period. The payouts to the named executive officers under the 2018-2020 performance shares are reported in the “Stock Awards” column of the “2020 Option Exercises and Stock Vested” table below. The following tables show the targets and the payout matrix for the 2018-2020 performance shares:

Performance Years	Target Return on Capital	Total Stockholder Return (“TSR”) Target Quintile
2018, 2019, and 2020	7.01%	3rd Quintile 50 – 59%

	Weighted Return on Capital
Eastman TSR Relative to Comparison Companies	≥ 5.01 to 6.00%	6.01 to 7.00%	7.01 to 8.00%	8.01 to 9.00%	9.01 to 10.00%	> 10.01%
0-19% (5th quintile)	0.00	0.00	0.00	0.20	0.30	0.40
20-39% (4th quintile)	0.00	0.20	0.40	0.60	0.80	0.90
40-49% (3rd quintile)	0.40	0.60	0.80	1.00	1.20	1.40
50-59% (3rd quintile)	0.60	0.80	1.00	1.30	1.50	1.70
60-79% (2nd quintile)	1.00	1.20	1.40	1.70	1.90	2.10
80-99% (1st quintile)	1.00	1.80	2.00	2.30	2.40	2.50

Payouts for the 2018-2020 performance period to the named executive officers ranged from 2,373 shares to 85,056 shares, and represented 130% of each executive’s target award (of a possible 250% of the target award) based upon the Company’s TSR ranking in the 3rd quintile (>50%) of the compared companies and an average return on capital of 8.93%. Measurement of return on capital under the performance shares was based on GAAP earnings for 2018 and 2019 and non-GAAP earnings excluding the same items as excluded in the non-GAAP financial measures disclosed by the Company for 2020 (mark-to-market pension and other post-retirement benefit plans net loss and asset impairments and restructuring charges and related accelerated depreciation costs). These adjustments increased the calculated earnings from continuing operations by $361 million and the calculated payout multiple from 100% to 130%, aligning the payout with performance compared to the long-term forecast measure on which the target performance was based. As described under “Long-Term Performance Shares” above, the Committee’s exclusion of non-core and unusual items from its measure of return an capital for purposes of determining three-year performance share payouts is intended to motivate and reward accomplishment of strategic decisions and actions in execution of the strategy for long-term growth.

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Executive Compensation — Compensation Discussion and Analysis

Stock-Based Incentive Awards in 2020. In 2020, the named executive officers were awarded stock options and performance shares as described above in the numbers of shares below:

	M.J. Costa	C.E. Espeland	B.A. Lich	L. Boldea	W.T. McLain, Jr.
Ten-Year Stock Options (underlying shares)	185,759	48,375	46,440	42,086	29,025
2020-2022 Performance Shares (target payout shares)	92,916	24,197	23,229	21,052	14,519

Restricted Stock Unit Award. In special circumstances, the Committee has granted special cash or equity awards for recognition of sustained valuable performance or to attract or retain key individuals who have critical skills of strategic importance. The Compensation Committee awarded restricted stock units to named executive officer Kellye L. Walker on April 13, 2020 when she became Executive Vice President and Chief Legal Officer. This award, which will vest and be paid in one-third increments in unrestricted shares of Company common stock on each of the first, second, and third anniversary of the award date, subject to Ms. Walker’s continued employment, was awarded as retention incentive and restoration of a portion of the value of the outstanding stock-based compensation that she forfeited by resigning her previous position at another company. Ms. Walker joined the Company in April 2020, and did not receive executive stock-based pay awards (performance shares and options) in February 2020. The Compensation Committee set the value and time-vesting terms of this award to be consistent with recent similar special attraction, retention, and performance incentive awards to executive officers and other senior managers.

Executive Perquisites and Personal Benefits

The Company provides only limited perquisites to our named executive officers, and those perquisites are designed to provide specific benefits. The Compensation Committee annually reviews the types and amounts of perquisites provided to executives, and tax treatment of those perquisites for both the Company and the executive officers. Perquisites provided to executives for 2020 were:

•	personal umbrella liability insurance coverage;

•	home security system;

•

non-business travel on corporate aircraft by executives, their families, and invited guests when seats are available and the aircraft is otherwise being used for Company business, including added destination of a flight when the plane is otherwise in reasonable proximity to the added destination; and

•

supplemental long-term disability insurance for a portion of executives’ annual cash compensation not replaced in the event of their disability under the all-employee long-term disability insurance plan.

In addition, the Compensation Committee has determined that it is appropriate that the Chief Executive Officer use corporate aircraft whenever possible for both business and personal travel (and for his family when they are traveling with him). This is to allow travel time to be used productively for the Company, for security purposes, and to be sure that Mr. Costa can be immediately available to respond to business priorities from any location around the world. This personal use is accounted for and periodically reviewed by the Compensation Committee.

There are no tax gross-up payments made by the Company for any imputed income to the executive officers on perquisites or personal benefits.

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Executive Compensation — Compensation Discussion and Analysis

Executive Termination and Change-in-Control Agreements

The Company recognizes that the occurrence, or potential occurrence, of a change-in-control transaction can create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. Accordingly, the Company believes that severance protections in the context of a change-in-control transaction can play a valuable role in attracting and retaining key executive officers. In order to encourage our executive officers to remain focused on maximizing stockholder value when their prospects for continued employment following a transaction are often uncertain, we provide certain of our executive officers with severance benefits if their employment is terminated by the Company without “cause” or by the executive for “good reason” in connection with a change-in-control. Detailed information regarding these change-in-control severance agreements and the benefits they provide is included in the “Termination and Change-in-Control Arrangements” section of this proxy statement.

The Compensation Committee evaluates the level of severance benefits payable to each executive officer, and considers these severance protections an important part of executives’ compensation and consistent with practices of peer companies. Consistent with recommendations from Aon Consulting and current market and peer company practices, the Compensation Committee has approved and the Company has entered into change-in-control severance agreements with the named executive officers and certain other executive officers that provide for payments of no more than three-times base salary plus target annual variable cash pay opportunity for the CEO and two-times base salary plus target annual variable cash pay opportunity for other executive officers and which do not provide for any tax “gross up” payments to executives.

Compensation Recoupment “Clawback” Policy

The Sarbanes-Oxley Act of 2002, Company policy, and pending provisions of the Dodd-Frank Act govern the process for reimbursement by executive officers of certain cash bonus or other incentive-based or equity-based compensation (sometimes referred to as “clawback”) received following public disclosure of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements. In addition, certain outstanding awards under our Omnibus Long-Term Compensation Plans require reimbursement of certain amounts from awards following an accounting restatement due to material noncompliance by the Company with any financial reporting requirement.

The Compensation Committee has adopted an additional executive clawback policy which requires that, if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, then any current and former executive officers who willfully committed an act of fraud, dishonesty, or recklessness that contributed to the noncompliance would be required to repay the amount of incentive-based compensation paid or granted to that executive within three years before the accounting restatement that was in excess of the amount that would have been paid or granted to that executive if the restated financial statements had originally been prepared and disclosed. The clawback policy was adopted in advance of final rules or regulations (“Final Regulations”) expected to be adopted by the SEC and listing requirements expected to be adopted by the New York Stock Exchange that would implement the incentive-based compensation recovery requirements of the Dodd-Frank Act. We expect that the clawback policy will remain operative until it may be amended to conform to any requirements that may be contained in the Final Regulations and, if necessary, the clawback policy will be interpreted and administered consistent with such Final Regulations.

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Executive Compensation — Compensation Tables

Compensation Tables

The following Summary Compensation Table provides information concerning compensation of the individuals serving as Eastman’s Chief Executive Officer and Chief Financial Officer during 2020 and the Company’s three other most highly compensated executive officers who were serving as executive officers at December 31, 2020 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark J. Costa Chief Executive Officer	2020	$1,303,312	$0	$8,032,588	$1,471,211	$1,950,000	$538,236	$266,643	$13,561,990
	2019	1,264,844	0	9,248,104	2,738,265	377,000	559,773	368,147	14,556,133
	2018	1,226,110	0	9,646,050	2,946,429	1,540,625	186,226	373,043	15,918,483
Curtis E. Espeland (6) Former Executive Vice President and Chief Financial Officer	2020	497,851	0	2,091,831	383,130	360,000	82,301	45,154	3,460,267
	2019	788,379	0	2,367,144	700,876	144,000	457,307	81,380	4,539,086
	2018	775,214	0	3,338,534	714,292	596,700	114,926	80,137	5,619,803
Brad A. Lich Executive Vice President and Chief Commercial Officer	2020	727,756	0	2,008,147	367,805	900,000	327,509	59,092	4,390,309
	2019	707,559	0	2,312,080	684,570	163,125	342,320	73,797	4,283,451
	2018	682,754	0	2,338,535	714,292	535,500	67,641	59,608	4,398,330
Lucian Boldea Executive Vice President, Additives & Functional Products and Chemical Intermediates	2020	632,003	0	1,819,945	333,321	720,500	309,265	46,570	3,861,604
	2019	629,550	0	2,091,820	619,371	113,400	465,574	57,778	3,977,493
	2018	560,094	0	3,253,826	535,719	387,600	156,783	50,862	4,944,884

William T. McLain, Jr. (6) Senior Vice President and Chief Financial Officer	2020	647,829		1,255,168	229,878	638,250	359,466	45,285	3,175,876

Kellye L. Walker (6) Executive Vice President and Chief Legal Officer	2020	416,435		3,250,047	0	382,500	0	21,464	4,070,446

(1)

Grant date fair value of awards of performance shares and restricted stock units (reported in the “Stock Awards” column) and options (reported in the “Option Awards” column) made in the year indicated, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Stock Compensation). The grant date fair values of performance share awards uses predictive financial models of Company relative stock price and financial performance, including assumptions of potential of achievement of relative TSR and return on capital targets underlying the awards, calculated in accordance with FASB ASC Topic 718 based on a multi-factor Monte Carlo simulation. See note 17 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2020 mailed and delivered electronically with this proxy statement for a description of the assumptions made in the valuation of 2020 stock awards under FASB ASC Topic 718. Based on actual performance through 2020 and assuming a market value equal to the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2020, the value of the payout of the outstanding performance shares would be: Mr. Costa — 2020 — $9,317,616 and 2019 — $8,656,771; Mr. Espeland — 2020 — $471,817 and 2019 — $1,169,465 (prorated for period of employment); Mr. Lich — 2020 — $2,329,404 and 2019 — $2,164,243; Mr. Boldea — 2020 — $2,111,095 and 2019 —

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Executive Compensation — Compensation Tables

$1,958,067; and Mr. McLain — 2020 — $1,455,965. For more information about stock and option awards, see “2020 Grants of Plan-Based Awards”, “Outstanding Equity Awards at 2020 Year-End”, and “2020 Option Exercises and Stock Vested” tables.

(2)

Value of contingent stock awards (“performance shares” and “restricted stock units”) with future payment subject to satisfaction of continued employment for specified time periods and the achievement of specified performance-based conditions. Performance share awards were made for performance periods beginning January 1, 2018 and ending December 31, 2020, beginning January 1, 2019 and ending December 31, 2021, and beginning January 1, 2020 and ending December 31, 2022, respectively. Restricted stock units were awarded to Mr. Boldea on February 26, 2018 and to Ms. Walker on April 13, 2020 for the three-year period following the award date. The potential maximum grant date value of the performance share awards assuming the highest level of performance, computed in accordance with FASB ASC Topic 718, were: Mr. Costa (2018 — $10,084,418, 2019 — $11,244,825, 2020 — $10,790,335); Mr. Espeland (2018 — $2,105,262, 2019 — $1,519,092, 2020 — $546,392, each prorated for period of employment); Mr. Lich (2018 — $2,444,810, 2019 — $2,811,271, 2020 — $2,697,584); Mr. Boldea (2018 — $1,833,530, 2019 — $2,543,457, 2020 — $2,444,769); and Mr. McLain (2020 — $1,686,091).

(3)

Cash payments made in the following year for performance in the year indicated under the Unit Performance Plan (the “UPP”). As described in the “Compensation Discussion and Analysis” preceding these tables and in the “2020 Grants of Plan-Based Awards” table below, the UPP is the Company’s annual incentive pay program under which a portion of the total annual compensation of executive officers and other management-level employees is dependent upon corporate, organizational, and individual performance.

(4)

“Change in Pension Value” is the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial retirement plans, which are the Company’s tax-qualified defined benefit pension plan (the Eastman Retirement Assistance Plan, or “ERAP”) and unfunded, nonqualified retirement plans supplemental to the ERAP that provide benefits in excess of those allowed under the ERAP (the Eastman Unfunded Retirement Income Plan, or “URIP”, and the Eastman Excess Retirement Income Plan, or “ERIP”). These changes in present value are not directly related to final payout potential, and can vary significantly year-over-year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or other reasons; (iii) actual age versus predicted age at retirement; (iv) the interest (or “discount”) rate used to determine present value of benefit; and (v) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the named executive officer at retirement and an increase in the discount rate has the opposite effect.

The aggregate increase in actuarial value of the pension plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for 2020, 2019, and 2018. The actuarial present value calculations are based on prescribed IRS mortality tables and assume individual compensation and service through December 31, 2020, December 31, 2019, and December 31, 2018, respectively, with benefit commencement at the normal retirement age of 65. Benefits are discounted using a 2.52% discount rate for the ERAP and a 2.45% discount rate for the URIP for the 2020 calculation, 3.30% discount rate for the ERAP and a 3.26% discount rate for the URIP for the 2019 calculation, and a 4.34% discount rate for the ERAP and a 4.30% discount rate for the URIP for the 2018 calculation. See the “Pension Benefits” table for additional information about the named executive officers’ participation in and benefits under the pension plans.

“Nonqualified Deferred Compensation Earnings” refers to above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on amounts in nonqualified defined contribution plans. The Company maintains the Executive Deferred Compensation Plan (the “EDCP”), an unfunded, nonqualified deferred compensation plan into which executive officers can defer compensation until retirement or termination from the Company. For 2020, 2019, and 2018 there were no preferential or above-market earnings on amounts in individual EDCP accounts (defined as appreciation in value and dividend equivalents earned at a rate

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Executive Compensation — Compensation Tables

higher than appreciation in value and dividends on common stock and interest on amounts deferred at a rate exceeding 120% of the federal long term rate). See the “2020 Nonqualified Deferred Compensation” table for additional information about the named executive officers’ EDCP accounts.

(5)	The items of “All Other Compensation” reported for the named executive officers for 2020 are identified and quantified below:

•

Annual Company contributions to defined contribution plans.    The amounts reported for 2020 are the total annual Company contributions to the accounts of Messrs. Costa ($83,850), Espeland ($31,969), Lich ($44,454), Boldea ($37,218), and McLain ($40,958) and Ms. Walker ($20,769) in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP. Contributions to the Eastman Investment Plan equaled $14,250 for each named executive officer, with the remaining Company contributions to their respective EDCP accounts. See the “2020 Nonqualified Deferred Compensation” table for additional information about Company contributions into the named executive officers’ EDCP accounts. Annual Company contributions were based upon actual compensation paid during the calendar year.

•

Perquisites and other personal benefits. The amounts reported for 2020 are the aggregate values, based on the incremental cost to the Company, of perquisites and personal benefits to the named executive officers (described in “Compensation Discussion and Analysis —  Executive Perquisites and Personal Benefits”) as quantified in the following table:

	Perquisites and Other Personal Benefits
Name	Non-Business Use of Corporate Aircraft ($)	Personal Umbrella Liability Insurance ($)	Home Security System ($)	Supplemental Long-Term Disability Insurance ($)
M. J. Costa	$163,113	$1,859	$2,238	$15,583
C. E. Espeland	0	1,389	351	11,445
B. A. Lich	0	1,389	2,557	10,692
L. Boldea	0	1,389	444	7,519
W. T. McLain, Jr.	0	1,314	0	3,013
K. L. Walker	0	695	0	0

The aggregate incremental cost to the Company for operating the corporate aircraft for non-business flights, including non-business added destination portions of business flights, is based upon calculation of direct operating costs including fuel, fuel additives, lubricants, maintenance, reserves for engine restoration and overhaul, landing and parking expenses, crew expenses, and miscellaneous supplies and catering (including for any “deadhead” segments of such flights when the aircraft flies empty before picking up or dropping off the executive). The aggregate incremental cost to the Company for flying additional passengers on business flights is a de minimis amount, and no amount is included for any such flights for purposes of determining “All Other Compensation”. The aggregate incremental costs to the Company of the umbrella liability insurance, the home security system, and supplemental long-term disability insurance are the actual amounts paid by the Company.

(6)

Mr. McLain succeeded Mr. Espeland as Chief Financial Officer on February 28, 2020, and Mr. Espeland continued to serve as an executive officer until his retirement on August 4, 2020. Ms. Walker became an executive officer on April 13, 2020.

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Executive Compensation — Compensation Tables

The following table provides certain information regarding the 2020 award opportunities under the UPP and equity incentive awards made in 2020 to the individuals named in the Summary Compensation Table.

2020 Grants of Plan-Based Awards

Name	Approval Date (1)	Grant Date (2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Share) (7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. J. Costa		1/1/2020	$975,000	$1,950,000	$3,900,000
	2/11/2020	1/1/2020				18,583	92,916	232,290				$8,032,588
	2/11/2020	2/28/2020								185,759	$61.51	1,471,211
C. E. Espeland		1/1/2020	360,000	720,000	1,440,000
	2/11/2020	1/1/2020				4,839	24,197	60,493				2,091,831
	2/11/2020	2/28/2020								48,375	61.51	383,130
B. A. Lich		1/1/2020	375,000	750,000	1,500,000
	2/11/2020	1/1/2020				4,646	23,229	58,073				2,008,147
	2/11/2020	2/28/2020								46,440	61.51	367,805
L. Boldea		1/1/2020	327,500	655,000	1,310,000
	2/11/2020	1/1/2020				4,210	21,052	52,630				1,819,945
	2/11/2020	2/28/2020								42,086	61.51	333,321
W. T. McLain, Jr.		1/1/2020	345,000	690,000	1,380,000
	2/11/2020	1/1/2020				2,904	14,519	36,298				1,255,168
	2/11/2020	2/28/2020								29,025	61.51	229,878
K. Walker		1/1/2020	255,000	510,000	1,020,000
	2/11/2020	4/13/2020							56,103			3,250,047
(1)	The Compensation Committee made stock option grants and performance share awards for the 2020-2022 performance period in February 2020.

(2)	Performance share awards for 2020-2022 were effective as of the beginning of the performance period on January 1, 2020. The UPP award opportunities relate to 2020 performance.

(3)

Estimated possible payouts for 2020 under the UPP. The “Threshold” column reflects the 50% payout level if performance is at minimum of 80% of target levels. The “Target” column reflects the 100% payout level if performance is at 100% of target levels. The “Maximum” column reflects the 200% payout level if performance is at or above 115% of target levels for specified above-goal performance. See the “Summary Compensation Table” for actual payouts under the UPP for 2020 and “Compensation Discussion and Analysis” for a description of the UPP and how the payouts were determined.

(4)

Estimated future share payouts at threshold, target, and maximum levels for performance shares for the 2020-2022 performance period, assuming performance conditions are satisfied. See also “Compensation Discussion and Analysis” for a description of how performance share payouts are determined, “Outstanding Equity Awards at 2020 Year-End” table, and “Termination and Change-in-Control Arrangements”. Mr. Espeland’s payout will be prorated for period of employment.

(5)

Restricted stock units, representing the right to receive one-third of the same number of unrestricted shares of common stock on each of the first, second, and third anniversary of the award date, subject to continued employment

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(other than in the event of termination by reason of death or disability). An amount equal to cash dividends paid on common stock during the period that the restricted stock units are outstanding and unvested is payable in cash on the vesting date of the restricted stock units.

(6)

Nonqualified stock options granted during 2020. Options granted in 2020 have an exercise price equal to the closing price on the New York Stock Exchange of the underlying common stock on the date of grant. The stock options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date, with acceleration of vesting if, following a “change in control”, (i) the grantee’s employment is terminated other than due to death, disability, cause, resignation, or retirement or (ii) the award cannot be continued or replaced with an award for another public company stock because Eastman common stock (or the stock of the successor company) ceases to be publicly traded in a national securities market. For more information about these “change in control” provisions, see “Omnibus Stock Compensation Plans” under “Termination and Change-in-Control Arrangements”. Stock options generally expire ten years from the date of grant. Upon termination by reason of death, disability, or retirement (including for Mr. Espeland’s options), the stock options remain exercisable for the lesser of five years following the date of termination or the expiration date. If an employee resigns, the stock options remain exercisable for the lesser of ninety days or the expiration date. Stock options not previously exercised are canceled and forfeited upon termination for cause. See “Summary Compensation Table”, “Outstanding Equity Awards at 2020 Year-End” and “2020 Option Exercises and Stock Vested” tables, and “Termination and Change-in-Control Arrangements”.

(7)	Per-share exercise prices of the stock options granted in 2020. The exercise price is the closing price of common stock on the New York Stock Exchange on the grant date.

(8)	Grant date fair value of each stock-based award computed in accordance with FASB ASC Topic 718.

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Executive Compensation — Compensation Tables

The following table provides information regarding outstanding option grants and stock awards as of December 31, 2020 held by individuals named in the Summary Compensation Table.

Outstanding Equity Awards at 2020 Year-End

	Options						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
M. J. Costa	30,246				$69.73	2/27/2023
	3,361				69.73	2/27/2023
	57,580				87.43	2/27/2024
	102,390				74.46	2/26/2025
	161,493				65.16	2/25/2026
	167,959				80.25	2/27/2027
	123,540	61,770	(4)		104.21	2/25/2028
	67,114	134,229	(5)		82.69	2/27/2029
	—	185,759	(6)		61.51	2/27/2030
									270,840	$27,159,835
C. E. Espeland	16,227				87.43	2/27/2024
	20,000				74.46	2/26/2025
	37,468				80.25	8/4/2025
	29,949	14,975	(4)		104.21	8/4/2025
	17,178	34,357	(5)		82.69	8/4/2025
	—	48,375	(6)		61.51	8/4/2025

									22,463	$2,252,590
B. A. Lich	4,537				69.73	2/27/2023
	505				69.73	2/27/2023
	9,423				87.43	2/27/2024
	23,038				74.46	2/26/2025
	36,377				65.16	2/25/2026
	38,760				80.25	2/27/2027
	29,949	14,975	(4)		104.21	2/25/2028
	16,778	33,558	(5)		82.69	2/27/2029
	—	46,440	(6)		61.51	2/27/2030
									67,710	$6,789,959

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Executive Compensation — Compensation Tables

	Options						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
L. Boldea	3,706				69.73	2/27/2023
	412				69.73	2/27/2023
	3,267				87.43	2/27/2024
	5,499				74.46	2/26/2025
	10,427				65.16	2/25/2026
	23,687				80.25	2/27/2027
	22,462	11,231	(4)		104.21	2/25/2028
	15,180	30,362	(5)		82.69	2/27/2029
	—	42,086	(6)		61.51	2/27/2030	14,394	(7)	$1,443,430
										61,325	$6,149,671
W. T. McLain, Jr.	1,963				74.46	2/26/2025
	3,013				65.16	2/25/2026
	3,618				80.25	2/27/2027
	11,850				80.25	2/27/2027
	3,444	1,723	(4)		104.21	2/25/2028
	1,837	3,676	(5)		82.69	2/27/2029
	—	29,025	(6)		61.51	2/27/2030
										28,971	$2,905,212
K. L. Walker							56,103	(8)	$5,626,009

(1)	Market value of shares of common stock payable under restricted stock units, based on the per share closing price of the common stock on the New York Stock Exchange on December 31, 2020.

(2)

Number of shares of common stock to be paid under outstanding performance share awards, based upon the higher of threshold or actual performance through 2020, for 2019-2021 and 2020-2022 performance periods. See “Compensation Discussion and Analysis” for a description of how performance share payouts are determined. If earned, the awards will be paid after the end of the performance period in unrestricted shares of common stock (subject to proration if the executive’s employment is terminated during the performance period because of retirement, death, or disability, and to cancellation in the event of resignation or termination for cause). Mr. Espeland’s payout will be prorated for period of employment.

(3)

Value of shares of common stock to be paid under outstanding performance share awards, based upon higher of threshold or actual performance through 2020, for 2019-2021 and 2020-2022 performance periods, assuming a market value equal to the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2020. Any payments under these performance share awards will be determined based on actual performance through 2021 and 2022, respectively, and not on any interim measure of performance.

(4)

Option became exercisable as to the remaining shares on February 26, 2021. Mr. Espeland’s options expire on the earlier to occur of the fifth anniversary of his retirement date (August 4, 2020) or the option expiration date.

(5)

Option became exercisable as to one-half of the shares on February 27, 2021, and becomes exercisable for remaining shares on February 27, 2022. Mr. Espeland’s options expire on the earlier to occur of the fifth anniversary of his retirement date (August 4, 2020) or the option expiration date.

(6)

Option became exercisable as to one-third of the shares on February 28, 2021 and becomes exercisable for remaining shares in equal amounts on February 28, 2022 and February 28, 2023. Mr. Espeland’s options expire on the earlier to occur of the fifth anniversary of his retirement date (August 4, 2020) or the option expiration date.

(7)

Restricted stock units, representing the right to receive the same number of unrestricted shares of common stock on the third anniversary of the award date, subject to continued employment (other than termination by reason of death or disability). An amount equal to cash dividends paid during the period that the restricted stock units are outstanding and unvested with respect to shares underlying restricted stock units which vest is payable in cash on the vesting date of the restricted stock units.

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(8)

Restricted stock units, representing the right to receive one-third of the same number of unrestricted shares of common stock on each of the first, second, and third anniversary of the award date, subject to continued employment (other than in the event of termination by reason of death or disability). An amount equal to cash dividends paid on common stock during the period that the restricted stock units are outstanding and unvested is payable in cash on the vesting date of the restricted stock units.

The following table summarizes aggregate values realized upon exercise of options by, and payouts of vested stock for 2020 to, the individuals named in the Summary Compensation Table.

2020 Option Exercises and Stock Vested

	Options		Stock Awards (1)
Name	# of Shares Acquired on Exercise	$ Value Realized on Exercise	# of Shares Acquired on Vesting	$ Value Realized on Vesting
M. J. Costa	85,000	$2,813,992	85,056	$9,519,468
C. E. Espeland	103,729	3,259,525	17,757	1,987,363
B. A. Lich	—	—	20,621	2,307,902
L. Boldea	—	—	15,465	1,730,843
W. T. McLain, Jr.	—	—	2,373	265,586
K. L. Walker	—	—	—	—
(1)

Number of shares received by each named executive officer upon payout under 2018-2020 performance share award and the aggregate value of such shares of common stock based upon the per share closing price of the common stock on the New York Stock Exchange on the payout date.

The following table summarizes the portion of post-employment benefits payable to the individuals named in the Summary Compensation Table from Company pension plans as of December 31, 2020.

Pension Benefits

Name	Plan Name (1)(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Year($)
M. J. Costa	ERAP	15	$272,459	$0
	ERIP/URIP	15	2,946,217	0
C. E. Espeland	ERAP	24	368,377	129,229
	ERIP/URIP	24	2,260,478	0
B. A. Lich	ERAP	19	368,557	0
	ERIP/URIP	19	1,664,976	0
L. Boldea	ERAP	24	438,694	0
	ERIP/URIP	24	1,262,511	0
W. T. McLain, Jr.	ERAP	20	353,068	0
	ERIP/URIP	20	488,255	0
K. L. Walker	ERAP	—	—	—
	ERIP/URIP	—	—	—
(1)

The Eastman Retirement Assistance Plan (“ERAP”) is a tax-qualified, non-contributory defined benefit pension plan that generally covers employees who became employed on or before December 31, 2006. (Ms. Walker was hired after

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2006, so she does not participate in the ERAP.) A participant’s total ERAP benefit consists of his or her “Pre-2000 Benefit” and “Pension Equity Benefit,” as described below:

Pre-2000 Benefit.    Prior to 2000, the ERAP used a traditional pension formula which gave each participant a life annuity commencing at age 65. A participant is eligible for an unreduced Pre-2000 Benefit when such participant’s aggregate age plus years of eligible service totals 85, or at age 65. At retirement, the actuarial present value of the future annual Pre-2000 Benefit payments may at the election of the participant be paid in a lump sum. Benefits earned during 1998 and 1999, upon the election of the participant, may be payable over five years. The Pre-2000 Benefits payable upon retirement are based upon the participant’s years of service with the Company and “average participating compensation,” which is the average of three years of those earnings described in the ERAP as “participating compensation.” “Participating compensation,” in the case of the named executive officers consists of salary, bonus, and non-equity incentive plan compensation, including an allowance in lieu of salary for authorized periods of absence, such as illness, vacation, and holidays. To the extent that any participant’s annual Pre-2000 Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

Pension Equity Benefit.    Effective January 1, 2000, the Company redesigned the ERAP to use a pension equity formula. Under the pension equity formula, beginning January 1, 2000, a participant earns a certain percentage of final average earnings each year based upon age and total service with the Company. When a participant terminates employment, he or she is entitled to a pension amount, payable over five years. The amount may also be converted to various forms of annuities. To the extent that any participant’s Pension Equity Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

(2)

The Company maintains two unfunded, nonqualified plans, the Eastman Unfunded Retirement Income Plan (“URIP”) and the Eastman Excess Retirement Income Plan (“ERIP”). The ERIP and the URIP will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of applicable tax law limits, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted for benefit calculation under the ERAP. The Company has established a “Rabbi Trust” to provide a degree of financial security for the participants’ unfunded account balances under the ERIP and URIP. See “Termination and Change-in-Control Arrangements — Benefit Security Trust.”

(3)

Actuarial present value of the accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for 2019. The actuarial present value calculation is based on the prescribed IRS mortality tables, and assumes individual compensation and service through December 31, 2020, with benefit commencement at normal retirement age of 65. Benefits are discounted to present value using a 2.52% discount rate for the ERAP and 2.45% discount rate for the URIP.

The following table is a summary of participation by the individuals named in the Summary Compensation Table in the Executive Deferred Compensation Plan (the “EDCP”), an unfunded, nonqualified deferred compensation plan into which executive officers and other management-level employees can defer compensation until retirement or termination from the Company. Annual base and incentive cash compensation, stock and stock-based awards which are payable in cash and allowed to be deferred, and special compensation payable in connection with the employee’s initial employment with the Company may be deferred into the EDCP. Compensation deferred into the EDCP is credited at the election of the employee to multiple hypothetical investment alternatives, including an Eastman stock fund. Amounts deferred into the Eastman stock account increase or decrease in value depending on the market price of Eastman common stock. When cash dividends are declared on Eastman common stock, each stock account receives a dividend equivalent which is used to hypothetically “purchase” additional shares. Upon retirement or termination of employment, the value of a participant’s EDCP account is paid, in cash, in a single lump sum or in up to ten annual installments as elected in advance by the participant. The EDCP also provides for early withdrawal by a participant of amounts in his or her EDCP account in certain limited circumstances.

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All amounts in the following table have been previously earned by the named executive officers and reported by the Company as compensation in this proxy statement or in annual meeting proxy statements for previous years, and are not new or additional compensation to the named executive officers.

2020 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Year ($)	Company Contributions in Last Year ($)(1)	Aggregate Earnings (Loss) in Last Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End($)(3)
M. J. Costa	$0	$69,600	$19,923	$0	$953,455
C. E. Espeland	0	17,719	75,563	0	2,030,212
B. A. Lich	0	30,204	284,873	0	1,847,754
L. Boldea	71,219	22,968	106,144	0	699,932
W. T. McLain, Jr.	0	26,709	5,056	0	42,807
K. L. Walker	0	6,519	0	0	0
(1)

Annual Company contributions were made to the accounts of each named executive in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP. Amounts shown are the amounts before provision for certain taxes contributed into the EDCP and represent amounts that could not be contributed into the 401(k) retirement plan of the individuals due to Internal Revenue Code restrictions. The total amount of the contributions for each named executive officer in the Eastman Investment Plan and the EDCP was five percent of their 2020 eligible compensation. In addition for individuals who do not participate in the pension plan, a Company match of 50% of the amount of employee contribution up to 7% up to IRS limits is contributed. These contributions are included in the “Summary Compensation Table ” in the “All Other Compensation” column.

(2)

Aggregate amounts credited to participant EDCP accounts during 2020. No earnings on deferred amounts are included in the “Summary Compensation Table” in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because there were no preferential or above-market earnings on any of the hypothetical investments. Quarterly dividend equivalents of 66 cents per hypothetical share for the first, second, and third quarters and of 69 cents per hypothetical share for the fourth quarter were credited to amounts in individual Eastman stock accounts.

(3)

Balance in individual EDCP accounts as of December 31, 2020. The portions of the balances from annual Company contributions after provision for certain taxes ($857,499 for Mr. Costa, $502,829 for Mr. Espeland, $294,371 for Mr. Lich, $153,972 for Mr. Boldea, and $31,893 for Mr. McLain) were reported as “All Other Compensation” in the “Summary Compensation Table” in this and applicable prior annual meeting proxy statements; the portions of the balances from deferred salary ($280,105 for Mr.  Espeland and $165,244 for Mr. Boldea) were included in the amounts reported as “Salary” in the “Summary Compensation Table” in this and prior applicable annual meeting proxy statements; the applicable portions of the balances from deferred annual incentive compensation and bonuses ($859,450 for Mr. Lich, $204,270 for Mr. Espeland, and $191,800 for Mr. Boldea were included in the amounts reported as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” in this and applicable prior annual meeting proxy statements; the portions of the balances from deferred stock-based awards ($251,752 for Mr. Espeland) are not reported in the “Summary Compensation Table” in this or certain prior annual meeting proxy statements but were previously reported as “Long-Term Incentive Plan Payouts” in the Summary Compensation Table in certain prior annual meeting proxy statements. The portions of the balances from earnings on deferred amounts were not reported in the “Summary Compensation Table” in this proxy statement or in the annual meeting proxy statements for previous years because there were no preferential or above-market earnings on any individual EDCP hypothetical investments. Amounts in the “Company Contributions in Last Year” column were paid in February 2021 and are not included in the aggregate balance as of December 31, 2020.

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Executive Compensation — Termination and Change-in-Control Arrangements

Termination and Change-in-Control Arrangements

The Company’s Change-in-Control Agreements with certain executive officers, including the individuals named in the Summary Compensation Table, and the Omnibus Long-Term Compensation Plans, provide for compensation and benefits in certain circumstances upon or following termination of the executive or a change-in-control of the Company. Circumstances that trigger compensation or provision of benefits related to termination or change in control, how such compensation and benefits are determined, and conditions or obligations applicable to the receipt of payments and benefits are described below.

Change-in-Control Agreements.    For the reasons described in the “Compensation Discussion and Analysis”, the Company has entered into Change-in-Control Agreements (the “Agreements”) with the individuals named in the Summary Compensation Table and certain other executive officers of the Company. The Agreements provide for specified compensation and benefits following a “change-in-control” of the Company. A “change-in-control” is generally defined in the Agreements to include the following, subject to certain exceptions: (i) the acquisition by a person of 35% or more of the voting stock of the Company; (ii) the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; (iii) approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 50% of the resulting corporation’s voting stock, no person will own 35% or more of the resulting corporation’s voting stock, and the incumbent Board members will continue to constitute at least a majority of the Board of the resulting corporation; or (iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Under the Agreements, in the event that a change-in-control of the Company occurs during the “change-in-control period,” the Company agrees to continue to employ the executive for a period of two years after the occurrence of such change-in-control (the “Employment Period”). The “change-in-control period” means the period commencing on December 1, 2020, and ending two years after such date; provided that on each anniversary of the Agreements, the “change-in-control” period is automatically extended so as to terminate two years after such anniversary, unless the Company provides timely notice to the executive that it will not extend the period.

During the Employment Period, the executive would be entitled to: (i) an annual base salary at a rate at least equal to the base salary in effect on the date of the change-in-control; (ii) an annual bonus at least equal to the executive’s target bonus opportunity for the last full fiscal year prior to the change-in-control; and (iii) continued participation in all incentive, savings, retirement, welfare benefit, and fringe benefit plans applicable to other peer executives of the Company on terms no less favorable than those in effect during the 120-day period preceding the change in control.

The Agreements also specify the payments and benefits to which an executive would be entitled upon a termination of employment during the Employment Period for specified reasons, including death, retirement, disability, termination by the Company with or without cause, and termination by the executive for or without good reason (as such terms are defined in the Agreements).

If an executive’s employment were to be terminated by the Company for any reason other than for cause or disability, or by the executive for good reason, during the Employment Period, the Company would be required to:

(i) pay to the executive a lump sum cash payment equal to his or her “accrued obligations” (unpaid base salary through the date of termination, a prorated target bonus for the year of termination, and any accrued vacation pay);

(ii) pay to the executive a lump sum severance payment equal to three-times (in the case of the CEO) or two-times (in the case of the other executives) the sum of his or her then-current annual base salary plus the amount of his or her target annual bonus for the year in which the termination occurs;

(iii) continue to provide all health and welfare benefits to the executive and his or her eligible dependents, subject to certain limitations, for 18 months following termination;

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(iv) accelerate the vesting of the executive’s unvested benefits under the Company’s retirement plans, and pay to the executive a lump sum cash payment equal to the value of such unvested benefits; and

(v) pay or provide to the executive any other amounts or benefits to which he or she was entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.

Upon the termination of an executive’s employment by reason of death, disability, or retirement, or upon a termination by the Company for cause or by the executive without good reason, the Agreement would terminate without further obligation of the Company other than the payment of base salary through the date of termination and any other amounts or benefits to which the executive was entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.

“Cause” is defined in the Agreements as a material breach by the executive of any provision of his or her agreement; the conviction of the executive of any criminal act that the Board deems to constitute cause; a material breach by the executive of a published Company code of conduct or code of ethics; or conduct by the executive in his or her office with the Company that is grossly inappropriate and demonstrably likely to lead to material injury to the Company, as determined by the Board.

“Good reason” is defined in the Agreements as the assignment to the executive of any duties that are materially inconsistent with his or her position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties, or responsibilities (excluding an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after notice from the executive); a reduction by the Company in executive’s base salary or target annual bonus; any failure by the Company to comply with any provisions of his or her agreement (other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after notice from the executive); the Company’s requiring the executive to be based at any office or location 50 miles or more from his or her current location; any failure by the Company to have a successor to the Company agree to assume the agreement; or a material breach by the Company of any other provision of the executive’s agreement.

The Agreements contain certain other typical provisions for agreements of this type, including a requirement that the executive not disclose any confidential information of the Company following termination of employment, and providing that the Company will reimburse the executive on a then-current basis for reasonable fees and expenses in seeking to enforce the Agreement (subject to repayment if his or her claims are determined to be frivolous or in bad faith).

Omnibus Stock Compensation Plans.    The Company’s 2017 Omnibus Stock Compensation Plan (like its predecessor plans, collectively referred to as the “Omnibus Plans”) provides for grants to employees of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares, and other stock and stock-based awards (collectively, “awards”).

The Omnibus Plans contain (and the 2021 Omnibus Stock Compensation Plan will, if approved by stockholders at the 2021 Annual Meeting, contain) provisions regarding the treatment of awards in the event of a “change-in-control” (as defined, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change-in-control, the rules described below will generally apply to awards granted under the Omnibus Plans.

However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change-in-control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to awards (in which case such consequences would not occur) or to alter the way in which awards are treated from the consequences outlined in the Omnibus Plans.

In the event of a change-in-control (assuming the Compensation Committee has not exercised its discretion described above), if (i) a participant’s employment terminates within two years following the change-in-control, unless such

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termination is due to death, disability, cause, resignation (other than as a result of certain actions by the Company and any successor), or retirement or (ii) Eastman common stock (or the stock of any successor company received in exchange for Eastman common stock) is no longer publicly traded on a national securities market, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unvested, unexercised, unpaid, or deferred awards will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid awards will automatically become 100% vested. For performance shares, the performance period will immediately terminate and, unless the Committee has already determined actual performance for the applicable performance period, the awards will be earned (pro rata for the number of completed performance periods months) based on (i) the target level of performance if the change in control occurs during the first half of the performance period or (ii) based on actual performance through the end of the last quarter prior to the change in control if the change in control occurs during the second half of the performance period.

In order to comply with Section 409A of the Internal Revenue Code, it may be necessary for the Company to delay payments until six months following the officer’s separation from service with the Company.

Potential Payments Under Termination and Change-in-Control Arrangements.    The following table shows, for each of the named executive officers employed at December 31, 2020, the payments and benefits that generally would have been provided under the Change-in-Control Agreements and the Omnibus Plans if the executive had been terminated without “cause” or had resigned for “good reason” on December 31, 2020 following a change-in-control (or, in the case of awards under the Omnibus Plans, Eastman Common Stock or the stock of its successor is no longer publicly traded on a national securities exchange following the change-in-control). (Mr. Espeland received no payments or benefits upon his retirement other than under broad-based compensation and benefits plans.)

Form of Payment	M. J. Costa ($)	B. A. Lich ($)	L. Boldea ($)	W. T. McLain, Jr. ($)	K. L. Walker ($)
Cash severance(1)	$9,750,000	$3,000,000	$2,620,000	$2,760,000	$2,220,000
Value of unvested stock-based awards at target(2)	30,608,407	7,587,635	7,993,093	2,491,103	5,626,009
Health and welfare continuation(3)	20,367	20,367	20,367	20,367	20,367
Total Payments	$40,378,774	$10,608,002	$10,633,460	$5,271,470	$7,866,376
(1)

Lump sum cash severance payment under the Change-in-Control Agreement equal to three times the sum of annual base salary and the target Unit Performance Plan payout for Mr. Costa and two times the sum of annual base salary and the target Unit Performance Plan payout for the other named executive officers.

(2)

Value of unvested awards at target, assuming the awards vest and are paid out under the Omnibus Plans following a change-in-control where there is a qualifying termination or the change in control results in Eastman common stock (or the stock of the successor) no longer being publicly traded on a national securities market. Awards are valued as of year-end 2020 based upon the closing price of Eastman common stock on the New York Stock Exchange on December 31, 2020.

(3)	Value of continuation of health and welfare benefits for 18 months following termination under the Change-in-Control Agreement.

In addition to the payments described above, the named executive officers would also receive the following payments for amounts already earned or vested as the result of participation in compensation or benefit plans on the same basis as other Company employees:

•	value of outstanding vested stock-based awards (see the “Outstanding Equity Awards at 2020 Year-End” table),

•	earned Unit Performance Plan payout (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column in the “2020 Grants of Plan-Based Awards” table),

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•	earned Company contribution to vested and unvested defined contribution plans (see “All Other Compensation” column in the “Summary Compensation Table”),

•	account balance in the Eastman Investment Plan, a 401(k) retirement plan, and the ESOP,

•	account balance in the Executive Deferred Compensation Plan (see “Aggregate Balance at Last Year-End” column in the “2020 Nonqualified Deferred Compensation” table), and

•	lump sum present value of pension under the Company’s qualified and non-qualified pension arrangements (see “Present Value of Accumulated Benefit” column in the “Pension Benefits” table).

Benefit Security Trust.    The Company has established a Benefit Security Trust (sometimes referred to as the “Rabbi Trust”) to provide a degree of financial security for its unfunded obligations under the Executive Deferred Compensation Plan, the supplemental ERAP plans, and the Change-in-Control Agreements with the Company’s executives. The assets of the Rabbi Trust would be subject to the claims of the Company’s creditors in the event of insolvency. Upon the occurrence of a “change-in-control” or a “potential change-in-control” (each as defined below), or if the Company fails to meet its payment obligations under the covered plans and agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company’s obligations under the covered plans and agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company’s funding obligations under the Rabbi Trust.

A “change-in-control” for purposes of the Rabbi Trust is generally defined to include the following, subject to certain exceptions: (i) the acquisition by a person (other than the Company, certain affiliated entities, or certain institutional investors) of 19% or more of the voting stock of the Company; (ii) the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; (iii) approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 75% of the resulting corporation’s voting stock; or (iv) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company, other than to a subsidiary or in a spin-off transaction. A “potential change-in-control” will generally be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a change-in-control; (ii) any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change-in-control; or (iii) any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company’s then-outstanding securities.

The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.

Pay Ratio

The Dodd-Frank Act and the compensation disclosure rules of the SEC require us to disclose the ratio of the median of the annual total compensation of our employees (other than the Chief Executive Officer (the “CEO”)) and the annual total compensation of the CEO. For 2020, the median of the annual total compensation of all employees (other than the CEO) was $82,567 and the annual total compensation of the CEO was $13,561,990; accordingly, the CEO’s annual total compensation was approximately 164 times that of the median of the annual total compensation of all employees. This calculated “pay ratio” is a reasonable estimate determined in a manner consistent with SEC pay ratio disclosure requirements. We refer to the employee who received the median of the annual total compensation of all employees as the “median employee”.

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We used the following methodology to make the determinations for calculating the pay ratio:

•

As of October 31, 2020, our employee population consisted of approximately 15,061 individuals (14,543 full-time and 518 other employees) working at our parent company and consolidated subsidiaries, with 73% of these individuals located in the United States, 15% located in Europe (primarily Belgium, the Netherlands, and Germany), 10% located in Asia (primarily China, Malaysia, and Singapore) and 2% located in Latin America (primarily Mexico and Brazil).

–	We selected October 31, 2020 as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.

•	To identify the median employee from our employee population, we conducted an analysis of our population of employees.

–

Given the distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees including participation in several annual cash short-term incentive plans. For purposes of measuring the compensation of all employees to determine the median employee, we selected total cash compensation (base salary for salaried employees and wages for hourly employees plus the most recent actual cash incentive payment for both hourly and salaried employees) as a consistently applied compensation measure that reasonably reflects the annual compensation of our employees.

–	In making this determination, we annualized the compensation of all permanent employees who were hired in 2020.

•

Using this methodology, we determined that the median employee was a full-time, hourly, manufacturing operations employee with total compensation for 2020 consisting of wages, overtime pay, cash incentive payment, and annual Company contribution to defined contribution retirement plan determined and calculated in the same manner as compensation of the executive officers in the “Summary Compensation Table” earlier in this Proxy Statement.

•	The annual total compensation of the CEO is the amount reported for 2020 in the “Total” column of the “Summary Compensation Table”.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

    2021 Proxy Statement    71

Item 3 — Approval of the

2021 Omnibus Stock Compensation Plan

Overview

We are asking our stockholders to approve a new equity compensation plan, the 2021 Omnibus Stock Compensation Plan (the “2021 Plan”), to replace our existing stock-based incentive compensation plan, the 2017 Omnibus Stock Compensation Plan (the “2017 Plan”). The 2017 Plan, which would have expired by its terms on May 4, 2022, is expected to run out of shares before stock-based incentive awards are made in 2022. We are seeking approval of the 2021 Plan in order to provide for future stock-based incentive awards to our employees, officers, or directors over the next five years.

We believe that it is important to the Company’s success and long-term value to be able to continue to provide stock-based incentive compensation to our employees, officers, and directors. Such awards link the recipients’ personal interests to those of our stockholders, provide our employees, officers, and directors with an incentive for outstanding performance, and motivate, attract, and retain the services of those employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is dependent.

Accordingly, the Board has adopted and recommends that stockholders approve at the 2021 Annual Meeting the 2021 Plan to replace the 2017 Plan. The 2021 Plan will become effective on the date it is approved by the stockholders. No additional awards will be made under the 2017 Plan once the 2021 Plan becomes effective.

The 2021 Plan reserves 10,000,000 new shares of our common stock for future stock-based incentive awards. In addition, the 2021 Plan will reserve additional shares for future awards with respect to any shares of our common stock previously reserved under the 2017 Plan that have not yet been used under the 2017 Plan and that are not currently subject to any outstanding award under the 2017 Plan or the 2012 Omnibus Stock Compensation Plan (the “2012 Plan”) as of the date the 2021 Plan is approved by stockholders, plus any shares currently subject to outstanding awards under the 2017 Plan or the 2012 Plan as of the date the 2021 Plan is approved by our stockholders that subsequently expire, are cancelled, forfeited or otherwise terminated without issuance of any shares after such date. As of March 1, 2021 there were 2,561,617 unused shares under the 2017 Plan that were not subject to any outstanding award under the 2017 Plan or the 2012 Plan and 5,187,570 shares subject to outstanding awards under the 2017 Plan and the 2012 Plan. Assuming no changes in these numbers prior to the date of the 2021 Annual Meeting and that all currently outstanding awards under the 2017 Plan and 2012 Plan subsequently expire or are cancelled, forfeited, or otherwise terminated without the issuance of any shares after the date the 2021 Plan is approved by the stockholders, the maximum number of shares that would be available for issuance under the 2021 Plan if it is approved by the stockholders would be 10,000,000. Based on our historical grant practices and our current share value, we anticipate this share reserve will be sufficient to allow us to continue to grant stock-based incentive awards to our employees, officers, and directors for the entire expected five-year duration of the 2021 Plan.

The following table sets forth information regarding outstanding equity awards payable in shares under the 2017 Plan and the 2012 Plan and shares available for future equity awards under the 2017 Plan as of March 1, 2021:

Total shares underlying outstanding stock options	3,616,684

Weighted average exercise price of outstanding stock options (per share)	$ 83.18

Weighted average remaining life of outstanding stock options (years)	7.20

Total shares underlying outstanding unvested time-based restricted stock units	1,570,886

Total shares available for award under 2017 plan	2,561,617

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Item 3 — Approval of the 2021 Omnibus Stock Compensation Plan

Considerations in Adopting the 2021 Omnibus Stock Compensation Plan

The Compensation Committee recommended, and the Board approved, the number of shares to be authorized under the 2021 Plan based upon management’s recommendation. In developing such recommendation, management considered various factors, including potential dilution (both overall and on an annual basis) of ownership of outstanding shares caused by issuance of new shares, “burn rate,” “overhang,” and the Company’s historical grant practices.

The number of shares subject to equity awards is commonly expressed as a percentage of total shares outstanding and referred to as “burn rate.” Burn rate is a measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not consider cancellations and other shares returned to the reserve. We have calculated the burn rate under our equity compensation program for the past three years as set forth in the following table:

Year	Option Grants	“Full-Value” Share Awards(1)	Total Options and Adjusted “Full-Value” Share Awards(2)	Weighted Average Number of Common Shares Outstanding	Burn Rate(3)

2020	622,024	649,902	2,246,779	135,500,000	1.66%

2019	785,997	601,582	2,289,952	137,400,000	1.67%

2018	619,706	469,897	1,794,449	141,200,000	1.27%
(1)	“Full-value” awards are awards other than options and stock appreciation rights settled by issuance of stock.

(2)	Full-value awards multiplied by 2.5.

(3)	Three-year average burn rate is 1.53%.

An additional metric that is used to measure the cumulative impact of a company’s equity compensation program is “overhang,” which is the number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be awarded, divided by total common shares outstanding at the end of the year. Our overhang as of December 31, 2020 was 6.70%. If the 2021 Plan is approved, our overhang as of that date would increase to approximately 11.08%.

The Company estimates that the availability of 10,000,000 new shares under the 2021 Plan would provide enough shares to enable us to continue to grant awards at historical rates for at least the next five years. However, there can be no certainty as to the future use of shares under the 2021 Plan, if approved by stockholders, as the Company may grant a different mix of equity awards than in the past, and other factors such as the Company’s stock price may affect the rate at which shares are utilized under the 2021 Plan.

We have designed our 2021 Plan to conform to current compensation and corporate governance best practices. In addition to the features of the 2017 Plan that are continued in the 2021 Plan, we have eliminated the ability to pay dividends or dividend equivalents on unvested awards prior to when the awards vest. The 2021 Plan also eliminates certain provisions related to the Internal Revenue Code Section 162(m) performance-based compensation exception, which was repealed by the Tax Cuts and Jobs Act of 2017, but retains the annual limits on awards that may be made to participants.

If the stockholders approve the 2021 Plan, all future stock and stock-based awards to our employees, officers, and directors will be made from the 2021 Plan, and we will not grant any additional awards under the 2017 Plan. Previous awards under the 2017 Plan and the 2012 Plan that are outstanding as of the date the 2021 Plan becomes effective will continue in effect in accordance with their terms.

A summary of the 2021 Plan follows. This summary is qualified in its entirety by the full text of the 2021 Plan, which is included as Appendix A to this proxy statement.

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Item 3 — Approval of the 2021 Omnibus Stock Compensation Plan

Summary of the 2021 Omnibus Stock Compensation Plan

Purpose.    The purpose of the 2021 Plan is to promote the Company’s success by linking the personal interests of our employees, officers, and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.    The 2021 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonqualified stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights (“SARs”), which give the holder the right to receive the difference between the fair market value per share of our common stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture;

•

restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award notice) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are payable in stock upon the attainment of specified performance goals;

•

dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying such award, payable only if and when the underlying award vests; and

•	other stock-based awards, including unrestricted stock grants but subject (along with all other awards) to the one-year minimum vesting requirement for employee awards described below.

Shares Available for Awards.    Subject to adjustment as provided in the 2021 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2021 Plan is the sum of (i) 10,000,000 shares not previously authorized for issuance under any other plan, plus (ii) any shares previously authorized for issuance under the 2017 Plan and not previously issued under or currently subject to any outstanding award under the 2017 Plan or 2012 Plan as of the effective date of the 2021 Plan, plus (iii) any shares currently subject to outstanding awards under the 2017 Plan or 2012 Plan as of the effective date of the 2021 Plan, to the extent such awards may expire, be cancelled, forfeited, or otherwise terminated without the issuance of shares after the effective date of the 2021 Plan. Option and SAR awards will be counted against the share reserve as 1 share for 1 share subject to the award while restricted stock, restricted stock unit and other “full value” awards will count against the share reserve as 2.5 shares for every 1 share subject to the award. Shares subject to awards under the 2021 Plan that expire, are cancelled, forfeited, or otherwise terminated, or that are settled in cash instead of any shares, will be added back to the shares available under the 2021 Plan. Shares awarded to persons who become Eastman employees as a result of a merger or acquisition and to substitute for stock awards that they hold from their prior employer (“substitute awards”) will not be counted against the shares available for issuance under the 2021 Plan. Shares not issued or delivered as a result of the net settlement of an option or SAR, shares delivered to or withheld by the Company to pay the exercise price of or the withholding taxes with respect to an award, and shares repurchased on the open market with the proceeds from the payment of the exercise price of an option will not be added to the share reserve and may not be used for future awards under the 2021 Plan. The maximum number of shares that may be issued as incentive stock options under the 2021 Plan is 10,000,000,

The Company’s common stock is traded on the New York Stock Exchange. The last reported sales price of the Company’s common stock as of March 15, 2021 was $113.41 per share.

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Item 3 — Approval of the 2021 Omnibus Stock Compensation Plan

Limitations on Individual Awards.    The maximum aggregate number of shares of our common stock subject to stock-based awards under the 2021 Plan to any one participant in any year is as follows:

Type of Award	Shares

Options	600,000

Stock Appreciation Rights	600,000

Restricted Stock or Stock Units	400,000

Performance Awards	400,000

Other Stock-Based Awards	400,000

Eligibility.    Any employee, officer, or director of the Company or any affiliate may receive an award under the 2021 Plan. The Compensation and Management Development Committee of the Board (the “Compensation Committee”) has the sole power and discretion to select which employees and officers receive awards based on such criteria as it deems appropriate, and the Board has such power and discretion as to awards to non-employee directors under a subplan to the 2021 Plan. As of December 31, 2020, there were approximately 14,500 employees (including approximately 900 management-level employees) and 10 non-employee directors who would be eligible to participate in the 2021 Plan.

Administration.    Except with respect to non-employee directors, the 2021 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms, and conditions thereof; establish, adopt, or revise any rules and regulations as it may deem advisable to administer the 2021 Plan; and make all other decisions and determinations that may be required under the 2021 Plan. For awards to non-employee directors, the Nominating and Corporate Governance Committee will administer the 2021 Plan. The Board may at any time administer the 2021 Plan. If it does so, it will have all the powers of the Compensation and the Nominating and Corporate Governance Committees under the 2021 Plan. Only those members of the Board who meet applicable independence requirements can participate in administration of the plan.

Awards to Non-Employee Directors.    The 2021 Plan provides for awards to our non-employee directors according to the parameters of a separate subplan, program, or policy for the compensation of non-employee directors as in effect from time to time. Any shares issued pursuant to such separate plan would come from the 2021 Plan. Neither the Board nor the Nominating and Corporate Governance Committee is authorized to make other discretionary grants to non-employee directors under the 2021 Plan. The maximum aggregate grant-date value of awards under the 2021 Plan in any year to each non-employee director is $250,000.

Stock Options and SARs.    The exercise price of any stock option or SAR granted under the 2021 Plan may not be less than 100 percent of the fair market value per share of the common stock covered by the option or SAR on the date the option or SAR is granted. Fair market value is the closing price per share of our common stock as reported by the New York Stock Exchange on the date on which such value is to be determined (or if that date is not a trading day, on the immediately preceding trading day). Options and SARs may be exercised at the times specified by the Compensation Committee. The Compensation Committee may allow for the purchase price of an option to be paid in cash, shares of our common stock or other property, by having us withhold shares from the option sufficient to pay the exercise price, or by exercising in a broker-assisted transaction.

Minimum Vesting Requirements.    All awards under the 2021 Plan are subject to a minimum vesting period of one year. The minimum vesting restrictions will not apply with respect to a maximum of 5% of the authorized shares under the 2021 Plan, including any substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer.

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Item 3 — Approval of the 2021 Omnibus Stock Compensation Plan

Limitations on Transfer; Beneficiaries.    While awards are generally not assignable or transferable by a participant other than by will or the laws of descent and distribution, the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, is consistent with securities offerings registered under the Securities Act of 1933, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state, federal, or foreign tax or securities laws or regulations applicable to transferable awards.

Treatment of Awards upon Termination of Service.    Unless otherwise provided in an award notice, upon the termination of a participant’s service for a reason other than death, disability, retirement, or any other approved reason, all unexercised, unearned, or unpaid awards, including awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on such awards will be canceled or forfeited. The Compensation Committee has the authority to promulgate rules and regulations to (i) determine what events constitute retirement or termination for an approved reason for purposes of the 2021 Plan, and (ii) determine the treatment of a participant under the 2021 Plan in the event of such participant’s death, disability, retirement, or termination for an approved reason.

Treatment of Awards upon a Change in Ownership.    Unless otherwise provided by the Compensation Committee, if Eastman experiences a change in control that results in Eastman stock ceasing to be publicly traded (a “change in ownership”) and if Eastman is not the surviving entity in such change in ownership and if the acquiring entity (or its parent entity) does not agree to assume or substitute for outstanding awards under the 2021 Plan, the following will occur:

•

all of the conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, or deferred awards, or any other outstanding award, will lapse and such awards will become immediately vested as of the effective date of the change in ownership;

•

the payout opportunities attainable under all outstanding performance awards will vest based on target or actual performance (depending on the time during the performance period in which the change in ownership occurs) and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in ownership; and

•

all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, will be treated and paid in the identical manner and time as the award with respect to which such dividends or dividend equivalents have been credited.

Treatment of Awards upon a Change in Control.    Unless otherwise provided by the Compensation Committee, upon a participant’s termination of employment within two years after the effective date of a change in control other than termination due to (i) death, (ii) disability, (iii) cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or (B) resignation within thirty (30) days following a reduction in base pay, or (v) retirement entitling the participant to benefits under his or her employer’s retirement plan, then:

•

all of the conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid or deferred awards, or any other outstanding award, will lapse and such awards will become immediately vested as of the date of termination;

•

the payout opportunities attainable under all outstanding performance awards will vest based on target or actual performance (depending on the time during the performance period in which termination occurs) and the awards will pay out on a pro rata basis, based on the time elapsed prior to termination; and

•

all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, will be treated and paid in the identical manner and time as the award with respect to which such dividends or dividend equivalents have been credited.

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Item 3 — Approval of the 2021 Omnibus Stock Compensation Plan

Forfeiture Events.    The Compensation Committee may specify in an award notice that the participants’ rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including, but not limited to, termination of employment for cause, violation of Company policies, breach of applicable non-competition, confidentiality or other restrictive covenants, or other conduct by the participant that is detrimental to the business or reputation of the Company.

If we are required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement, awards granted under the 2021 Plan will be subject to any applicable law or Company policy requiring reimbursement to the Company of certain incentive-based compensation.

Adjustments.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2021 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2021 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock-split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2021 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment.    The Board may, at any time and from time to time, terminate or amend the 2021 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies, or regulations, then such amendment will be subject to stockholder approval. In addition, the Board may condition any amendment on the approval of stockholders for any other reason. No termination or amendment of the 2021 Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in, or otherwise settled on the date of such amendment or termination. The 2021 Plan will automatically terminate on the fifth anniversary of the date on which it is approved by stockholders, unless earlier terminated by the Board.

The Board or the Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing and Reloading.    Outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option or SAR (i.e., an option or SAR having an exercise price in excess of the current market value of the underlying stock) for another award or for cash would be considered a repricing and would, therefore, require the prior consent of the Company’s stockholders. No option or SAR may include provisions that “reload” the option or SAR upon exercise or that extend the term of the SAR beyond what is the maximum period specified in the option or SAR.

Certain Federal Tax Consequences

Nonqualified Stock Options.    There will be no federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the 2021 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option under the 2021 Plan. If the optionee holds the option shares for the required holding

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Item 3 — Approval of the 2021 Omnibus Stock Compensation Plan

period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option will not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a SAR under the 2021 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, he or she will recognize ordinary income in an amount equal to the excess of the amount received on exercise over the fair market value of underlying shares and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of award as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time of a restricted stock award under the 2021 Plan, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). If the participant files an election under Internal Revenue Code Section 83(b) within 30 days after the date of grant of the restricted stock under the 2021 Plan, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted or Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is made under the 2021 Plan. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are made under the 2021 Plan. Upon receipt of shares of stock or other property in settlement of a performance award, the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Internal Revenue Code Section 409A.    The 2021 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Internal Revenue Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Awards that comply with the terms of the 2021 Plan are designed to be exempt from the application of Section 409A. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

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Item 3 — Approval of the 2021 Omnibus Stock Compensation Plan

The above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions and the rules and regulations promulgated thereunder are subject to change, as are their interpretations, and their application may vary in individual circumstances. Additionally, the consequences under applicable state and local income tax laws, rules, and regulations may not be the same as under federal income tax laws, rules, and regulations.

Benefits to Named Executive Officers and Others

No awards may be granted under the 2021 Plan until it becomes effective upon approval by stockholders. Awards will be made to employees at the discretion of the Compensation Committee or pursuant to delegated authority or to non-employee directors under the terms of a separate plan, program, or policy approved by the Board under the 2021 Plan. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2021 Plan in the future.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued under all of our equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (#) (a)	Weighted- Average Exercise Price of Outstanding Options ($) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)

Equity compensation plans approved by stockholders	3,526,600	$ 79	4,046,748

Equity compensation plans not approved by stockholders	—	—	—

Total	3,526,600	$ 79	4,046,748

No additional shares will be awarded under the 2017 Plan or the 2012 Plan other than those that may be issued upon exercise of already outstanding options indicated in column “(a)” of the table above and shares that may be issued upon payout of previously awarded performance shares and restricted stock units from the shares in column “(c)” of the table above.

The Board of Directors recommends that you vote “FOR” approval of the 2021 Omnibus Stock Compensation Plan.

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Item 4 — Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has retained PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for the years ended December 31, 2020 and 2019, and has billed the Company the following amounts for fees and related expenses for professional services rendered during 2020 and 2019:

Audit Fees:    $5.24 million, in the aggregate, for the year ended December 31, 2020 and $6.22 million, in the aggregate, for the year ended December 31, 2019 for professional services rendered for the audits of the consolidated financial statements of the Company (including the audit of internal controls over financial reporting) and review of financial statements included in quarterly reports, statutory and subsidiary audits, issuance of comfort letters, and assistance with review of documents filed with the SEC.

Audit-Related Fees:     $50,000, in the aggregate, for the year ended December 31, 2020 and $344,500, in the aggregate, for the year ended December 31, 2019 for assurance and related services, including audit and related procedures for possible mergers, acquisitions, and divestitures, and consultations concerning application of and compliance with financial accounting and reporting standards. In addition, various employee benefit plans were billed for fees and related expenses of $65,000 for 2020 and 2019 for audits of their plan financial statements by PricewaterhouseCoopers LLP.

Tax Fees:    $3.87 million, in the aggregate, for the year ended December 31, 2020 and $5.95 million, in the aggregate, for the year ended December 31, 2019 for services related to domestic and international tax planning, tax compliance, including preparation of tax returns and claims for refunds, tax advice, assistance with respect to tax audits, and requests for rulings for technical advice from tax authorities.

All Other Fees:    $5,000, in the aggregate, for each of the years ended December 31, 2020 and December 31, 2019 for all services other than those covered above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” “All Other Fees” for 2020 and 2019 were for research tools and software access licenses.

As described under “Audit Committee — Audit Committee Report” earlier in this proxy statement, all audit and non-audit services provided to the Company by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority.

The stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to attend the 2021 Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Eastman’s independent registered public accounting firm.

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Item 5 — Advisory Vote on Stockholder Proposal

Requesting that the Board Take Steps Necessary to Permit

Stockholders to Act by Written Consent

Stockholder John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of 100 shares of Eastman common stock, has given notice that he intends to submit the following proposal and supporting statement. The Company has reproduced the proposal and supporting statement as provided to the Company by stockholder John Chevedden and has included the graphic at his request, and has not sought to correct or address all of the statements with which the Company disagrees:

Proposal 5 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at a Dover Corporation shareholder meeting and 88%-support at an AT&T shareholder meeting.

The proposal topic also won more than 47%-support each at our 2018, 2019 and 2020 meetings. This represents 3 majority votes from the shares that have access to independent proxy voting advice.

The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019 after 45%-support for a written consent shareholder proposal. And this BK action was a year before the pandemic made in-person shareholder meetings a dinosaur — perhaps forever.

This 2020 management argument has been blown out of the water by the onslaught of tightly controlled online shareholder meetings:

“The Board believes that a meeting of stockholders, which provides all stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action.”

Management also rested its ill-placed opposition to this proposal topic on its own mythical concoction of written consent that this proposal is not about.

Shareholders need to be able to accomplish more outside of a shareholder meeting due to the onslaught of tightly controlled online shareholder meetings.

With the near universal use of tightly controlled online annual shareholder meetings, which can last only 10-minutes, shareholders are severely restricted in engaging with management and making their views known because all challenging questions and comments can be screened out.

For instance the Goodyear shareholder meeting was spoiled by a trigger-happy management mute button for shareholders that was used to quash constructive criticism. AT&T would not even allow shareholders to speak.

Please see:

Goodyear’s virtual meeting creates issues with shareholder

https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please See:

AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meetings-goes-online/1007928/

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Item 5 — Advisory Vote on Stockholder Proposal

Online meetings give management a blank check to make false statements. For instance management at scores of 2020 internet annual meetings falsely stated that there were no more shareholder questions and online shareholders were powerless to stand up and point out that their questions were not answered.

Please see:

Schwartz-Ziv, Miriam, How Shifting from In-Person to Virtual Shareholder Meetings Affects Shareholders’ Voice (August 16, 2020).

Available at SSRN: https://ssrn.com/abstract=3674998 or

http://dx.doi.org/10.2139/ssrn.3674998

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since online shareholder meetings are a shareholder engagement wasteland.

Please vote yes:

Shareholder Right to Act by Written Consent — Proposal 5

Response of the Company

The Board of Directors has carefully considered the stockholder proposal that the Board take action to permit stockholders to act by written consent without a meeting, and continues to believe that the action requested by this proposal is unnecessary and not in the best interests of the Company or its stockholders. The Company’s stockholders have previously agreed with the Board, with less than majority support for similar proposals submitted by the same proponent in 2013, 2016, 2018, 2019, and 2020.

The Board maintains its demonstrated commitment to corporate governance policies that are in the best interests of the Company and its stockholders by regularly reviewing the Company’s governance structure, policies, and practices, including considering input from stockholders and others. Our communications with stockholders on this topic has generated feedback that is generally consistent with voting results on this proposal in the past — while some stockholders have indicated general support for action by written consent, a substantial portion of stockholders agree with the Board’s view that the action requested is unnecessary and not in the best interests of the Company or its stockholders.

Consistent with its commitment to strong corporate governance, over the years, the Board has made changes to the Company’s governance structure, policies, and practices that it determined to be in the best interests of the Company and its stockholders. Past changes include the adoption of a proxy access bylaw provision that allows qualifying stockholders to include their director nominees in the Company’s proxy materials (see “Nominating and Corporate Governance Committee — Director Nominations”) and a Board stockholder communication and engagement policy (see “Information about Eastman, the Meeting, and Voting — Communications to the Board of Directors”). Past changes also include the implementation of majority voting in the election of directors, repeal of the Company’s “poison pill” stockholder rights plan, declassification of the Board, implementation of the right of stockholders to call special meetings, and removal of certain supermajority voting requirements from the Company’s Certificate of Incorporation and Bylaws. Most recently, changes to the composition of the Board of Directors have significantly reduced the average tenure of the directors and the number of directors with a tenure of less than ten years and have further diversified the Board.

These actions demonstrate that the Board is not reluctant to make changes in its governance practices when it determines that a change is in the best interests of the Company and its stockholders. The ability to act by written consent is not such a change.

Rather, the Board continues to believe that permitting stockholder action by written consent would circumvent the proper and usual process of allowing deliberation at a meeting of stockholders, would be contrary to principles of openness and good governance, and would have the potential to inappropriately disenfranchise stockholders. The practices of other large companies reflect that viewpoint; currently, less than one-third of S&P 500 companies permit their shareholders to act by written consent.

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Item 5 — Advisory Vote on Stockholder Proposal

Allowing stockholder action by written consent would permit a small group of short-term, special interest or self-interested stockholders, who together hold a threshold amount of shares, and who do not owe any fiduciary responsibilities to other stockholders, to take important actions without the involvement of, and with little or no advance notice to, the Company or other stockholders. These actions may not be in the long-term best interests of the Company and its stockholders or may constitute self-interested transactions.

Allowing stockholder action by written consent would also deny all stockholders rights we believe are important, namely the right to receive accurate and complete information on a proposal in advance of being asked to make a decision on the proposal. It also would deprive both stockholders and the Board of the opportunity to discuss the merits, disadvantages, and implications of a proposal and then to vote on a proposed action. The Board believes that a meeting of the Company’s stockholders, which provides all of our stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action, whether held in person, virtually or in hybrid format, notwithstanding the proponent’s various statements about the virtual meeting practices of other companies.

Currently, our stockholders have the ability to propose matters for consideration at each annual meeting of stockholders. In addition, the Company’s Certificate of Incorporation and Bylaws permit holders of 25% or more of outstanding shares, half of the necessary threshold for stockholders to act by written consent under Delaware law and this proposal, to call special meetings of stockholders. This right provides our stockholders an additional opportunity to raise appropriate issues and deliberate and vote on those issues between annual meetings. Therefore, any group of stockholders with sufficient holdings of outstanding shares to act by written consent under this proposal may already call a special meeting of stockholders.

The opportunity for stockholders to call special meetings allows stockholder issues to be considered and acted upon, and provides the appropriate mechanism for stockholder action without sacrificing the right of all stockholders to participate in the decision making process. It also prevents the solicitation of conflicting or duplicative written consents which could result in confusion and inconsistency of implementation, along with imposing significant financial and administrative burdens on the Company. The Board continues to believe that the ability of stockholders to call a special meeting is a reasonable and appropriate balance between enhancing stockholder rights and protecting against the risk that a group of short-term, special interest or self-interested stockholders initiate actions that are not in the best interests of the Company or its stockholders. The Board believes that stockholder democracy could be undermined if some stockholders were permitted to bypass this process and instead act by written consent without a meeting. Requiring that all proposals be voted on at a meeting guards against abusive actions by stockholders that may be damaging to long-term stockholder interests.

The Board believes that existing opportunities for stockholder action — either at an annual or a special meeting — in which all stockholders may participate in a meaningful way continue to be the best and most appropriate governance practices for the Company.

The Board of Directors recommends that you vote “AGAINST” this proposal.

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Appendix A

2021 Omnibus Stock Compensation Plan

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Appendix A — 2021 Omnibus Stock Compensation Plan

Eastman Chemical Company

2021 Omnibus Stock Compensation Plan

Effective May 6, 2021

Article 1

Purpose

1.1. GENERAL.    The purpose of the Eastman Chemical Company 2021 Omnibus Stock Compensation Plan (the “Plan”) is to promote the success, and enhance the value, of Eastman Chemical Company (the “Company”) by linking the personal interests of employees, officers, and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, and directors of the Company and its Affiliates.

1.2. EFFECT ON 2017 PLAN. Once the Plan is effective, the Company’s 2017 Omnibus Stock Compensation Plan (the “2017 Plan”) will terminate and no further awards will be granted under the 2017 Plan. Existing awards previously granted under the 2017 Plan will continue in effect in accordance with their terms.

Article 2

Definitions

2.1. DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award awarded or granted to a Participant under the Plan.

(c) “Award Notice” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Notices may be in the form of individual award notices, agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Notices, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Notice, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent

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of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company, or, with respect to Participants employed outside the United States, such other definition as may be codified under local laws, rules and regulations. With respect to a Participant’s termination of Board directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constituted the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of Stock or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which

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satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) a complete liquidation or dissolution of the Company.

(h) “Change in Ownership” means a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Company received in exchange for Stock) ceasing to be publicly traded in a national securities market.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or Internal Revenue Service.

(j) “Committee” means the committee or committees of the Board described in Article 4.

(k) “Company” means Eastman Chemical Company, a Delaware corporation, or any successor corporation.

(l) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (ii) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee for executive officers, or the Committee’s delegate for other employees, and any determination by the Committee or the Committee’s delegate shall be final and conclusive.

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer, or (iii) with respect to Participants employed outside of the United States, such other definition as may be codified under local laws, rules and regulations. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee for executive officers and directors, or the Committee’s

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delegate for other employees, and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer, or director of the Company or any Affiliate.

(r) “Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value” means the closing sales price per share of Stock on the Exchange on which Stock has the highest trading volume on the Grant Date or any other date for which the value of Stock must be determined under the Plan or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

(t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision.

(w) “Independent Director” means a member of the Board of Directors who qualifies at any given time as an “independent” director under applicable Exchange requirements and a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means an Award under Article 10 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

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(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff) “Plan” means this Eastman Chemical Company 2021 Omnibus Stock Compensation Plan, as amended from time to time.

(gg) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Grant Date; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Stock covered by the Stock Appreciation Right on the Grant Date) exceeds the Fair Market Value of the underlying Stock in exchange for any other Award or for cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(hh) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent Fair Market Value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 14, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 14.

(kk) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the excess of the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(mm) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn) “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(oo) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(pp) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(qq) “2012 Plan” means the Company’s 2012 Omnibus Stock Compensation Plan.

(rr) “2017 Plan” has the meaning set forth in Section 1.2.

Article 3

Effective Term of Plan

3.1. EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

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3.2. TERMINATION OF PLAN.    The Plan shall terminate on the fifth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.

Article 4

Administration

4.1. COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist solely of Independent Directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. If any members of the Committee do not qualify as Independent Directors, such members shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Management Development Committee of the Board is designated as the Committee to administer the Plan; provided that in the case of Awards to Non-Employee Directors, the Nominating and Corporate Governance Committee of the Board is designated as the Committee to administer the Plan with respect to such Awards. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board; provided, however, that only those directors who qualify as Independent Directors shall act as the Board for this purpose. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Notice and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE.    Except as provided in Section 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

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Appendix A — 2021 Omnibus Stock Compensation Plan

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award upon a Participant’s death or Disability or upon a Change in Control as described in Article 14 subject to and in accordance with Section 5.5 and Article 13;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Notice, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Notice as provided herein;

(m) Grant Awards to Eligible Participants who are foreign nationals, who are employed outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company or any Affiliate to be subject to) legal, regulatory or tax provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan (and may, for purposes of the foregoing, establish sub-plans of the Plan or adopt such other modifications and procedures to effectuate the grant of Awards outside of the United States);

(n) Establish or verify the extent of satisfaction of any performance goals with respect to Performance Awards, or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(o) Prescribe and amend the terms of the Award Notice or other documents evidencing Awards made under this Plan (which need not be identical);

(p) Determine whether, and the extent to which, adjustments are required pursuant to Article 15;

(q) Interpret and construe this Plan, any subplans, programs and policies under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company; and

(r) Make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a subplan to this Plan, program, or policy for the compensation of Non-Employee Directors adopted by the Board as in effect from time to time, and the Committee may not make grants hereunder to Non-Employee Directors outside of the terms of such a subplan, program, or policy. The terms of any such subplan, program or policy may allow for the deferral of any Awards to Non-Employee Directors, including Restricted Stock Awards.

4.4. DELEGATION.

(a) Administrative Duties.    The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. For the avoidance of doubt, any delegation hereunder shall include the right to

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modify Awards as necessary to accommodate changes in applicable laws, rules or regulations, including in jurisdictions outside the United States.

(b) Special Committee.    The Board or the Compensation and Management Development Committee of the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board or the Compensation and Management Development Committee of the Board and such delegates shall report regularly to the Board or the Compensation and Management Development Committee of the Board regarding the delegated duties and responsibilities and any Awards so granted.

4.5. AWARD NOTICES.    Each Award shall be evidenced by an Award Notice. Each Award Notice shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

Article 5

Shares Subject to the Plan

5.1. NUMBER OF SHARES.    Subject to adjustment as provided in Section 5.2 and Article 14, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be the sum of (i) 10,000,000 new Shares not previously authorized for issuance under any plan, plus (ii) any Shares previously authorized for issuance under the 2017 Plan and not previously issued under or currently subject to any outstanding award under the 2012 Plan or the 2017 Plan as of the Effective Date, plus (iii) any Shares currently subject to outstanding awards under the 2012 Plan or the 2017 Plan as of the Effective Date, to the extent such awards may expire, be cancelled, forfeited or otherwise terminated without the issuance of Shares after the Effective Date. When an award granted under the 2012 Plan or the 2017 Plan and denominated in Stock (or any portion thereof) expires, is cancelled, is forfeited or is otherwise terminated without the issuance of Shares, or is settled in cash or consideration other than Shares, then the Shares previously counted against the total number of Shares available for issuance or delivery under such 2012 Plan or 2017 Plan on account of such award (or portion thereof) will be added to the total number of Shares available for issuance or delivery under this Plan. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 10,000,000.

5.2. SHARE COUNTING.    The number of Shares covered by an Award shall be counted against the Plan’s Share reserve as of the Grant Date; provided, however, that the Shares covered by each Full Value Award will be counted against the total number of Shares available for issuance or delivery under the Plan as 2.5 Shares for every one Share covered by such Award. The following rules shall apply for the purpose of determining the number of Shares remaining available for issuance under the Plan:

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards that are settled in cash or other property will again be available for issuance pursuant to Awards granted under the Plan.

(c) Substitute awards granted pursuant to Section 14.8 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

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(d) Notwithstanding the rest of this Section 5.2 the following Shares will not be added to the total number of Shares available or be made available again for issuance under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (ii) Shares delivered to or withheld by the Company to pay the exercise price of or the withholding taxes with respect to an Award; and (iii) shares repurchased on the open market with the proceeds from the payment of the exercise price of an Option.

5.3. STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options.    The maximum aggregate number of Shares subject to Options granted under the Plan in any Taxable Year to any one Participant shall be 600,000.

(b) SARs.    The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any Taxable Year to any one Participant shall be 600,000.

(c) Restricted Stock or Restricted Stock Units.    The maximum aggregate grant of performance-based Awards of Restricted Stock or Restricted Stock Units under the Plan in any Taxable Year to any one Participant shall be 400,000.

(d) Performance Awards.    The maximum aggregate number of Shares that a Participant may receive in any Taxable Year under a Performance Award under the Plan shall be 400,000 Shares, determined as of the date of vesting or payout, as applicable.

(e) Other Stock-Based Awards.    The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any Taxable Year to any one Participant shall be 400,000 Shares.

(f) Non-Employee Director Awards.    The maximum aggregate grant-date value with respect to any Awards granted under the Plan or any subplan (excluding any Other Stock-Based Awards initially paid or payable solely in cash) in any Taxable Year to any Non-Employee Director shall be $250,000.

5.5. MINIMUM VESTING REQUIREMENTS.    All Awards granted under the Plan shall be subject to a minimum vesting period of one year. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it begins on the date of one annual meeting of the Company’s stockholders and ends on the date of the Company’s next succeeding annual meeting of stockholders. Notwithstanding the foregoing, the minimum-vesting restrictions of this Section 5.5 shall not apply with respect to a maximum of 5% of the Shares authorized to be issued under the Plan, including any substitute Awards granted pursuant to Section 13.8 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer.

Article 6

Eligibility

6.1. GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

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Article 7

Stock Options

7.1. GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.8) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING OR RELOADING.    The Committee is prohibited from Repricing any Option without the prior approval of the stockholders of the Company with respect to the proposed Repricing. No Option may include provisions that “reload” the Option upon exercise or that extend the term of the Option beyond what is the maximum period specified in the Plan and/or Award Notice.

(c) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “brokered or other cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM.    The term of each Option shall be fixed by the Committee but shall not exceed 10 years; provided that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.

(f) NO DEFERRAL FEATURE.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

(g) OTHER TERMS.    All Options shall be evidenced by an Award Notice. Subject to the limitations of this Article 7, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Option shall be determined by the Committee at the time of the grant of the Option and shall be reflected in the Award Notice.

7.2. INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option. Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

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Article 8

Stock Appreciation Rights

8.1. GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) STAND-ALONE AND TANDEM STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights granted under the Plan may, in the discretion of the Committee, be granted either alone or in tandem with an Option granted under the Plan.

(b) RIGHT TO PAYMENT.    Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

Shares of Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(c) PROHIBITION ON REPRICING OR RELOADING.    The Committee is prohibited from Repricing any SAR without the prior approval of the stockholders of the Company with respect to the proposed Repricing. No SAR may include provisions that “reload” the SAR upon exercise or that extend the term of the SAR beyond what is the maximum period specified in the Plan and/or Award Notice.

(d) EXERCISE TERM.    The term of each SAR shall be fixed by the Committee but shall not exceed 10 years; provided that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.

(e) NO DEFERRAL FEATURE.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(f) OTHER TERMS.    All SARs shall be evidenced by an Award Notice. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Notice.

Article 9

Restricted Stock, Restricted Stock Units

and Deferred Stock Units

9.1.  GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Notice setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS.    Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions

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may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Notice or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.

9.3. FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Article 10

Performance Awards

10.1. GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Notice or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate, and may relate to relative performance as compared to an outside reference or peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant equivalent in value to all or a portion of the Shares covered by the award, as determined by the Committee.

10.3. RIGHT TO PAYMENT.    The grant of a Performance Award to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares if the performance goals established by the Committee are achieved and

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the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number or value of the Performance Awards that will be paid to the Participant.

Article 11

Dividend Equivalents

11.1.  GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents to Participants with respect to Awards other than Options or Stock Appreciation Rights. Dividend Equivalents shall be subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. Dividend Equivalents shall not be paid or distributed unless and until the underlying Award ceases to be subject to a substantial risk of forfeiture. The Committee may provide that Dividend Equivalents will be accrued in cash or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

Article 12

Stock or Other Stock-Based Awards

12.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions (subject to the 5% limit on Awards without a minimum one-year vesting requirement as set forth in Section 5.5 above), debt securities convertible or exchangeable into Shares, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

Article 13

Provisions Applicable to Awards

13.1. PAYMENT OF AWARDS.    Payment of Awards shall be made in Stock, except that in special circumstances where deemed necessary or expedient, the Committee may in its discretion provides that an Award may be settled in cash or any other form of property, or a fixed combination of Stock or cash or other property as provided in the Award Notice. The amount of cash or other property payable with respect to an Award shall be determined based on the Fair Market Value as of the date of payment of the Shares subject to the Award. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the Participant to incur an excise tax under Section 409A of the Code.

13.2. LIMITS ON TRANSFER.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that

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such transferability (i) does not result in accelerated taxation, (ii) is consistent with securities offerings registered on Form S-8, (iii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iv) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state, federal or foreign tax or securities laws applicable to transferable Awards.

13.3.  STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.4.  FORFEITURE UPON TERMINATION OF SERVICE.    If a person’s Continuous Status as a Participant terminates for a reason other than death, Disability, retirement, or any other approved reason, all unexercised, unearned, or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and Dividend Equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the applicable Award Notice provides otherwise. Subject to Section 16.3, the Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of such Participant’s death, Disability, retirement or termination for an approved reason. Notwithstanding the foregoing to the contrary, the Committee shall not have the discretion to accelerate the vesting of an Award other than on account of a Participant’s death or Disability or upon a Change in Control as described in Article 13.6.

13.5.  CHANGE IN OWNERSHIP.

(a)  Vesting and Lapse of Restrictions.    Upon a Change in Ownership in which the Company is not the surviving entity and the acquiring entity (or its parent entity) does not agree to assume or substitute for the outstanding Awards, (i) the terms of this Section 13.5 shall immediately become operative, without further action or consent by any person or entity, (ii) all of the conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid or deferred Awards, or any other outstanding Award, shall immediately lapse as of effective date of the Change in Ownership; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no event shall an Award be forfeited on or after such date; and (iv) subject to Section 13.5(c) below, all unexercised, unvested, unearned and/or unpaid Awards, or any other outstanding Awards, shall automatically become one hundred percent (100%) vested as of the effective date of the Change in Ownership. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the Limitation Amount (as set forth in Section 7.2), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)  Dividends and Dividend Equivalents.    Upon a Change in Ownership described in Section 13.5(a), all unpaid dividends and Dividend Equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 13.5 in the identical manner and time as the Award with respect to which such dividends or dividend equivalents have been credited. For example, if upon a Change in Ownership, an Award under this Section 13.5 is to be paid in a prorated fashion, all unpaid dividends and Dividend Equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

(c)  Treatment of Performance Awards.    If a Change in Ownership described in Section 13.5(a) occurs during the term of one or more performance periods under outstanding Performance Awards (“current performance periods”) the term of each current performance period shall be treated as terminating upon the date of the Change in Ownership, and for each such current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a “completed performance period”), the payout opportunities shall be deemed to have been met as of the Change in Ownership based upon (A) an assumed achievement of all relevant performance goals at the “target” level if

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the Change in Ownership occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, calculated as of the end of the last calendar quarter prior to the Change in Ownership, if the Change in Ownership occurs during the second half of the applicable performance period. If a Participant is participating in one or more performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Performance Awards for each such performance period, calculated as set forth above. Such prorated portion shall be determined based on the total number of whole and partial months (with each partial month being treated as a whole month) that have elapsed as of the Change in Ownership since the beginning of the performance period, divided by the total number of months in such performance period.

(d)  Valuation and Payment of Awards.    Upon a Change in Ownership described in Section 13.5(a), for any Awards that (pursuant to their terms, the terms hereof or Section 14.2 below) are to be settled in cash upon such Change in Ownership, each Participant, whether or not still employed by the Company or an Affiliate, shall be paid, in a single lump-sum cash payment, on or as soon as practicable but not later than seventy-five (75) days after the effective date of the Change in Ownership (unless a later date is required by Section 16.3 hereof), the value of all of such Participant’s outstanding and/or deferred Awards (including those earned as a result of the application of Section 13.5(c) above). The cash-out value of Awards for purposes of this Section 13.5 shall be determined based on the Fair Market Value as of the date of the Change in Ownership of the Shares subject to such Awards.

(e)  Legal Fees.    The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

(f)  Adjustment to Provisions.    Notwithstanding that a Change in Ownership has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 13.5, in which case the provisions of this Section 13.5 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that is a Change in Ownership or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that is a Change in Ownership.

(g) Non-Employee Director Subplan. Notwithstanding the foregoing provisions of this Section 13.5, any subplan for Non-Employee Directors may contain alternative vesting provisions upon a Change in Ownership for any Awards granted under such subplan, and the terms of such subplan shall control over any contrary provisions hereof.

13.6.  CHANGE IN CONTROL.

(a) Eligibility.    All Participants shall be eligible for the treatment afforded by this Section 13.6 if their employment or directorship terminates within two years following a Change in Control in a Qualifying Termination. For purposes hereof, unless otherwise provided in an individual Award Notice, a “Qualifying Termination” shall include any termination of employment or directorship, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in the Company’s termination allowance plan, if any), or that is not in the same geographic area (as defined in the Company’s termination allowance plan, if any), or (B) resignation within thirty (30) days following a reduction in base pay, or (v) retirement entitling the Participant to benefits under his or her employer’s retirement plan.

(b) Vesting and Lapse of Restrictions.    If a Participant is eligible for treatment under this Section 13.6, (i) all of the conditions, restrictions, and limitations in effect on any of such Participant’s unexercised, unearned, unpaid and/or deferred Awards (or any other of such Participant’s outstanding Awards) shall immediately lapse as of the date of termination of employment or directorship; (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any of such Participant’s Awards on or after such date, and in no event shall any of such Participant’s Awards be forfeited on or after

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such date; and (iii) subject to Section 13.6(c) below, all of such Participant’s unexercised, unvested, unearned and/or unpaid Awards (or any other of such Participant’s outstanding Awards) shall automatically become one hundred percent (100%) vested immediately upon termination of employment or directorship. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code, the excess Options shall be deemed to be Nonstatutory Stock Options.

(c) Dividends and Dividend Equivalents.    All unpaid dividends and Dividend Equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 13.6 in the identical manner and time as the Award with respect to which such dividends or Dividend Equivalents have been credited. For example, if an Award is to be paid under this Section 13.6 in a prorated fashion, all unpaid dividends and Dividend Equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

(d) Treatment of Performance Awards.    If a Participant holding Performance Awards is terminated under the conditions above, the provisions of this Section 13.6 shall determine the manner in which such Performance Awards shall be paid to such Participant. For purposes of making such payment, each current performance period shall be treated as terminating upon the date of the Participant’s termination, and for each such current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained, the payout opportunities shall be deemed to have been met as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, calculated as of the end of the last calendar quarter prior to the date of termination, if the termination occurs during the second half of the applicable performance period. If a Participant is participating in one or more performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Performance Awards for each such performance period, calculated as set forth above. Such prorated portion shall be determined based on the total number of whole and partial months (with each partial month being treated as a whole month) that have elapsed as of the date of termination since the beginning of the performance period, divided by the total number of months in such performance period.

(e) Valuation and Payment of Awards.    If a Participant is eligible for treatment under this Section 13.6, then, for any Awards that (pursuant to their terms, the terms hereof or Section 14.2 below) are to be settled in cash upon such Qualifying Termination, such Participant shall be paid, in a single lump-sum cash payment, on or as soon as practicable but not later than seventy-five (75) days after the date of such Participant’s termination (unless a later date is required by Section 16.3 hereof), the value of all of such Participant’s outstanding and/or deferred Awards (including those earned as a result of the application of Section 13.6(c) above). The cash-out value of Awards for purposes of this Section 13.6 shall be determined based on the Fair Market Value as of the date of termination of the Shares subject to such Awards.

(f) Legal Fees.    The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change in Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

(g) Adjustment to Provisions.    Notwithstanding that a Change in Control has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 13.6, in which case the provisions of this Section 13.6 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that is a Change in Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that is a Change in Control.

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(h) Non-Employee Director Subplan.    Notwithstanding the foregoing provisions of this Section 13.6, any subplan for Non-Employee Directors may contain alternative vesting provisions upon a Change in Control for any Awards granted under such subplan, and the terms of such subplan shall control over any contrary provisions hereof.

13.7.  FORFEITURE EVENTS.

(a) The Committee may specify in an Award Notice that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

(b) Awards granted under the Plan are subject to any applicable law or Company policy requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions.

13.8. SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

13.9. PAPERLESS ADMINISTRATION.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.10. NO OTHER RIGHTS.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Stock of any class, the payment of any dividend, any increase or decrease in the number of Stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Stock of any class, or securities convertible into Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock subject to an Award or the grant or the exercise price of any Award.

Article 14

Changes In Capital Structure

14.1. MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Share authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of Shares that may be delivered under the Plan; (ii) adjustment of the number and kind of Shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without

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the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2. DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock in accordance with Section 13.1, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3. GENERAL.    Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

Article 15

Amendment, Modification and Termination

15.1. AMENDMENT, MODIFICATION AND TERMINATION.    The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of the Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2. AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Board may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Notice, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 14, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value

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of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3. COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Notice to the contrary, the Board may amend the Plan or an Award Notice, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Notice to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

Article 16

General Provisions

16.1.  RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Notice or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2. TAX WITHHOLDING.    The Company or any Affiliate, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy the obligation for any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by law to be withheld and any employer tax liability for which the Participant is liable (“Tax-Related Items”) with respect to any taxable or tax withholding event concerning a Participant arising as a result of the Participant’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate, as applicable, to satisfy the tax withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation; (b) withholding from the proceeds of sale of Stock underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; or (c) in the Committee’s sole discretion, by withholding Stock otherwise issuable under an Award (or allowing the return of Stock) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items. No Stock shall be delivered pursuant to an Award to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee to satisfy the obligations for Tax-Related Items with

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respect to any taxable or tax withholding event concerning the Participant or such other person arising as a result of an Award.

16.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) This Plan and the individual Awards granted under the Plan are intended to comply with any applicable requirements of Section 409A of the Code and shall be interpreted in accordance with such requirements. If any provision of the Plan conflicts with any applicable requirement of Section 409A of the Code, then that provision of the Plan shall be void and of no effect.

(b) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent that any amount or benefit that would constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Notice by reason of the occurrence of a Change in Control, Change in Ownership, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Change in Ownership, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Notice.

(c) Notwithstanding anything in Plan or in any Award Notice to the contrary, if any amount or benefit that would constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Notice by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then if and to the extent necessary to comply with Section 409A of the Code:

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service (subject to exceptions specified Section 409A of the Code); and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service (subject to exceptions specified in Section 409A of the Code), whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code, provided, however, that, as permitted under Section 409A of the Code, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board, which shall be applied consistently with respect to all “nonqualified deferred compensation plans” of the Company, including this Plan.

16.4. UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Notice shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/

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or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.

16.5. RELATIONSHIP TO OTHER BENEFIT PLANS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Furthermore, nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Affiliate from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

16.6.  EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7. TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8. GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9. FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10. UNCERTIFICATED SHARES.    To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any Exchange.

16.11. CONTINUING SECURITIES LAW COMPLIANCE.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law.

16.12. GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Notices shall be construed in accordance with and governed by the laws of the State of Delaware.

16.13. ADDITIONAL PROVISIONS.    Each Award Notice may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

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16.14. NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

16.15. INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.16. LIMITATIONS APPLICABLE TO SECTION 16 PERSONS.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.17. GOVERNMENT AND OTHER REGULATIONS.    The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Stock subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Stock under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Stock as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act any of the Shares paid pursuant to the Plan. If the Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Stock in such manner as it deems advisable to ensure the availability of any such exemption.

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16.18. NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION.    Although the Company may endeavor to (1) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 16.3 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Notice shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

16.19. SEVERABILITY.    If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

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[FORM OF PAPER PROXY - PG. 1]

c/o Corporate Election Services P. O. Box 1150 Pittsburgh PA 15230-1150

Vote by Telephone or Internet
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IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL THE PROXY CARD.

PROXY	EASTMAN CHEMICAL COMPANY	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2021.

The undersigned hereby appoints William T. McLain, Jr. and Clark L. Jordan as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side of this proxy card, all the shares of stock of Eastman Chemical Company held of record as of March 15, 2021 by the undersigned with all the powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 6, 2021, or any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION, AS PERMITTED BY APPLICABLE LAW, ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEM 2, FOR ITEM 3, FOR ITEM 4 AND AGAINST ITEM 5.

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Signature(s)

Date:
Please sign exactly as your name(s) appears on this proxy. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, attorney, trustee, guardian, or in any other representative capacity, please also give your full title.
MARK (ON THE OTHER SIDE), SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[FORM OF PAPER PROXY - PG. 2]

EASTMAN CHEMICAL COMPANY Annual Meeting of Stockholders Thursday, May 6, 2021 11:30 a.m. (EDT) Virtually Via Live Webcast at https://register.proxypush.com/emn

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 6, 2021: the proxy materials, including the 2021 Proxy Statement and 2020 Annual Report, are available at www.ReadMaterial.com/EMN.

Please fold and detach card at perforation before mailing.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEMS 2, 3 AND 4 AND AGAINST ITEM 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1.

1.	Elect Directors:
	Nominees for election of eleven directors to serve until the Annual Meeting of Stockholders in 2022 and their successors are duly elected and qualified:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	(1)	HUMBERTO P. ALFONSO	☐	☐	☐	(7)	RENÉE J. HORNBAKER	☐	☐	☐
	(2)	VANESSA L. ALLEN	☐	☐	☐	(8)	KIM ANN MINK	☐	☐	☐
		SUTHERLAND				(9)	JAMES J. O’BRIEN	☐	☐	☐
	(3)	BRETT D. BEGEMANN	☐	☐	☐	(10)	DAVID W. RAISBECK	☐	☐	☐
	(4)	MARK J. COSTA	☐	☐	☐	(11)	CHARLES K. STEVENS III	☐	☐	☐
	(5)	EDWARD L. DOHENY II	☐	☐	☐
	(6)	JULIE F. HOLDER	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2, 3 AND 4.
2.	Advisory Approval of Executive Compensation as Disclosed in Proxy Statement
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Approve the 2021 Omnibus Stock Compensation Plan
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Ratify Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm
☐ FOR ☐ AGAINST ☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5.
5.	Advisory Vote on Stockholder Proposal Requesting that the Board of Directors Take Steps Necessary to Permit Stockholders to Act by Written Consent

☐ FOR ☐ AGAINST ☐ ABSTAIN
(CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

[SCRIPT OF DIALOGUE FOR REGISTERED STOCKHOLDER PROXY VOTING BY TELEPHONE]

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2.	Please enter the 11-digit number located in the box by the arrow.

a.	I’m sorry, that entry was not recognized.

b.	Return to #2, or after third attempt go to c.

c.	I’m sorry you’re having difficulty.

d.	Please try your call again later, or vote, sign, date and mail your proxy card using the envelope provided.

e.	Goodbye

3.	Welcome to the Eastman Chemical Company telephone voting system.

4.

Voting by telephone has the same effect as if you returned your proxy card by mail. You hereby direct the named proxies to vote as instructed. In their discretion, the named proxies are authorized to vote upon all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

5.	Nominee 1

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

6.	Nominee 2

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

7.	Nominee 3

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

8.	Nominee 4

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

9.	Nominee 5

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

10.	Nominee 6

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

11.	Nominee 7

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

12.	Nominee 8

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

13.	Nominee 9

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

14.	Nominee 10

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

15.	Nominee 11

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

16.	Item 2

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

17.	Item 3

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

18.	Item 4

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

19.	Item 5

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

20.	Your votes have been cast as follows

a.	Nominee 1, (For, Against or Abstain).

b.	Nominee 2, (For, Against or Abstain).

c.	Nominee 3, (For, Against or Abstain).

d.	Nominee 4, (For, Against or Abstain).

e.	Nominee 5, (For, Against or Abstain).

f.	Nominee 6, (For, Against or Abstain).

g.	Nominee 7, (For, Against or Abstain).

h.	Nominee 8, (For, Against or Abstain).

i.	Nominee 9, (For, Against or Abstain).

j.	Nominee 10, (For, Against or Abstain).

k.	Nominee 11, (For, Against or Abstain).

l.	Item 2, (For, Against or Abstain).

m.	Item 3, (For, Against or Abstain).

n.	Item 4, (For, Against or Abstain).

o.	Item 5, (For, Against or Abstain)

p.	If this is correct, please press 1

i.	If you would like to vote another proxy, please press 1; if not please press 0.

ii.	Thank you for voting.

iii.	Goodbye

q.	If this is not correct, please press 0

iv.	If you would like to try again, please press 1, if not, please press 0.

v.	Please try your call again later, or vote, sign, date and mail your proxy card using the envelope provided.

vi.	Goodbye

[TEXT OF COMPUTER SCREEN FOR ELECTRONIC DELIVERY OF PROXY STATEMENT AND

ANNUAL REPORT TO REGISTERED STOCKHOLDERS]

View 2020 Annual Report
View 2021 Proxy Statement
View 2021 Proxy Card
Request Proxy Material
Vote Your Proxy

[TEXT OF COMPUTER SCREENS FOR INTERNET PROXY VOTING BY REGISTERED STOCKHOLDERS]

    CES Vote

When you submit your voting instructions through this site, it is the same as if you mark, sign and return your voting instruction form or proxy card.

Please enter your 11-digit electronic voting number, then click the “Submit” button or press ENTER on your keyboard. On your voting instruction form or proxy card, this number is found by an arrow in a box.

Enter the 11-digit number here:

If you submit voting instructions using the same electronic voting number more than once, only the last instructions you submit will be valid. All previous instructions are revoked.

Submit

By submitting your voting instructions through this site, you are agreeing with the appointment of proxy. Please indicate how you wish to vote and click on Submit Voting Instructions at the bottom of this screen. If you submit your voting instructions without making any specifications, your vote will be recorded according to the recommendations of the Board of Directors.

Click here to view the Eastman Chemical Company Annual Report in a new window.

Click here to view the Eastman Chemical Company Proxy Statement in a new window.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1.

1.	Elect Directors:

Nominees for election of eleven directors to serve until the Annual Meeting of Stockholders in 2022 and their successors are duly elected and qualified:

	FOR	AGAINST	ABSTAIN
1. HUMBERTO P. ALFONSO	☐	☐	☐
2. VANESSA L. ALLEN SUTHERLAND	☐	☐	☐
3. BRETT D. BEGEMANN	☐	☐	☐
4. MARK J. COSTA	☐	☐	☐
5. EDWARD L. DOHENY II	☐	☐	☐
6. JULIE F. HOLDER	☐	☐	☐
7. RENÉE J. HORNBAKER	☐	☐	☐
8. KIM ANN MINK	☐	☐	☐
9. JAMES J. O’BRIEN	☐	☐	☐
10. DAVID W. RAISBECK	☐	☐	☐
11. CHARLES K. STEVENS III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2, 3 AND 4.

	FOR	AGAINST	ABSTAIN
2. Advisory Approval of Executive Compensation as Disclosed in Proxy Statement	☐	☐	☐

3. Approve the 2021 Omnibus Stock Compensation Plan	☐	☐	☐

4. Ratify Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5.

	FOR	AGAINST	ABSTAIN
5. Advisory Vote on Stockholder Proposal Requesting that the Board of Directors Take Steps Necessary to Permit Stockholders to Act by Written Consent	☐	☐	☐

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